                                                                    Exhibit 10.1

                          FIRST AMENDED AND RESTATED

                           REVOLVING LOAN AGREEMENT

                           dated as of May 16, 2000

                                     among

                            ESSEX PORTFOLIO, L.P.,

                       a California limited partnership,

                           THE BANKS LISTED HEREIN,

                            BANK OF AMERICA, N.A.,

                           as Administrative Agent,

                        UNION BANK OF CALIFORNIA, N.A.

                                      and

                                BANK ONE, N.A.,

                           as Co-syndication Agents,

                                      and

                        BANC OF AMERICA SECURITIES LLC,

                  as Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page(s)
                                                                        -------
1. DEFINITIONS............................................................    2

   1.1   Defined Terms....................................................    2
   1.2   Other Interpretive Provisions....................................    8

2. LOAN AMOUNTS AND TERMS.................................................    9

   2.1   Line of Credit; Option to Increase Line of Credit................    9
   2.2   Availability Period; Extension of Availability Period............   11
   2.3   Interest Rate....................................................   12
   2.4   Letters of Credit................................................   12
   2.5   Swing Line.......................................................   13
   2.6   Survival.........................................................   15

3. FEES...................................................................   16

   3.1   Facility Fee.....................................................   16
   3.2   [Reserved.]......................................................   16
   3.3   Letter of Credit Fees............................................   16

4. DISBURSEMENTS, PAYMENTS AND COSTS......................................   16

   4.1   Requests for Credit..............................................   16
   4.2   Disbursements and Payments.......................................   16
   4.3   Telefax Authorization............................................   17
   4.4   Taxes............................................................   17
   4.5   Additional Costs.................................................   18

5. UNENCUMBERED ASSET POOL................................................   18

   5.1   Unencumbered Asset Pool and Unencumbered Asset Pool Property
         Defined..........................................................   18
   5.2   Additions of Property to the Unencumbered Asset Pool.............   18
   5.3   Delivery of Information..........................................   21
   5.4   Unencumbered Asset Pool Value Defined............................   21
   5.5   Unencumbered Asset Pool Mortgage Value...........................   22

6. CONDITIONS TO DISBURSEMENTS............................................   22

   6.1   Authorizations...................................................   22
   6.2   Governing Documents..............................................   22
   6.3   Documents........................................................   22
   6.4   Insurance........................................................   23
   6.5   Legal Opinions...................................................   23
   6.6   Good Standing....................................................   23
   6.7   [Reserved.]......................................................   23
   6.8   Payment of Fees..................................................   23
   6.9   Solvency Certificate.............................................   23
   6.10  Other Items......................................................   23
   6.11  Conditions of Each Advance, Extension of Credit, or Issuance of
         Letter of Credit.................................................   23

7. COVENANTS OF BORROWER..................................................   24

   7.1  Covenants Relating to Unencumbered Asset Pool.....................   24
   7.2  Payment of Expenses...............................................   26
   7.3  Total Amount Outstanding; Swing Line Availability.................   27
   7.4  Financial and Other Information; Certification....................   27
   7.5  Notices...........................................................   29
   7.6  Indemnity.........................................................   30
   7.7  Negative Covenants................................................   30

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page(s)
                                                                        -------
   7.8  Type of Business; Development Covenants.........................     31
   7.9  Performance of Acts.............................................     32
   7.10 Keeping Guarantor Informed......................................     32
   7.11 Maximum Total Liabilities to Gross Asset Value of 50%...........     33
   7.12 Fixed Charge Coverage Ratio.....................................     33
   7.13 Maximum Quarterly Dividends.....................................     33
   7.14 [Reserved.].....................................................     33
   7.15 Negative Pledge.................................................     33
   7.16 Borrower's Consolidated Tangible Net Worth......................     34
   7.17 Total Unencumbered Assets to Unsecured Debt.....................     34
   7.18 Change in Ownership of Borrower or Management of the
        Unencumbered Asset Pool Property................................     34
   7.19 Books and Records...............................................     34
   7.20 Audits..........................................................     34
   7.21 Cooperation.....................................................     35
   7.22 ERISA Plans.....................................................     35
   7.23 Use of Proceeds.................................................     35
   7.24 Use of Proceeds - Ineligible Securities.........................     35
   7.25 Existing Convertible "Flipper" Loans............................     35

8. REPRESENTATIONS AND WARRANTIES........................................    36

   8.1  Organization of Borrower.........................................    36
   8.2  Authorization....................................................    36
   8.3  Enforceable Agreement............................................    36
   8.4  Good Standing....................................................    36
   8.5  No Conflicts.....................................................    36
   8.6  Financial Information............................................    37
   8.7  Borrower Not a "Foreign Person"..................................    37
   8.8  Lawsuits.........................................................    37
   8.9  Year 2000 Precautions............................................    37
   8.10 Permits, Franchises..............................................    37
   8.11 Other Obligations................................................    37
   8.12 Income Tax Returns...............................................    38
   8.13 No Event of Default..............................................    38
   8.14 ERISA Plans......................................................    38
   8.15 Location of Borrower.............................................    39
   8.16 No Required Third Party/Governmental Approvals...................    39

9. DEFAULT AND REMEDIES..................................................    39

   9.1  Events of Default................................................    39
   9.2  Remedies.........................................................    40

10. REFERENCE AND ARBITRATION............................................    40

   10.1 Mandatory Arbitration...........................................     40
   10.2 Judicial Reference..............................................     41
   10.3 Provisional Remedies; Self-Help.................................     41

11. MISCELLANEOUS PROVISIONS.............................................    41

   11.1 No Waiver; Consents.............................................     41
   11.2 No Third Parties Benefited......................................     41
   11.3 Notices.........................................................     42
   11.4 Attorneys' Fees.................................................     42
   11.5 Participations and Syndications.................................     42

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page(s)
                                                                        -------
   11.6  Heirs, Successors and Assigns...................................    43
   11.7  Payments Set Aside..............................................    43
   11.8  Interpretation..................................................    44
   11.9  Miscellaneous...................................................    44
   11.10 Integration and Relation to Loan Commitment....................     44
   11.11 Actions........................................................     44
   11.12 Relationships with Other Customers.............................     45


EXHIBITS
--------
Exhibit A  [Reserved]
Exhibit B  Form of Letter of Credit Agreement
Exhibit C  Borrowing Notice and Certificate
Exhibit D  Unencumbered Asset Pool
Exhibit E  Compliance

              FIRST AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
              ---------------------------------------------------

                $120,000,000 Unsecured Revolving Line of Credit


          THIS FIRST AMENDED AND RESTATED REVOLVING LOAN AGREEMENT, dated as of May 16, 2000 (the "Agreement"), is between Essex Portfolio, L.P., a California limited partnership ("Borrower"); Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust ("Guarantor"); Bank of America, N.A. as administrative agent for the Lenders as that term is defined below ("Administrative Agent" or "Bank"); Banc of America Securities LLC, a Delaware limited liability company, as sole lead arranger and sole book manager (the "Arranger"); and, with Union Bank of California, N.A. and Bank One, N.A., as co-syndication agents (the "Co-Syndication Agents"); and Bank and the several additional financial institutions from time to time a party to this Agreement (collectively, the "Lenders" and individually a "Lender"; and as that terms is defined below).

                              FACTUAL BACKGROUND
                              ------------------

          A. Bank has previously made available to Borrower a revolving line of credit subject to the conditions set forth in that certain Revolving Loan Agreement dated as of May 11, 1998 (the "Existing Agreement") to provide funds for the interim financing for acquisitions of residential apartment properties, for letters of credit, for general working capital, and for other needs (the "Line of Credit Loan") excluding the repurchase of the common stock of Guarantor.

          B. The Line of Credit Loan is evidenced by a promissory note (the "Existing Note") of even date with the Existing Agreement.

          C. Guarantor is the general partner of Borrower. Bank was only willing to make the Line of Credit Loan if Guarantor would guaranty repayment of the obligations of Borrower under the terms of the Existing Agreement.

          D. Guarantor made such a guaranty (the "Guaranty") to Bank as provided in the Existing Agreement.

          E. The parties hereto would like to amend the Existing Agreement to make certain changes in terms relating to the Line of Credit Loan. Among those changes, the parties would like to provide that Bank as Swing Line Lender (as that term is defined in Section 1 of this Agreement) may make available to Borrower a so-called swing line of credit so that when Borrower makes a request for funds, Bank may, at its discretion, immediately advance such amounts as a swing loan, and to further amend the Existing Agreement to provide that such amounts will be repaid to Bank as Swing Line Lender at the time of the advance under the Line of Credit Loan within three (3) Business Days with the Borrower's agreement that such repayment will be made with advances from the Line of Credit Loan.

          F. Guarantor would like to consent to such an amendment of the Existing Agreement and confirm its obligations under and renew the Guaranty.

          Borrower would like to execute a first amended and restated note to replace the Existing Note ("First Amended and Restated Note").

          In conjunction with the swing line, Borrower would like to execute a swing line note (the "Swing Line Note") to evidence any and all swing loans.

          This Agreement, the First Amended and Restated Note, the Swing Line Note, the Guaranty and any modifications thereto, and all other documents evidencing, securing or otherwise pertaining to the Loan are referred to herein each as a "Loan Document," and collectively, as the "Loan Documents."

                                   AGREEMENT
                                   ---------

1.   DEFINITIONS

     1.1  Defined Terms.
          -------------

          In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

          "Adjusted EBITDA" means EBITDA minus minority interests (as reported
           ---------------
in Borrower's financial statements in accordance with GAAP, consistently applied).

          "Administrative Agent" means Bank of America, N.A., in its capacity as
           --------------------
administrative agent for the Lenders hereunder.

          "Agreement" means this First Amended and Restated Revolving Loan
           ---------
Agreement, as amended, supplemented or modified from time to time.

          "Applicable LIBOR Rate Margin means the Applicable Margin for LIBOR
           ----------------------------
Rate Loans.

          "Applicable Margin" means the amounts set forth in the following table
           -----------------
with respect to the Applicable Prime Rate Margin and with respect to the Applicable LIBOR Rate Margin. The Applicable LIBOR Rate Margin or Applicable Prime Rate Margin shall be based on Borrower's current published or private proforma senior long term debt ratings provided by two of the following rating agencies : (1) Standard & Poors ("S&P"), (2) Moody's, and (3) Duff & Phelps ("D&P," and with S&P and Moody's, collectively, the "Rating Agencies"), as determined by the following pricing grid:

--------------------------------------------------------------------------------
                                            Libor     Per Annum     Prime Rate
Borrower's Credit Rating                    Margin    Facility Fee  Margin (Bps)
                                            (Bps)     (Bps)
--------------------------------------------------------------------------------
BBB+/Baa1 or better                          105          15            0
--------------------------------------------------------------------------------
BBB/Baa2                                     110         17.5           0
--------------------------------------------------------------------------------
BBB-/Baa3                                    115          20            0
--------------------------------------------------------------------------------
Less than BBB-/Baa3 and Leverage             130          25            0
  Ratio * 35%
--------------------------------------------------------------------------------
Less than BBB-/Baa3 and Leverage             140          25            0
  Ratio ** 35% but * 45%
        -
--------------------------------------------------------------------------------
Less than BBB-/Baa3 & Leverage               150          25            25
  Ratio **  45%
--------------------------------------------------------------------------------

*  denotes less than
** denotes more than or equal to

Borrower shall provide written evidence of its investment grade rating from the Rating Agencies on an annual basis within ninety (90) days after the calendar year end. Such evidence must be reasonably acceptable to the Administrative Agent. In the event of a difference in rating between the Rating Agencies, the lower rating shall prevail for purposes of determining the Applicable Margin. If the rating is BBB-/Baa3 or better, then the Applicable Margin will be determined according to the top three lines of the grid, even if the Leverage Ratio tests set out in the bottom three lines of the grid are not met. The Applicable Margin shall be effective on the first day following the date one or both Rating Agencies change Borrower's credit rating.

          "Applicable Prime Rate Margin" means the Applicable Margin for Prime
           ----------------------------
Rate Loans.

          "Availability Period" has the meaning given to it in Section 2.2(a).
           -------------------

          "Available Amount" has the meaning given to it in Section 2.1(b).
           ----------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capitalization Rate" means eight and three-fourths percent (8.75%);
           -------------------
provided, however, during the extended Availability Period (as described in Section 2.2(b) of this Agreement), Lenders may adjust the Capitalization Rate, in their sole discretion, by up to twenty-five one hundredth percent (0.25%).

          "Commitment" shall have the meaning given to it in Section 2.1(b).
           ----------

          "Consolidated Borrower" means Essex Property Trust, Inc., Essex
           ---------------------
Portfolio, L.P., and each of their affiliates, aggregated and consolidated according to GAAP.

          "Debt Service" means the sum of (x) the aggregate interest payments,
           ------------
Letter of Credit fees and other fees paid or payable in respect of or relating to debt on a property, plus (y) the aggregate principal installments paid and payable (but not payments due at maturity) in respect of or relating thereto.

          "EBITDA" means, for any fiscal period, (a) net income after taxes,
           ------
adding back the sum of the aggregate amounts of the following items for the Borrower and its subsidiaries for such period: (i) provisions for taxes based on income, (ii) interest expense (including capitalized interest expense); (iii) depreciation expense, (iv) amortization expense and (v) the aggregate amount of other expenses, other non-recurring charges and extraordinary losses, less (b)
                                                                      ----
the aggregate amount of extraordinary gains, all as determined on a consolidated basis for the Borrower and its subsidiaries in accordance with GAAP, consistently applied.

          "Effective Date" shall have the meaning given to it in Section 2.2(a).
           --------------

          "EMC" means Essex Management Corporation, a California corporation.
           ---

          "Expiration Date" shall have the meaning given to it in Section 2.2(a)
           ---------------

          "First Amended and Restated Note" shall have the meaning given to it
           -------------------------------
in Section 2.3.

          "Fixed Charges" means, for any fiscal quarter period, the sum of: (i)
           -------------
interest expense (whether paid or accrued), (ii) capitalized interest expense,
(iii) preferred stock dividends, (iv) scheduled principal payments excluding balloon payments, and (v) recurring capital expenditures of Sixty-two and 50/100 Dollars ($62.50) per quarter per unit (computed on an average units owned basis).

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Gross Asset Value" means, without duplication, the sum of (i)
           -----------------
Consolidated Borrower's most recent one (1) quarter Adjusted EBITDA annualized divided by the Capitalization Rate, (ii) cash and marketable securities of Consolidated Borrower, (iii) seventy-five percent (75%) of the acquisition costs of properties acquired by Consolidated Borrower during the quarter including pro rata shares of joint venture acquisitions, and (iv) seventy-five percent (75%) of the book value of all development in progress as reported on Guarantor's 10K and 10Q.

          "Joint Venture Investments" means the aggregate investments, advances
           -------------------------
and loans to joint ventures, subsidiaries and other consolidated or unconsolidated legal entities of Borrower on a GAAP basis, excluding investments where Borrower's interest or investment is less than fifteen percent (15%) of total value (Borrower's interest shall be based on its initial investment at cost and adjusted only to reflect any subsequent investments at cost).

          "Lenders" means Bank and the several additional financial institutions
           -------
from time to time a party to this Agreement.

          "Leverage Ratio" means, as of any date of determination, the ratio of
           --------------
(a) Total Liabilities as of such date to (b) Gross Asset Value as of such date.

          "Letter of Credit" and "Letters of Credit" have the meanings given to
           ----------------       -----------------
them in Section 2.1(a).

          "Letter of Credit Cap" has the meaning given to it in Section 2.4(a).
           --------------------

          "LIBOR Rate" has the meaning given to it in the First Amended and
           ----------
Restated Note.

          "LIBOR Rate Loan" means a portion of the Loan earning interest at the
           ---------------
LIBOR Rate.

          "Line of Credit" has the meaning given to it in Section 2.1(a).
           --------------

          "Line of Credit Loan" means an extension of credit by Lenders to
           -------------------
Borrower under the Line of Credit.

          "Loan" means an extension of credit by Lenders to Borrower pursuant to
           ----
Article 2, and includes a Line of Credit Loan and/or a Swing Loan from the Swing
---------
Line Lender.

          "Loan Document" or "Loan Documents" have the meanings given to them in
           -------------      --------------
the Factual Background.

          "Mortgage Value" of an Unencumbered Asset Pool Property has the
           --------------
meaning given to it in Section 5.5.

          "Net Operating Income" for a property means, for the relevant period,
           --------------------
the aggregate total cash revenues actually collected, from the normal operation of a property (excluding all security deposits until such time as the tenant or other user making such deposits is no longer entitled to return thereof), plus amounts payable to unrelated third parties on behalf of the owner of the property, if actually paid, plus the proceeds of any rental or business interruption insurance actually received by the owner of the property with respect to such property, from which there shall be deducted all costs and expenses paid or payable by the owner and relating to such property (other than Debt Service which is paid and payments made at maturity), including, without limitation, (a) any charges paid in connection with the use, ownership or operation of such property, (b) any cost of repairs and maintenance, (c) any cost associated with the management of such property, (d) any payroll cost and other expenses for general administration and overhead paid in connection with the use, ownership or operation of such property, (e) current real estate taxes, (f) any sums paid or subject to payment in the nature of a rebate, refund or other adjustment to revenue previously collected, (g) all assessment bond indebtedness (whether principal or interest) in respect of such property paid or payable for the interval in question, and (h) any and all costs or expenses, of whatever nature or kind, incurred in connection with the use, ownership or operation of the property; provided, however, that such costs and expenses paid or payable by Borrower and relating to such property shall not include tenant improvement costs, leasing commissions or the costs and expenses of capital improvements and capital repairs, other than the costs and expenses of capital improvements and repairs that recur on an annual basis, or depreciation, amortization or other non-cash expenses.

          "Nominated Property" has the meaning given to it in Section 5.2(a).
           ------------------

          "Per Annum Facility Fee" has the meaning given to it in the pricing
           ----------------------
grid for the defined term "Applicable Margin."

          "Permitted Liens" has the meaning given to it in Section 5.2(a)(5).
           ---------------

          "Permitted Owner" means Borrower, a partnership or a limited liability
           ---------------
company wholly owned by Borrower and/or Essex Management Corporation.

          "Prime Rate" has the meaning given to it in the First Amended and
           ----------
Restated Note.

          "Prime Rate Loan" means a portion of the Loan earning interest at the
           ---------------
Prime Rate.

          "Required Lenders" means at any time two or more Lenders then holding
           ----------------
at least sixty-six and two-thirds percent (66.67%) of the then aggregate unpaid principal amount of the Line of Credit Loan (not including the Swing Loan) (or, if no amounts are outstanding, having at least sixty-six and two-thirds percent (66.67%) of the aggregate amount of the Commitment).

          "Secured Debt" means all indebtedness of Borrower on a fully
           ------------
consolidated basis, plus Borrower's pro rata share of the indebtedness of investment affiliates which is secured by a lien on any property owned or leased by Borrower, Guarantor, their consolidated subsidiaries, or their investment affiliates.

          "Swing Line" has the meaning given to it in Section 2.5.1.
           ----------

          "Swing Line Availability" means, at any time, (a) the least of (i)
           -----------------------
Twenty-five Million Dollars ($25,000,000), (ii) the smaller of the amounts set out in Sections 2.1(b)(x) and 2.1(b)(y) and (iii) the Commitment reduced by all
                       -             -
amounts of principal outstanding under the Line of Credit Loan, the aggregate amount owing to Bank in connection with drawn and unreimbursed Letters of Credit, and the aggregate amount of outstanding and undrawn Letters of Credit, minus (b) the principal amount outstanding under the Swing Line at such time;
-----
provided, however, Bank shall not be required at any time during the term of the Line of Credit Loan to fund an amount under the Swing Line plus the Line of Credit Loan that would exceed its pro rata share of the Commitment.

          "Swing Line Lender" means Bank, in its capacity as the maker of Swing
           -----------------
Loans under Section 2.5.
            -----------

          "Swing Loan" and "Swing Loans" have the meaning given in Section
           ----------       -----------                            -------
2.5.1. of this Agreement.
-----

          "Tangible Net Worth" means at any time, the total consolidated
           ------------------
stockholders' equity of the Borrower, at such time, excluding the amount of
                                                    ---------
minority interests in all Permitted Owners at such time (valuing preferred stock at face value and excluding as assets (i) any loans to tenants for tenant improvements and (ii) goodwill and other intangible assets, and valuing all real property at book value, as evidenced by the Borrower's most recently delivered financial statements.

          "Total Amount Outstanding" has the meaning given to it in Section
           ------------------------
2.1(b).

          "Total Liabilities" means, without duplication, all current, long term
           -----------------
debt and contingent liabilities including, but not limited to, recourse and nonrecourse mortgage debt, capitalized leases, letters of credit, Unsecured Debt guaranties, purchase obligations (defined as nonrefundable deposits and non-contingent obligations), subordinated debt and unfunded obligations of Borrower reported in accordance with GAAP, Borrower's pro rata share of non-recourse liabilities held in partnerships and joint ventures, and all liabilities of uncombined affiliates which are recourse to Borrower or Guarantor in direct proportion to the amount which is recourse, excluding non-recourse debt on properties held by partnerships in which Borrower has a minority interest other than down-REITs. The term "Total Liabilities" does not include that portion of minority interests attributable to ownership in Borrower by persons other than Borrower.

          "Unencumbered Asset Pool" shall have the meaning given to it in
           -----------------------
Section 5.1.

          "Unencumbered Asset Pool Value" shall have the meaning given to it in
           -----------------------------
Section 5.4.

          "Unencumbered Asset Pool Property" shall have the meaning given to it
           --------------------------------
in Section 5.1.

          "Unsecured Debt" means all indebtedness of Borrower, Guarantor, and
           --------------
any wholly owned subsidiary that is not Secured Debt at the end of a fiscal quarter.

          Terms capitalized in this Agreement and not defined in this Section 1 have the meanings given to them elsewhere in this Agreement.

     1.2  Other Interpretive Provisions.
          ------------------------------

          1.2.1  Use of Defined Terms. Unless otherwise specified herein or
                 --------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

          1.2.2  Certain Common Terms.
                 --------------------

                 (1)  The Agreement. The words "hereof," "herein," "hereunder"
                      -------------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (2)  Documents. The term "documents" includes any and all
                      ---------
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (3)  Including. The term "including" is not limiting and means
                      ---------
"including without limitation."

                 (4)  Performance. Whenever any performance obligation hereunder
                      -----------
(including a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date (other than with respect to computation of interest owed or accrued under this Agreement), the word "from" means "from and including" and the words "to" and "until" each mean "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking or not taking such action.

                 (5)  Contracts. Unless otherwise expressly provided in this
                      ---------
Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                 (6)  Laws. References to any statute or regulation are to be
                      ----
construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 (7)  Captions. The captions and headings of this Agreement are
                      --------
for convenience of reference only, and shall not affect the construction of this Agreement.

                 (8)  Independence of Provisions. If a conflict exists between
                      --------------------------
the terms of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement, or unless the applicable provisions are inconsistent or cannot be simultaneously enforced or performed.

                 (9)  Exhibits. All of the exhibits attached to this Agreement
                      --------
are incorporated herein by this reference.

          1.2.3  Accounting Principles.
                 ---------------------

                 (1)  Accounting Terms. Unless the context otherwise clearly
                      ----------------
requires, all accounting terms not otherwise expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (2)  Fiscal Periods. References herein to "fiscal year" and
                      --------------
"fiscal quarter" refer to such fiscal periods of Borrower.

2.   LOAN AMOUNTS AND TERMS.
     ----------------------

     2.1  Line of Credit; Option to Increase Line of Credit.
          -------------------------------------------------

          (a) During the Availability Period, Administrative Agent, for Lenders, will provide a revolving line of credit (the "Line of Credit") to Borrower to (i) make advances, and (ii) issue standby letters of credit (each,, a "Letter of Credit" for Borrower's account.

          (b) The maximum amount of the Line of Credit committed by Lenders is One Hundred Twenty Million Dollars ($120,000,000) (the "Commitment"). Administrative Agent shall disburse funds under the Line of Credit in such amounts as Borrower may request from time to time hereunder, but in no case shall the sum of the total principal amount outstanding under the terms of this Agreement (including the aggregate amount owing to Lenders in connection with drawn and unreimbursed Letters of Credit), plus the aggregate amount of outstanding and undrawn Letters of Credit (the "Total Amount Outstanding"), exceed an aggregate principal amount (the "Available Amount") equal to the smallest of the following, tested at the beginning of each calendar quarter and at the time of each draw hereunder:

     (x)  an amount equal to fifty percent (50%) of the Unencumbered Asset
      -
          Pool Value of the Unencumbered Asset Pool Property; or

     (y)  an amount equal to one hundred percent (100%) of the Mortgage Value
      -
          of the Unencumbered Asset Pool Property; or

     (z)  an amount equal to the Commitment.
      -

          (c) If Administrative Agent at any time should determine that the Total Amount Outstanding exceeds the Available Amount, Administrative Agent may make written demand on Borrower at Administrative Agent's option, to post cash or other collateral satisfactory to Administrative Agent in its sole discretion, or to repay principal hereunder, or both, in an amount sufficient in Administrative Agent's reasonable judgment to cause the Total Amount Outstanding to be equal to or less than the Available Amount. Borrower shall make any such payment of principal or post any such collateral within thirty (30) days after Administrative Agent's demand and direction to Borrower.

          (d) This is a revolving line of credit. During the Availability Period, Borrower may repay and reborrow principal amounts.

          (e) Each advance must be for at least Five Hundred Thousand Dollars ($500,000), or for the amount of the remaining Available Amount, if less.

          (f) The issuance of a Letter of Credit pursuant to Section 2.4 hereof shall be considered an advance for all purposes hereunder, except that, absent an express written agreement to the contrary, any drawn Letter of Credit shall be repaid by Borrower to Administrative Agent on demand.

          (g) At any time during the Availability Period, including any extension thereof by Administrative Agent, Borrower will have an option to increase the Line of Credit by up to Thirty Million Dollars ($30,000,000) (the "Commitment Increase"). The Commitment Increase will be made by Administrative Agent subject to the satisfaction of the following conditions precedent: (i) Borrower shall have given ninety (90) days prior written notice to Administrative Agent of its exercise of such option for the Commitment

Increase, Borrower shall have paid Administrative Agent, for the benefit of Lenders a fee to be determined, (ii) Administrative Agent shall have received such additional commitments from Lenders (who may make or withhold such commitments in their sole discretion) as is necessary to fund the Line of Credit Increase, and (iii) no Event of Default, or event that with the passage of time could become an Event of Default, shall have occurred and be continuing.

     2.2  Availability Period; Extension of Availability Period.
          -----------------------------------------------------

          (a) The Line of Credit is available between the date of this Agreement (the "Effective Date") through the end of the first Business Day two years from the Effective Date (the "Expiration Date"). The period from the Effective Date to the Expiration Date shall be the "Availability Period." If there is an Event of Default (as defined in Section 9.1 below) then in addition to Lenders' other remedies, Administrative Agent may terminate the Availability Period and require Borrower to immediately (i) repay amounts outstanding under the Loan, and (ii) provide cash collateral for repayment of any outstanding Letter of Credit. If Borrower has violated any covenant or agreement hereunder and the applicable cure period has not yet expired, then it is within Administrative Agent's sole and absolute discretion whether to continue to provide extensions of credit to Borrower hereunder until such time as such violation is cured.

          (b) Borrower may extend the Availability Period for one year upon satisfaction of the following conditions precedent: (i) Borrower shall have given written notice to Administrative Agent of such request no more than ninety
(90) and no less that sixty (60) days prior to the second anniversary of the Effective Date, (ii) Borrower shall have paid Administrative Agent for the benefit of Lenders a fee equal to twenty-five one-hundredths percent (.25%) of the Commitment, and (iii) no Event of Default, or event that with the passage of time could become an Event of Default, shall have occurred and be continuing. If, upon such request by Borrower, Administrative Agent reasonably determines that Borrower has satisfied these conditions precedent, the Expiration Date shall then be extended by one year, the new date of expiration shall be the
      ----
"Expiration Date", and the Availability Period as so extended shall become the "Availability Period".

          (c) Borrower may cancel all or any portion of the Commitment by the delivery to Administrative Agent of a notice of cancellation within the applicable time periods and minimum amounts set forth, if any, in the Loan Documents for the repayment of any amounts that are outstanding or, if there are no amounts outstanding at such time, upon at least five (5) business days notice to Administrative Agent, whereupon, in either event, such part of the Commitment so designated by Borrower shall terminate on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding in excess of the Commitment after giving effect to such termination, Borrower shall prepay such Loans outstanding on such date in accordance with the requirements of the Loan Documents.

     2.3  Interest Rate.
          -------------

          Borrower has executed the Existing Note in the amount of the Commitment evidencing that portion of the Loan in the amount of the Commitment and payable to Bank. As of even date herewith, Borrower is executing a First Amended and Restated Note (the "First Amended and Restated Note") replacing the Existing Note in the amount of the Commitment and Borrower is also executing a Revolving Note (Swing-Line) in the amount of Twenty-five Million Dollars ($25,000,000) (the "Swing Line Note" and together with the First Amended and Restated Note, the "Notes") and payable to Bank. The Notes set forth the interest rates and certain other terms and conditions applicable to the Loan.

     2.4  Letters of Credit.
          -----------------

          (a) From time to time during the Availability Period, Administrative Agent, for Lenders, shall at the request of Borrower, issue Letters of Credit in the Administrative Agent's standard form under the terms of a Letter of Credit Agreement in the form of Exhibit "B", for the account of Borrower, a Permitted
                         -----------
Owner or an entity controlled by a Permitted Owner, for any purpose directly relating to Borrower's continuing operations, upon at least five (5) Business Days prior written notice from Borrower; provided, however, that at no time shall any Letter of Credit have an expiration date that exceeds the earlier in time of (i) one year from the date the Letter of Credit is issued, and (ii) a date that is sixty (60) days prior to the Expiration Date as it may be extended; provided, however, that at no time shall the undrawn and the drawn and unreimbursed amount of all Letters of Credit exceed the least of (i) Twenty Million Dollars ($20,000,000), (ii) the maximum Commitment amount, and (iii) the Available Amount minus the Total Amount Outstanding (the "Letter of Credit
                 -----
Cap"). As provided above, a Letter of Credit may be issued for the benefit of a Permitted Owner, or an entity controlled by a Permitted Owner, but any such Letter of Credit shall be the responsibility of and shall create obligations of Borrower and any guarantor, including but not limited to Guarantor.

          (b) Each Letter of Credit issued hereunder (including any supplement, modification, amendment, renewal or extension thereof) shall be issued pursuant to the terms and conditions of a standard form Application and Agreement for Letter(s) of Credit ("Letter of Credit Agreement") in a form substantially the same as that attached hereto as Exhibit "B" executed by Borrower; and each
                                -----------
Letter of Credit shall be in form and substance and for the purposes provided in this Agreement. Pursuant to the terms and conditions of the standard form of Letter of Credit Agreement, any drawings under a Letter of Credit shall be repaid by Borrower to Administrative Agent for Lenders on demand; and the Letter of Credit Agreement will set forth all of the terms and conditions regarding the issuance of a Letter of Credit and any draws thereunder.

          (c) The Letter of Credit Agreement shall set forth the rate of interest on any draws thereunder. Any amount drawn shall be payable by Borrower no later than the next Business Day after the date on which the amount is drawn.

          (d)    [Reserved.]

          (e) If at any time there are Letters of Credit outstanding and the Loan is canceled or expires by its terms and an extended term is not made available to Borrower by Administrative Agent or in accordance with the terms of this Agreement, or an Event of Default (as hereinafter defined) occurs and is continuing, Borrower shall provide the Lender or Lenders issuing the Letters of Credit with cash collateral in an amount at least equal to the aggregate amount of all Letters of Credit outstanding, or another form of collateral acceptable to such Lenders in their sole and absolute discretion. Borrower agrees to execute or cause the execution of all documents reasonably required by such Lenders at Borrower's sole cost and expense in connection with Borrower's delivery of collateral hereunder. Lender or Lenders shall retain a security interest in such collateral until the earlier occurrence of (a) a date fifteen
(15) days after the expiration of any outstanding Letter of Credit, provided that no further extensions shall have been granted, or (b) the cancellation of any outstanding Letter of Credit by the respective beneficiaries, provided that written notice of such cancellation has been received by Lender or Lenders or the original Letter of Credit is returned to such Lender or Lenders. In such an event, the amount of collateral retained by Lender or Lenders shall be adjusted as appropriate to reflect such expiration or cancellation, as the case may be.

          (f) Borrower shall pay Administrative Agent, for the benefit of Lenders, an annual fee for each Letter of Credit. The annual fee shall be equal to the Applicable LIBOR Rate Margin on the date of issuance of the Letter of Credit. The fee shall be paid in equal quarterly installments beginning on the date of issuance of each Letter of Credit and continuing on the first day of each quarter thereafter during which the Letter of Credit remains outstanding or has been drawn and remains unreimbursed. Borrower shall also pay to Administrative Agent, a fronting fee (the "Fronting Fee") at the time each Letter of Credit is issued. The Fronting Fee shall be an amount equal to the greater of (i) twelve and one-half (12.5) basis points of the face amount of the Letter of Credit, or (ii) Seven Hundred and Fifty Dollars ($750).

     2.5  Swing Line.
          ----------

          2.5.1 Upon Borrower's request, and subject to the terms and conditions of this Agreement, the Swing Line Lender may, in its sole discretion, on and after the Effective Date but not after the Expiration Date or, if the Availability Period of the Line of Credit Loan is extended as provided in
Section 2.2(b), then until the Expiration Date as extended (or any other date on which the Loan is due), immediately provide to Borrower a swing line credit facility (the "Swing Line") of up to Twenty-five Million Dollars ($25,000,000); provided that the Swing Line Lender shall not in any event make any Swing Loan
--------
under the Swing Line (each a "Swing Loan" and collectively, the "Swing

Loans") if, after giving effect thereto, (i) the Total Amount Outstanding plus the amount of the Swing Loan principal outstanding would exceed the Available Amount at such time, or (ii) the aggregate principal amount of all then-outstanding Swing Loans made by the Swing Line Lender would exceed the Swing Line Availability at such time. The Swing Line Lender shall not be required to make any Swing Loan that would, when added to the amounts it has advanced under the Line of Credit Loan, cause it to exceed its pro rata share as a Lender of the maximum amount of the Commitment. Within the limits of the Swing Line Availability, Borrower may borrow under this SubSection 2.5.1 at any time until the Expiration Date or, the extended Expiration Date (or any other date on which the Loan is due), repay same pursuant to Subsections 2.5.3 or 2.5.4 and reborrow pursuant to this SubSection 2.5.1 at any time until the Expiration Date or, the extended Expiration Date (or any other date on which the Loan is due). Each Swing Loan must be for at least Five Hundred Thousand Dollars ($500,000), or for the remaining Swing Line Availability if less. Notwithstanding any contrary provision of this Section 2.5, the Swing Line Lender shall make Swing Loans only in its discretion and shall not at any time be obligated to make any Swing Loan.

          2.5.2 Each Swing Loan outstanding under the Swing Line shall accrue interest at a rate per annum set out in the Swing Line Note, which interest shall be equal to the Administrative Agent's Prime Rate plus the Applicable Prime Rate Margin. The Administrative Agent's Prime Rate is the rate of interest most recently announced by the Bank, as agent, at its principal office located in Charlotte, North Carolina, as its "Prime Rate." The interest on each Swing Loan outstanding under the Swing Line shall be payable in arrears as provided in the Swing Line Note and on the due date for Swing Loans set forth in SubSection 2.5.3, and shall be payable to Administrative Agent for the account of the Swing Line Lender; provided that, notwithstanding any other provision of this
             --------
Agreement, each Swing Loan shall bear interest for a minimum of one (1) day. Such interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, which results in higher interest than if a three hundred sixty-five (365) day year were used.

          2.5.3 The principal outstanding under the Swing Line shall be due and payable:

                 (1) at or before 10:00 a.m., San Francisco time, by the end of the third Business Day immediately following any date on which a Swing Loan is made under the Swing Line; and

                 (2) in any event, on the Expiration Date or, if the Expiration Date is expressly extended under Section 2.2(b), the extended Expiration Date, or on any other date that the Loan is due;

provided that, if no Event of Default has occurred and remains uncured, and
--------
Borrower is permitted to borrow under the terms of this Agreement (the Available Amount being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans due and payable) at the time such Swing Loans are due, then Borrower shall be deemed to have submitted a Borrowing Notice in an amount necessary to repay such Swing Loans on their due date, and any provisions of this Agreement concerning (i) the minimum principal amounts required for borrowings and (ii) the funding of requested borrowings as Swing Loans shall not apply to Loans made pursuant to this SubSection 2.5.3.

          2.5.4 Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that:
                                                              --------
                 (1) each such voluntary prepayment shall require prior written notice given to Administrative Agent and Swing Line Lender no later than 10:00 a.m., San Francisco time, on the day on which Borrower intends to make a voluntary prepayment, and

                 (2) each such voluntary prepayment shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000) (or, if less, the aggregate outstanding principal amount of all Swing Loans then outstanding).

          2.5.5 At any time during the continuance of an Event of Default, the Swing Line Lender may, without Borrower's consent, upon one (1) Business Day's notice to Borrower, terminate the Swing Line and cause a Loan to be made in an aggregate amount equal to the amount of principal and interest outstanding under the Swing Line (the Available Amount being determined for such purpose without giving effect to any reduction thereof occasioned by such Swing Loans), and the conditions precedent set forth in this Agreement, and any requirement that a borrowing be funded as a Swing Loan, shall not apply to such Line of Credit Loan. The proceeds of such Line of Credit Loan shall be paid to the Swing Line Lender to retire the outstanding principal and interest owing under the Swing Line.

          2.5.6 The Swing Loans made by the Swing Line Lender shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in the amount of Twenty-Five Million Dollars ($25,000,000).

          2.5.7 Each Lender shall, upon the request of the Swing Line Lender purchase its pro rata share of the Swing Loans then outstanding within three days after the advance of any such Swing Loan.

     2.6  Survival.
          --------

          The agreements and obligations of Borrower in this Article 2 shall survive the payment and performance of all other obligations.

3.   FEES
     ----

     3.1  Facility Fee.
          ------------

          Borrower shall pay Administrative Agent, for the benefit of Lenders, an annual fee (the "Facility Fee") equal to the Per Annum Facility Fee from time to time determined by reference to the grid appearing in the definition of the Applicable Margin multiplied by the amount of the Commitment. Borrower shall pay Administrative Agent, for the benefit of Lenders, such Facility Fee in arrears quarterly in equal installments during the Availability Period.

     3.2  [Reserved.]
          ----------

     3.3  Letter of Credit Fees.
          ---------------------

          Borrower shall pay Administrative Agent for the Benefit of Lenders the fees relating to the Letters of Credit referred to in Section 2.4(f) above.

4.   DISBURSEMENTS, PAYMENTS AND COSTS
     ---------------------------------

     4.1  Requests for Credit. Each request for an extension of credit will be
          -------------------
made in writing in the form of Exhibit "C" attached hereto (a "Borrowing
                               ----------
Notice") and made a part hereof, or by another means acceptable to Administrative Agent. Unless Borrower's Borrowing Notice expressly requests otherwise or is in an amount in excess of the Swing Line Availability or is for the issuance of a Letter of a Credit, each requested borrowing shall initially be funded as a Swing Loan, and shall be subject to the provisions of Section
2.5. Borrower hereby authorizes John D. Eudy, Keith R. Guericke, Michael J. Schall, Mark J. Mikl or Jordan E. Ritter to sign all Borrowing Notices and other documents in connection with the administration of the Loan. Borrower represents and warrants to Administrative Agent that the following signatures are specimen signatures of the persons named in the preceding sentence:


_________________________________             __________________________________
John D. Eudy                                  Mark J. Mikl


_________________________________             __________________________________
Keith R. Guericke                             Jordan E. Ritter


_________________________________
Michael J. Schall


     4.2  Disbursements and Payments.
          --------------------------

          Each disbursement by Administrative Agent and each payment by Borrower will be:

          (a) made at Administrative Agent's branch (or other location) selected by Administrative Agent in its reasonable discretion from time to time;

          (b) made for the account of Administrative Agent's branch selected by Administrative Agent in its reasonable discretion from time to time;

          (c) made in immediately available funds, or such other type of funds selected by Administrative Agent;

          (d) evidenced by records kept by Administrative Agent. In addition, Administrative Agent may, at its discretion, require Borrower to sign one or more promissory notes.

     4.3  Telefax Authorization.
          ----------------------

          (a) Administrative Agent may honor telefax instructions from John D. Eudy, Keith Guericke, Michael J. Schall, Mark J. Mikl or Jordan E. Ritter for advances or repayments or for the designation of optional interest rates described in the Note given by any one of the individuals authorized to sign loan agreements on behalf of Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances and repayments will be either (i) deposited in and repayments will be withdrawn from Borrower's account number 14228-02371 or such other of Borrower's accounts with Administrative Agent as designated in writing by Borrower, or (ii) by wire transfer at Borrower's written direction, which written direction may be telefaxed as set forth herein.

          (c) Borrower will provide written confirmation to Administrative Agent of any telefax instructions within five (5) days. If there is a discrepancy and Administrative Agent has already acted on the instructions, the telefax instructions will prevail over the written confirmation.

          (d) Borrower indemnifies and excuses Administrative Agent (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telefax instructions, given under this
Section 4.3, it reasonably believes are made by any individual authorized by Borrower to give such instructions, except to the extent such liability, loss, or cost results directly from Administrative Agent's gross negligence or willful misconduct. This indemnity and excuse will survive this Agreement's termination.

     4.4  Taxes. If any payments to Administrative Agent under this Agreement
          -----
are made from outside the United States, Borrower will not deduct any foreign taxes from any payments it makes to Administrative Agent. If any such taxes are imposed on any payments made by Borrower (including payments under this Subsection), Borrower will pay the taxes and will also pay to Administrative Agent, at the time interest is paid, any additional amount which Administrative Agent specifies as necessary to preserve the after-tax yield Administrative Agent or any Lender would have received if such taxes had not been imposed. Borrower will confirm that it has paid the taxes by giving Administrative Agent official tax receipts (or notarized copies) within thirty (30) days after the due date.

     4.5  Additional Costs. Upon sixty (60) days' notice, Borrower will pay
          ----------------
Administrative Agent, for Administrative Agent's or any Lender's costs or losses related to this Agreement arising from any statute or regulation, or any request or requirement of a regulatory agency, which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by Administrative Agent, using any reasonable method. The costs include the following:

          (a)  any reserve or deposit requirements; and

          (b) any capital requirements relating to Administrative Agent's or any Lender's assets and commitments for credit.

5.   UNENCUMBERED ASSET POOL.
     ------------------------

     5.1  Unencumbered Asset Pool and Unencumbered Asset Pool Property Defined.
          ---------------------------------------------------------------------

          The "Unencumbered Asset Pool" or the "UAP" shall mean the property listed on Exhibit "D", plus any and all of the real and personal property added
          -----------
to the Unencumbered Asset Pool under the terms of Section 5.2 below, minus any and all of the real and personal property removed from the Unencumbered Asset Pool under the terms of Section 5.3 below. "Unencumbered Asset Pool Property" shall mean the real and personal property that makes up the Unencumbered Asset Pool at any time.

     5.2  Additions of Property to the Unencumbered Asset Pool.
          -----------------------------------------------------

          (a) Borrower may from time to time request Administrative Agent to add a new property ("the Nominated Property") to the Unencumbered Asset Pool. Properties in the UAP must satisfy and continue to satisfy, at all times during the term of the Line of Credit Loan, each of the following criteria:

               (1) All properties shall be owned in fee simple interest by Borrower, or by a Permitted Owner provided that such Permitted Owner shall provide to Administrative Agent its formation documents and a guaranty in substantially the same form as the Payment Guaranty (Revolving Loan) executed by Guarantor of even date with this Agreement;

               (2) all properties shall be operated as residential apartments, with no more than fifteen percent (15%) of revenue generated by retail businesses;

               (3) there shall be a minimum occupancy of eighty percent (80%) in individual properties, and an aggregate occupancy of ninety percent (90%) for the UAP;

               (4)  a Phase I environmental site assessment prepared within one
(1) year of its delivery in form and substance reasonably acceptable to Administrative Agent shall have been completed and shall not have disclosed the presence of any material toxic or hazardous substances on any property, except for cleaning, pool and other chemicals typically located on residential properties that are otherwise consistent with all applicable laws; and

               (5) all properties shall be free of all liens, encumbrances and negative pledges, except for the following permitted liens ("Permitted Liens"):
(a) liens for taxes, assessments or governmental charges or levies to the extent that the Borrower or the Permitted Owner is not yet required to pay the amount secured thereby; and (b) liens imposed by law, such as carrier's, warehouseman's , mechanic's, materialman's and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the Borrower or the Permitted Owner has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Borrower or the Permitted Owner is in danger of being lost or forfeited; and easements; covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation.

Properties that meet the UAP criteria above will automatically be included in the UAP, provided Borrower has a BBB-/Baa3 or better credit rating from a Rating Agency. If Borrower's credit rating is less than BBB-/Baa3, properties will be added to the UAP at the sole and absolute discretion of the Required Lenders.

Notwithstanding the criteria listed above, two properties shall be included as part of the UAP even though they do not meet the criteria listed above, with the following qualifications. That property commonly known as Marina Cove shall be included in the UAP even though a portion of the property has been acquired by ground lease and not by fee simple; that property must meet all of the other criteria listed above. That property commonly known as Windsor Terrace shall be included in the UAP even though one (1) unit in that property is owned by a third party; that property must meet all of the other criteria listed above but the Net Operating Income for the units owned by third parties shall not be used in the calculations for determining any amounts referred to in this Agreement.

          (b) Borrower may from time to time elect to remove an Unencumbered Asset Pool Property from the Unencumbered Asset Pool. Borrower shall make such an election by giving Administrative Agent notice in writing, setting forth the identity of the Unencumbered Asset Pool Property and the requested date of removal no less than thirty (30) days before the requested date of removal. With such notice, Borrower shall also deliver a compliance certificate of Borrower substantially similar to the form of Exhibit "E" signed and certified by an authorized financial officer of
   -----------
Borrower (i) setting forth the information and computations (in sufficient detail) to determine the Gross Asset Value after such removal and to establish that Borrower will be in compliance with all financial covenants set forth in this Agreement following such removal, (ii) stating specifically that the Total Amount Outstanding after such removal will be less than or equal to the Available Amount, and (iii) setting forth whether there exists or to the best of Borrower's knowledge as of the date of such removal there will exist, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys' fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool and shall make any payments to continue compliance with the terms of this Agreement, including but not limited to those relating to the requirement that the Total Amount Outstanding not exceed the Available Amount, necessary as a result of the requested removal. Borrower may not remove the Unencumbered Asset Pool Property until it has complied with the terms of this SubSection 5.2.

          (c) Administrative Agent may, at its option, remove any property from the Unencumbered Asset Pool if it determines in its sole discretion that the property no longer meets the criteria of the Unencumbered Asset Pool as required by Section 5 of this Agreement, provided that Administrative Agent first gives Borrower written notice that the property no longer meets the criteria of the Unencumbered Asset Pool as required by Section 5 of this Agreement, together with the reason or reasons why it does not, and gives Borrower thirty (30) days after receipt of such notice to cure the defect. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys' fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool, and shall make any payments to continue compliance with the terms of this Agreement, including but not limited to those relating to the requirement that the Total Amount Outstanding not exceed the Available Amount, necessary as a result of the requested removal. If the Unencumbered Asset Pool as a whole fails to meet any of the criteria set out in Section 5 of this Agreement, and any one of two or more properties might be removed to maintain compliance of the Unencumbered Asset Pool as a whole with the criteria of the Unencumbered Asset Pool as required by Section 5 of this Agreement, then Borrower shall select the property or properties to be removed, provided that if it does not do so within ten (10) days of written request to do so from Administrative Agent, then Administrative Agent may in its sole discretion select the property or properties to remove and so remove them.

     5.3  Delivery of Information.
          ------------------------

          In conjunction with each request to add a property to the UAP, Borrower will submit to the Administrative Agent the following information and documentation, in addition to any other information, documentation or other items required by the Administrative Agent in its reasonable discretion:

          (a) A current Phase I environmental site assessment addressed to Borrower or its subsidiaries; provided, however, Borrower shall not be required to resubmit such Phase I environmental site assessment to the Administrative Agent for any property now in the Unencumbered Asset Pool, as listed on
Exhibit "D" attached hereto.
----------

          (b) A title insurance policy insuring Borrower's or its subsidiaries' fee ownership interest in the property free of any liens, except for Permitted Liens, and a current title report with respect to such property; provided, however, Borrower shall not be required to resubmit such title insurance policy to the Administrative Agent for any property now in the Unencumbered Asset Pool, as listed on Exhibit "D" attached hereto.
             ----------

          (c)  A current rent roll; and

          (d) An operating statement, which shall include a detailed analysis of the net operating income generated from such property, including gross rental receipts, detailed operating expenses, capital expenditures, and other relevant information, for at least the prior four (4) quarters.

Maximum availability under the Line of Credit will be equal to the lesser of:

          (a)  the amount of the Commitment,

          (b)  fifty percent (50%) of the Unencumbered Asset Pool Value, or

          (c) one hundred percent (100%) of the Unencumbered Asset Pool Mortgage Value.

     5.4  Unencumbered Asset Pool Value Defined.
          --------------------------------------

          The Unencumbered Asset Pool Value will be the sum of Unencumbered Asset Values determined as follows:

          (a) properties owned one (1) year or more shall be valued at their most recent consecutive rolling four (4) quarters Net Operating Income less a $250 per unit capital reserve, capitalized at the Capitalization Rate;

          (b)  properties owned for one (1) quarter or more but less than four
(4) quarters shall be valued by annualizing the Net Operating Income for the most recent consecutive whole quarters that the properties have been owned by Permitted Owners

(i.e., properties owned for two (2) consecutive whole quarters shall annualize Net Operating Income by multiplying by a factor of (2) two) less $250 per unit reserve, capitalized at the Capitalization Rate; and

          (c) properties owned less than one (1) quarter, shall be valued at seventy-five percent (75%) of their acquisition cost.

     5.5  Unencumbered Asset Pool Mortgage Value.
          ---------------------------------------

          The Unencumbered Asset Pool Mortgage Value (herein referred to sometimes as, the "Mortgage Value") will be the maximum mortgage amount supportable by the Unencumbered Asset Pool at a 1.75:1.0 Debt Service Coverage Ratio plus thirty-seven and one-half percent (37.5%) of acquisition cost for properties held for less than one (1) calendar quarter. Debt Service Coverage Ratio shall be calculated using Net Operating Income for the Unencumbered Asset Pool properties for the four (4) most recent consecutive full calendar quarters (or on an annualized basis if the property has been held for less than four (4) calendar quarters), less a $250 per unit capital expense reserve, divided by a calculated debt service payment based on the greater of: (i) a nine and forty-six one-hundredths percent (9.46%) mortgage constant (8.25%; 25 years) or (ii) the seven year U.S. treasury rate plus one and seventy-five one-hundredths percent (1.75%).

6.   CONDITIONS TO DISBURSEMENTS.
     ----------------------------

          Administrative Agent must receive the following items, in form and content acceptable to Administrative Agent, before it is required to extend the initial credit or any other credit to Borrower (including a Swing Loan) or to make any disbursements under this Agreement:

     6.1  Authorizations.
          ---------------

          Evidence that the execution, delivery and performance by Borrower or Guarantor, as the case may be, of this Agreement, and the other Loan Documents, have been duly authorized.

     6.2  Governing Documents.
          --------------------

          A copy of Borrower's current partnership agreement and certificate of limited partnership and any amendments and modifications thereto and of Guarantor's articles of incorporation and any amendments and modifications thereto.

     6.3  Documents.
          ----------

          The following documents, executed and acknowledged as appropriate, all in form and substance satisfactory to Administrative Agent: (a) this Agreement;
(b) the First Amended and Restated Note; (c) the Swing Line Note; (d) the Guaranty; and (e) as to any disbursements after the first disbursement such other documents, information regarding the Unencumbered Asset Pool Property and other assurances as Administrative Agent may reasonably require.

     6.4  Insurance.
          ----------

          If required by Administrative Agent, evidence of insurance coverage, as required in Section 7.1(c) of this Agreement.

     6.5  Legal Opinions.
          ---------------

          If required by Administrative Agent, a written opinion from Borrower's legal counsel and a written opinion from Guarantor's legal counsel, each covering such matters as Administrative Agent may reasonably require. The legal counsel and the terms of the opinion must be reasonably acceptable to Administrative Agent.

     6.6  Good Standing.
          --------------

          If required by Administrative Agent, Certificates of Good Standing for Borrower and Guarantor from their respective states of organization and from any other state in which Borrower or Guarantor, as the case may be, is required to qualify to conduct its business.

     6.7  [Reserved.]
          -----------

     6.8  Payment of Fees.
          ----------------

          Payment of the fees and expenses of preparation and modification of this Agreement including but not limited to attorneys' fees and costs, the review of the Phase I environmental site assessment, and any and all other fees due from Borrower to Administrative Agent.

     6.9  Solvency Certificate.
          ---------------------

          If required by Administrative Agent, a solvency certificate from Borrower in form and substance reasonably satisfactory to Administrative Agent.

     6.10 Other Items.
          ------------

          Any other items that Administrative Agent reasonably requires.

     6.11 Conditions of Each Advance, Extension of Credit, or Issuance of Letter
          ----------------------------------------------------------------------
          of Credit.
          ----------

          Before each extension of credit (including but not limited to the issuance of each Letter of Credit), including the first:

          (a) Administrative Agent shall have received a Borrowing Notice requesting an extension of credit in the form of Exhibit "C";
                                                 -----------

          (b) The requested extension of credit shall not cause the Total Amount Outstanding to exceed the Available Amount or, if the request is for a Swing Loan, it shall not cause the Swing Line to exceed the Swing Line Availability;

          (c) Administrative Agent shall have received a certificate from Borrower in the form of Exhibit "E" and described in Section 7.4(i),
                        -----------
representing, among other things, that the requested extension of credit shall not cause the Total Amount Outstanding to exceed the Available Amount or the Swing Line Availability, as the case may be, and that Borrower and Guarantor, and all their subsidiaries and affiliates, are in compliance with all other material covenants and financial covenants that each has made in this Agreement;

          (d)  The representations and warranties of Borrower set forth in
Article 8 of this Agreement shall be true and correct in all material respects on and as of such borrowing with the same force and effect as if made on and as of such borrowing;

          (e) No Event of Default or event that after notice and the passage of time would constitute an Event of Default shall exist or result from such borrowing; and

          (f) Administrative Agent shall have received from Borrower, a pro forma statement regarding the Loan borrowing base and a statement regarding the financial covenant calculations for the proposed term of the Loan on a quarterly basis.

7.   COVENANTS OF BORROWER.
     ----------------------

          Borrower promises to keep each of the following covenants:

     7.1  Covenants Relating to Unencumbered Asset Pool.
          ----------------------------------------------

          (a)  Compliance with Law.

          Borrower shall comply with all existing and future laws (including Environmental Laws, as hereafter defined), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over Borrower or Borrower's business, including those pertaining to the construction, sale, leasing or financing of the Unencumbered Asset Pool Property, the environmental condition of the Unencumbered Asset Pool Property and with all recorded covenants and restrictions affecting the Unencumbered Asset Pool Property (all collectively, the "Requirements"). "Environmental Laws" means all federal, state, and local laws, ordinances and regulations relating to any Hazardous Substance (as defined in Section 7.1(b) below) applicable to the Unencumbered Asset Pool Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., the

Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. (S) 2601 et seq., the Clean Water Act, 33 U.S.C. (S) 466 et seq., as amended, and the Clean Air Act, 42 U.S.C. (S) 7401 et seq. Notwithstanding any provision in this SubSection to the contrary (i) Borrower shall have a right to contest all existing and future Requirements (other than those relating to Environmental Laws) before complying therewith, and (ii) Borrower shall have a right to contest all existing and future Requirements relating to Environmental Laws for one year, before complying therewith.

          (b)  Site Visits.
               -----------

          Borrower and Guarantor shall allow Administrative Agent access to the Unencumbered Asset Pool Property at any reasonable time upon reasonable written notice by Administrative Agent to Borrower for the purposes of inspecting the Unencumbered Asset Pool Property, and, upon reasonable belief by Administrative Agent of the existence of a matter that should be investigated, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined herein. Borrower and Guarantor shall also allow Administrative Agent to examine, copy and audit its and their books and records. Administrative Agent is under no duty to visit or observe the Unencumbered Asset Pool Property, or to examine any books or records. Any site visit, observation or examination by Administrative Agent shall be solely for the purpose of protecting Administrative Agent's interests and preserving Administrative Agent's rights under the Loan Documents. Administrative Agent owes no duty of care to protect Borrower or any other party against, or to inform Borrower, Guarantor, or any other party of, any adverse condition affecting the Unencumbered Asset Pool Property, including any defects in the design or construction of any improvements on the Unencumbered Asset Pool Property or the presence of any Hazardous Substances on the Unencumbered Asset Pool Property. For purposes of this Agreement, a "Hazardous Substance" is defined to mean any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as "toxic," "hazardous," a "pollutant" or similar designation under any federal, state or local law, regulation or ordinance.

          (c)  Insurance.
               ---------

          Borrower shall maintain the following insurance:

               (1) Special Form property damage insurance in non-reporting form on the Unencumbered Asset Pool Property, with a policy limit in an amount not less than the full insurable value of each Property on a replacement cost basis, including tenant improvements, if any. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of six months' principal and interest payments, taxes and insurance premiums, a lender's loss payable endorsement (438 BFU) in favor of Administrative Agent as agent for Lenders, and any other endorsements reasonably required by Administrative Agent.


               (2) Comprehensive General Liability coverage with such limits as Administrative Agent may reasonably require. This policy shall name Administrative Agent as an additional insured. Coverage shall be written on an occurrence basis, not claims made.

          All policies of insurance required by Administrative Agent must be issued by companies reasonably approved by Administrative Agent and otherwise be reasonably acceptable to Administrative Agent as to amounts, forms, risk coverages and deductibles. In addition, each policy (except workers' compensation) must provide Administrative Agent at least thirty (30) days' prior notice of cancellation, non-renewal or modification. If Borrower fails to keep any such coverage in effect while the Loan is outstanding, Administrative Agent may procure the coverage at Borrower's expense. Borrower shall reimburse Administrative Agent, on demand, for all premiums advanced by Administrative Agent or Lenders, which advances shall be considered to be additional loans to Borrower hereunder at the Default Rate provided in the Note.

          (d)  Preservation of Rights.
               ----------------------

          Borrower shall obtain and preserve all rights, privileges and franchises necessary or desirable for the operation of the Unencumbered Asset Pool Property and the conduct of Borrower's business. Borrower shall maintain all of the Unencumbered Asset Pool Property in good condition. Borrower shall, at Borrower's sole cost and expense, follow all recommendations in any asbestos survey conducted by an expert selected by Borrower and approved by Administrative Agent with respect to any Unencumbered Asset Pool Property regarding safety conditions for and maintenance of any asbestos containing materials ("ACM"), including, without limitation, any recommendation to institute an operations and maintenance plan (the "O&M Plan").

          (e)  Taxes.
               -----
          Borrower shall make timely payments of all local, state and federal taxes.

     7.2  Payment of Expenses.
          --------------------

          Borrower shall pay all reasonable costs and expenses incurred by Administrative Agent, Syndication Agent, Arranger or Lenders in connection with the making, disbursement, administration, arranging, syndication and enforcement of the Loan (including the cost of any documentation fees, but excluding other costs and expenses of ordinary collection and servicing administration while the Loan is not in default), as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Administrative Agent's or Lenders' rights or remedies under this Agreement. Such costs and expenses include fees for due diligence and environmental services (including only those services performed by Administrative Agent or Lender employees and the cost of those services that the Administrative Agent or any Lender incurs because it believes that such services are required), legal fees and expenses of counsel, counsel's travel expenses associated with any syndication, lender meetings or other conferences and any other reasonable fees and costs for services, regardless of whether such services are furnished by Administrative Agent's or any Lender's employees or by independent contractors, and regardless of whether or not the Loan has closed. Borrower acknowledges that none of the fees described in Section 3 include amounts payable by Borrower under this Section 7.2. All such sums incurred by Administrative Agent or any Lender and not immediately reimbursed by Borrower within fifteen (15) days of written notice by Administrative Agent shall be considered an additional loan to Borrower hereunder at the Default Rate provided in the Note.

     7.3  Total Amount Outstanding; Swing Line Availability.
          --------------------------------------------------

          Borrower shall not permit the Total Amount Outstanding as defined in
Section 2.1(b) to exceed the Available Amount as defined in Section 2.1(b), and shall not permit the amount of principal outstanding under the Swing Line to exceed the Swing Line Availability as defined in Section 1.

     7.4  Financial and Other Information; Certification.
          -----------------------------------------------

          Consolidated Borrower shall provide to Administrative Agent the following financial information and statements prepared on a consolidated basis:

          (a) Within one hundred twenty (120) days after each fiscal year end, the annual audited consolidated financial statements of Borrower and Guarantor prepared in accordance with GAAP.

          (b) Within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited financial statements of Borrower and Guarantor including cash flow statements .

          (c) Within one hundred twenty (120) days of Borrower's fiscal year end, Borrower's annual report.

          (d) If requested by Administrative Agent, copies of Borrower's and Guarantor's federal income tax return (with all schedule K-1's attached), within fifteen (15) days of filing, and, if requested by Administrative Agent, copies of any extensions of the filing date.

          (e) Within sixty (60) days after the end of each calendar quarter, an operating statement and rent roll for each Unencumbered Asset Pool Property and Permitted Owner in form and substance reasonably satisfactory to Administrative Agent.

          (f)  Copies of Guarantor's Form 10-K Annual Report within ninety-five
(95) days of fiscal year end , the financial statements contained therein to be prepared on a consolidated basis according to GAAP, to include Borrower and Guarantor, to be certified by the chief financial officer of Borrower, and to be audited (with an unqualified opinion) by KPMG Peat Marwick, or another Certified Public Accountant ("CPA") acceptable to Administrative Agent.

          (g)  Copies of Guarantor's Form 10-Q Quarterly Report within sixty
(60) days after the end of each calendar quarter except fiscal year end, copies of any and all Form 8-K filings immediately upon filing with the Securities and Exchange Commission, and copies of all statements, reports and notices sent or made available generally by Borrower or Guarantor to their respective security holders at the time they are so sent or made available, any financial statements contained therein to be certified by the chief financial officer of Borrower, and (to the extent appropriate) to be prepared on a consolidated basis according to GAAP and to include Borrower and Guarantor.

          (h) At the time of each advance, each extension of credit, and each issuance of a letter of credit hereunder, a compliance certificate of Borrower in the form of Exhibit "E" signed and certified by an authorized financial
               -----------
officer of Borrower (i) stating specifically that the Total Amount Outstanding is less than or equal to the Available Amount, and (ii) setting forth whether there exists as of the date of the certificate, any Event of Default by Borrower under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto .

          (i) Within sixty (60) days of the end of each quarter and in addition within one hundred twenty (120) days of the end of each year, a compliance certificate of Borrower in the form of Exhibit "E" signed and certified by an
                                       -----------
authorized financial officer of Borrower (i) setting forth the information and computations (in sufficient detail) to determine the Gross Asset Value and to establish that Borrower is in compliance with all financial covenants set forth in this Agreement at the end of the period covered by the financial statements then being furnished, (ii) stating specifically that the Total Amount Outstanding is less than or equal to the Available Amount, and (iii) setting forth whether there existed as of the date of Consolidated Borrower's most recent financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

          (j) Borrower's and Guarantor's one-year calendar budget (showing month-by-month projections) within thirty (30) days of Borrower's fiscal year end.

          (k) Within forty-five (45) days after the end of each fiscal quarter, rolling four (4) quarter operating projections of Borrower and Guarantor in form and content reasonably acceptable to Administrative Agent.

          (l) General information on the status of projects under development directly or indirectly by Borrower or by Guarantor prepared on a quarterly basis, in the form of Exhibit E.
                      ---------

          (m) Within thirty (30) days after the end of each fiscal year, an annual business plan for Borrower and Guarantor in form and content reasonably acceptable to Administrative Agent.

          (n) Any other financial or other information concerning Borrower's and Guarantor's affairs and properties as Administrative Agent may reasonably request, to be furnished promptly upon such request.

     7.5  Notices.
          --------

          Borrower shall promptly notify Administrative Agent in writing of any knowledge it has of:

          (a) any litigation affecting Borrower, Guarantor or the Unencumbered Asset Pool Property, and/or any subsidiary or affiliate of the Borrower or Guarantor directly owning any development property where the aggregate amount at risk or at issue (including litigation costs and attorneys' fees and expenses, but excluding claims which, in Administrative Agent's reasonable judgment, are expected to be covered by insurance) exceeds: (1) in the case of litigation affecting Unencumbered Asset Pool Property, an aggregate amount of Five Million Dollars ($5,000,000), and (2) in the case of litigation affecting Borrower, Guarantor, or any other subsidiary or affiliate of Borrower or Guarantor, an aggregate amount of Twenty-five Million Dollars ($25,000,000);

          (b) any notice that any property or Borrower's or Guarantor's business fails in any material respect to comply with any applicable law, regulation or court order, where the failure to comply could have a material adverse effect on Borrower or Guarantor;

          (c) any material adverse change in the physical condition of the Unencumbered Asset Pool Property or Borrower's or Guarantor's financial condition or operations or other circumstance that materially adversely affects Borrower's intended use of the Unencumbered Asset Pool Property or Borrower's ability to repay the Loan;

          (d) any failure to comply with this Agreement or any other material agreement to which Borrower or Guarantor is a party, where such noncompliance has a material adverse effect on the ability of the Borrower or Guarantor to perform their respective obligations under the terms of the Loan Documents; and

          (e) any change in Borrower's or Guarantor's name, legal structure, place of business to a state other than the State of California, or chief executive office to a state other than the State of California if Borrower or Guarantor has more than one place of business.

     7.6  Indemnity.
          ----------

          Borrower and Guarantor agree to indemnify, defend with counsel reasonably acceptable to Administrative Agent, and hold Administrative Agent, Arranger, Syndication Agent and Lenders harmless from and against all losses, liabilities, claims, actions, damages, costs and expenses relating to the Loan (including all costs arising out of environmental indemnification of Administrative Agent, Arranger, Syndication Agent and Lenders, all reasonable legal fees and expenses of their counsel and all settlement costs) except to the extent of those resulting from Administrative Agent's, Arranger's, Syndication Agent's or Lenders' gross negligence or willful misconduct, arising out of or resulting from the ownership, operation, or use of the Unencumbered Asset Pool Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 7.6 shall survive the termination of this Agreement, and repayment of the Loan.

     7.7  Negative Covenants.
          -------------------

          (a) Without Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, neither Borrower nor Guarantor shall:

               (1) engage in any business activities that would result in less than seventy percent (70%) of the Gross Asset Value being derived from multifamily residential apartments;

               (2) other than in the ordinary course of Borrower's or Guarantor's business, lease all or a substantial part of Borrower's or Guarantor's business or Borrower's or Guarantor's assets;

               (3) enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Borrower is the surviving entity and control of Borrower has not changed.

               (4) change the legal structure of Borrower from a limited partnership that is an operating partnership whose sole general partner is Guarantor, change the legal structure of Guarantor from a publicly traded real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857, or change the legal structure of Borrower and Guarantor as a so-called UpREIT, or without notifying Administrative Agent thirty (30) days ahead of time change Borrower's place of business or chief executive office if Borrower or Guarantor has more than one place of business;

               (5) change Borrower's general partner from Guarantor or allow Guarantor to suffer a change in its executive management such that Keith Guericke is no longer Chief Executive Officer, George M. Marcus is no longer Chairman of the Board of Directors or Michael J. Schall is no longer Chief Financial Officer, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within one hundred eighty (180) days; or

               (6) in any rolling four quarter period, dispose of and distribute sales proceeds to partners, in the case of Borrower, or to shareholders, in the case of Guarantor, of more than fifteen percent (15%) of Borrower's or Guarantor's business or Borrower's or Guarantor's assets.

          (b)  Borrower and Guarantor shall not in any case:

               (1) form additional unconsolidated down-REITs for property acquisition unless they comply on an on-going basis with each of the following conditions:

                    (i) Essex Management Corporation, a California corporation ("EMC"), or any wholly owned subsidiary of Guarantor or Borrower shall be the sole general partner of and have the controlling interest in any such partnership;

                    (ii) Guarantor and/or Borrower and/or EMC shall have sole control of each property and entity;

                    (iii) limited partners shall receive only units and/or cash for value contributed;

                    (iv) all assets, liabilities and income shall be fully consolidated into the financial statements of Guarantor for purposes of the conditions and covenants set out in this Agreement; and

                    (v) the total of all down-REIT properties shall not exceed fifteen percent (15%) of the Gross Asset Value.

               (2)  liquidate or dissolve Borrower's or Guarantor's business; or

               (3) dispose of all of Borrower's or Guarantor's business or Borrower's or Guarantor's assets.

     7.8  Type of Business; Development Covenants.
          ----------------------------------------

          Borrower shall own, manage, finance, lease and/or operate as an owner and operator of multifamily properties and any other business activities and investments shall be incidental thereto. Borrower shall not in any case:

          (a) on a consolidated basis at any time, have properties under development or entitled or unentitled land, in combination (at projected total cost), that exceed thirty-five percent (35%) of Gross Asset Value;

          (b) on a consolidated basis at any time, have any single property under development (at projected total cost) that exceeds five percent (5%) of Gross Asset Value;

          (c) on a consolidated basis at any time, have entitled and unentitled land that exceeds seven and one-half percent (7.5%) of Gross Asset Value or unentitled land that exceeds three percent (3%) of Gross Asset Value;

For the purpose of calculating the development limits contained in subsections
(a), (b) and (c) above (the "Development Limits"), costs of projects developed in partnership with a third party in which Borrower or the Guarantor holds a limited partnership interest are to be included as follows:

Projects: (i) that are to be owned 100% in fee simple by Borrower, Guarantor, or a wholly owned subsidiary thereof, or by Essex Management Company prior to attainment of stabilized occupancy of not less than ninety percent (90%); or
(ii) for which the Borrower or Guarantor will possess contingent or direct liability for the completion or leasing of said project are to be included at one hundred percent (100%) of the projected total cost of the Project; and

Projects: (i) that are not to be owned 100% in fee simple by Borrower prior to attainment of stabilized occupancy of not less than ninety percent (90%); and
(ii) for which Borrower or Guarantor possesses no direct or contingent liability for the completion and leasing of said project are to be included at the amount of (A) nonrefundable deposits; (B) capital contributions; (C) loans to partners; and (D) any other direct obligations and indirect obligations of Guarantor or Borrower.

          (d) on a consolidated basis at any time, have Joint Venture Investments in joint ventures that exceed twenty percent (20%) of Gross Asset Value.

     7.9  Performance of Acts.
          --------------------

          Upon request by Administrative Agent, Borrower shall perform all acts which may be necessary or advisable to carry out the intent of the Loan Documents.

     7.10 Keeping Guarantor Informed.
          ---------------------------

          Borrower shall keep Guarantor (and any other person giving a guaranty to Administrative Agent and Lenders with regard to the Loan), in its capacity as guarantor, informed of Borrower's financial condition and business operations and all other circumstances which may affect Borrower's ability to pay or perform its obligations under the Loan Documents. In addition, Borrower shall deliver to Guarantor all of the financial information required to be furnished to Administrative Agent hereunder.

     7.11 Maximum Total Liabilities to Gross Asset Value of 50%.
          ------------------------------------------------------

          The Total Liabilities of Guarantor and Borrower on a consolidated basis at the end of each quarter shall not exceed fifty percent (50%) of the Gross Asset Value of Guarantor and Borrower on a consolidated basis.

     7.12 Fixed Charge Coverage Ratio.
          ----------------------------

          EBITDA, for the most recent one (1) quarter, divided by Fixed Charges shall not be less than 1.60:1.0.

     7.13 Maximum Quarterly Dividends.
          ----------------------------

          Guarantor shall not declare or pay any distributions or dividends except from cash flow available for distributions or dividends and earned during the immediately preceding fiscal year, and in any event, not in excess of ninety-five percent (95%) of Funds From Operations (as generally defined by the National Association of Real Estate Investment Trusts) ("FFO") on a rolling four-quarter basis. The total of common and preferred stock dividends in any quarter may exceed FFO for the quarter only to the extent necessary for Guarantor to retain its status as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857.

     7.14 [Reserved.]
          -----------

     7.15 Negative Pledge.
          ----------------

          (a) Borrower shall not create, assume, or allow any security interest or lien (including judicial liens) on any Unencumbered Asset Pool Property, except:

               (1) Liens for taxes, assessments or governmental charges or levies to the extent that the Permitted Owner is not yet required to pay the amount secured thereby and easements, covenants, conditions and restrictions, reciprocal easement and access agreements and similar agreements relating to ownership and operation; and

               (2) Liens imposed by law, such as carriers, warehouseman's, mechanic's, materialman's and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the Permitted Owner has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Permitted Owner is in danger of being lost or forfeited; and

          (b) Borrower shall not create, assume, or allow any negative pledge agreement in favor of any other person affecting or relating to any Unencumbered Asset Pool Property.

          (c) Borrower shall have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited lien, encumbrance or charge affecting its properties so long as (i) no Event of Default exists and is continuing, (ii) Borrower first deposits with Administrative Agent a bond or other security satisfactory to Administrative Agent in the amount reasonably required by Administrative Agent; (iii) Borrower immediately commences its contest of such lien, encumbrance or charge, and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the lien, encumbrance or charge is stayed; and (v) Borrower pays any judgment rendered for the lien claimant or other third party, unless such judgment has been stayed as the result of an appeal, within thirty (30) days after the entry of the judgment. Borrower will discharge or elect to contest and post an appropriate bond or other security within thirty (30) days of written demand by Administrative Agent.

     7.16 Borrower's Consolidated Tangible Net Worth.
          -------------------------------------------

          Borrower shall maintain a quarterly consolidated Tangible Net Worth which exceeds the sum of: (1) $330,000,000 at the time of execution of this Agreement, plus (2) seventy-five percent (75%) of the net proceeds from all future equity issues (including common stock, preferred stock and operating partnership units).

     7.17 Total Unencumbered Assets to Unsecured Debt.
          --------------------------------------------

          The amount of the total Unsecured Debt of Borrower and the Guarantor on a consolidated basis shall not be more than fifty percent (50%) of the total Unencumbered Asset Pool Value of the unencumbered real estate assets of Borrower and the Guarantor.

     7.18 Change in Ownership of Borrower or Management of the Unencumbered
          -----------------------------------------------------------------
          Asset Pool Property.
          --------------------

          Borrower shall not cause, permit or suffer (a) any change of the general partner of Borrower, (b) any change in the ownership or control of the party acting as guarantor of the Loan if Essex Property Trust, Inc. is not the surviving entity, or (c) any person or entity other than Guarantor or an affiliate of Guarantor to manage the Unencumbered Asset Pool Property.

     7.19 Books and Records.
          ------------------

          Borrower shall maintain adequate books and records.

     7.20 Audits.
          -------

          Borrower shall allow Administrative Agent and its agents to inspect Borrower's properties and examine, audit and make copies of books and records at any reasonable time upon reasonable notice to Borrower. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Administrative Agent or its agents to have access to perform inspections or audits and to respond to Administrative Agent's requests for information concerning such properties, books and records.

     7.21 Cooperation.
          ------------

          Borrower shall take any action reasonably requested by Administrative Agent to carry out the intent of this Agreement.

     7.22 ERISA Plans.
          ------------

          Borrower shall give prompt written notice to Administrative Agent of:

          (a) The occurrence of any reportable event under Section 4043(b) of ERISA which requires thirty (30) days' notice.

          (b) Any action by Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

          (c)  Any notice of noncompliance made with respect to a Plan under
Section 4041(b) of ERISA.

          (d)  The commencement of any proceeding with respect to a Plan under
Section 4042 of ERISA.

     7.23 Use of Proceeds.
          ----------------

          Borrower shall use the proceeds of the Loan only (i) for interim financing for acquisition of real and personal property, (ii) for letters of credit, (iii) for working capital in Borrower's business, and (iv) other purposes permitted by Borrower's organizational documents as they appear as of the Effective Date, but not for the repurchase of the common stock of Guarantor.

     7.24 Use of Proceeds - Ineligible Securities.
          ----------------------------------------

          Borrower shall not use any proceeds of the Loan, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     7.25 Existing Convertible "Flipper" Loans.
          -------------------------------------

          Within twenty-five (25) days prior to Borrower's conversion (each, a "Conversion") of any portion of the existing One Hundred Twenty-seven Million Four Hundred Eighteen Thousand Dollars ($127,418,000) of "flipper" loans from a secured to an unsecured status, Borrower shall provide Bank with an executed certificate of compliance (each, a "Certificate of Compliance") notifying Bank of such Conversion and containing a covenant that after the occurrence of any Conversion Borrower shall continue to be in compliance with all covenants required under the terms of this Agreement.

8.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

          When Borrower and Guarantor sign this Agreement, and until Administrative Agent and Lenders are repaid in full, Borrower and Guarantor make the following representations and warranties. Each request for an extension of credit constitutes a renewed representation and warranty.

     8.1  Organization of Borrower.
          -------------------------

          Borrower is a limited partnership duly formed and existing under the laws of California.

     8.2  Authorization.
          --------------

          The execution and compliance with this Agreement and each Loan Document to which Borrower is a party are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational papers.

     8.3  Enforceable Agreement.
          ----------------------

          This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and it and any other Loan Document to which it is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

     8.4  Good Standing
          -------------

          In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

     8.5  No Conflicts.
          -------------

          Neither Borrower nor the Unencumbered Asset Pool Property are in violation of, nor do the terms of this Agreement or any other Loan Document conflict with, any regulation or ordinance, any order of any court or governmental entity, any organizational documents of Borrower or Guarantor, or any covenant or agreement affecting Borrower or the Unencumbered Asset Pool Property, which has a material adverse effect on the Borrower or the Unencumbered Asset Pool Property.

     8.6   Financial Information.
           ----------------------

           All financial information which has been and will be delivered to Administrative Agent, including all information relating to the financial condition of Borrower, Guarantor and the Unencumbered Asset Pool Property, did as of its date fairly and accurately represent the financial condition being reported on. All such information was and will be prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. Since December 31, 1999, there has been no material adverse change in the financial condition of Borrower, Guarantor or the Unencumbered Asset Pool Property.

     8.7   Borrower Not a "Foreign Person".
           --------------------------------

           Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

     8.8   Lawsuits.
           ---------

           There is no lawsuit, action, tax claim, investigation, proceeding, or other or other dispute, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect Borrower, Guarantor, or any subsidiaries or affiliates, or any transaction contemplated by this Agreement that will have a material adverse effect on Borrower, Guarantor, or any subsidiaries or affiliates, or any transaction contemplated by this Agreement, or on the ability of Borrower, Guarantor, or any or any subsidiaries or affiliates, to perform its obligations under the Loan Documents, unless otherwise approved in writing by Administrative Agent.

     8.9   Year 2000 Precautions.
           ----------------------

           All of Borrower's computer applications that are material to its business and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

     8.10  Permits, Franchises.
           --------------------

           Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

     8.11  Other Obligations.
           ------------------

           Borrower is not in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     8.12  Income Tax Returns.
           -------------------

           Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

     8.13  No Event of Default.
           --------------------

           There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement.

     8.14  ERISA Plans.
           ------------

           (a) Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

           (b) No reportable event has occurred under Section 4043(b) of ERISA for which the applicable authorities require thirty (30) days' notice.

           (c) No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
Section 4041 of ERISA.

          (d)   No proceeding has been commenced with respect to a Plan under
Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.


          (e) The following terms have the meanings indicated for purposes of this Agreement:

                (1) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                (2) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                (3) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                (4) "Plan" means any employee pension benefit plan maintained or contributed to by Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     8.15  Location of Borrower.
           ---------------------

           Borrower's place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed under Borrower's signature on this Agreement or at such other place as to which Borrower has notified Administrative Agent in writing.

     8.16  No Required Third Party/Governmental Approvals.
           -----------------------------------------------

           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any governmental agency is necessary or required in connection with Borrower's execution, delivery or performance of this Agreement or any other Loan Document to which Borrower is a party, or the enforcement of any such agreements against Borrower.

9.   DEFAULT AND REMEDIES.
     --------------------

     9.1   Events of Default.
           ------------------

           Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events ("Event of Default"):

           (a) Borrower fails to make any payment due hereunder, or fails to make any payment demanded by Administrative Agent under any Loan Document, within fifteen (15) days after the date due or demanded; or

           (b) Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not either cure that failure within thirty (30) days after written notice from Administrative Agent, or, if the default cannot be cured in thirty (30) days, within a reasonable time; or

           (c) Borrower or Guarantor becomes insolvent or the subject of any bankruptcy or other voluntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or the subject of any involuntary proceeding, in court, for the adjustment of debtor-creditor relationships, where such proceeding is not dismissed within sixty (60) days of commencement; or

           (d)   Borrower or Guarantor dissolves or liquidates; or

           (e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

           (f) Guarantor breaches or fails to comply with any covenant contained in this Agreement and does not cure that failure within thirty (30) days after written notice from Administrative Agent, or, if the default cannot be cured in thirty (30) days, within a reasonable time; or

           (g)  An Event of Default occurs under any of the Loan Documents; or

           (h) A final non-appealable judgment or order is entered against Borrower or Guarantor that materially adversely affects Borrower's intended use of the Unencumbered Asset Pool Property or Borrower's or Guarantor's ability to repay the Loan; or

           (i) Borrower or Guarantor fails, after the expiration of applicable cure periods, if any, to perform any obligation under any other agreement Borrower has with Administrative Agent or any Lender or any affiliate of Administrative Agent or any Lender. For the purposes of this section, "affiliated with" means in control of, controlled by or under common control with; or

           (j) Borrower or Guarantor defaults (taking into account applicable cure periods, if any) in connection with any credit such person has with any lender, if (1) the default consists of the failure to make a payment in excess of Five Million Dollars ($5,000,000) when due, or (2) any obligation has been accelerated that is with recourse to Borrower or Guarantor, in excess of Fifteen Million Dollars ($15,000,000) in the aggregate; or

           (k) There is a material adverse change in Borrower's or Guarantor's financial condition, or event or condition that materially impairs Borrower's intended use of the Unencumbered Asset Pool Property which materially impairs Borrower's or Guarantor's ability to repay the Loan; or

           (l) The Guarantor shall no longer qualify as a real estate investment trust under the provisions of Code Sections 856 and 857.

     9.2   Remedies.
           ---------

           If an Event of Default occurs under this Agreement, Administrative Agent may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Administrative Agent's rights and remedies shall be cumulative. All of Borrower's obligations under the Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Administrative Agent's option, exercisable in its sole discretion.

10.  REFERENCE AND ARBITRATION.

     10.1  Mandatory Arbitration. Except as provided below, any controversy or
           ---------------------
claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title

9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered into any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     10.2  Judicial Reference. Subject to SubSection 10.1 above, in any judicial
           ------------------
action between or among the parties, including but not limited to any action or cause of action arising out of or relating to this Agreement or the other Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee(s) shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     10.3  Provisional Remedies; Self-Help. No provision of this Agreement shall
           -------------------------------
limit the right of any party to this Agreement to exercise self-help remedies such as setoff, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

11.  MISCELLANEOUS PROVISIONS.
     ------------------------

     11.1  No Waiver; Consents.
           --------------------

           No alleged waiver by Administrative Agent or any Lender shall be effective unless in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Administrative Agent or any Lender to take action on account of any default of Borrower. Consent by Administrative Agent or any Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission.

     11.2  No Third Parties Benefited.
           ----------------------------

           This Agreement is made and entered into for the sole protection and benefit of the parties signing this Agreement and their successors and assigns. No trust is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

     11.3  Notices.
           --------

           All notices given under this Agreement shall be in writing and shall be effectively served upon delivery; or if mailed, upon the first to occur of receipt or the expiration of forty-eight (48) hours after deposit in certified United States mail, postage prepaid; or twenty-four (24) hours after deposit with overnight courier, prepaid, sent to the party at its address appearing below its signature; or upon confirmation of receipt, if sent by facsimile transmission to the party at the number appearing below its signature and followed by delivery of a hard copy of such notice by United States mail. Those addresses or numbers may be changed by either party by written notice to the other party.

     11.4  Attorneys' Fees.
           ----------------

           If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Agreement, the Loan Documents or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys' fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all of Administrative Agent's costs and expenses, including attorneys' fees, which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of any Loan Document. Attorneys' fees shall include the allocated costs for services of in-house counsel.

     11.5  Participations and Syndications.
           --------------------------------

           Subject to the provisions and limitations of this Section 11.5, Arranger or any Lender may at any time syndicate the Loan or sell to one or more persons or entities participating interests in the Loan and/or any interest of any Lender under any of the Loan Documents and may provide financial information about Borrower to actual or potential participants or assignees, without notice to or consent of Borrower. These rights may include the following without limitation: subsequent to the closing of the Loan, the Arranger may arrange a syndicate of financial institutions (including the Agent and the Lenders) which institutions shall be acceptable to the Borrower (such acceptance not to be unreasonably withheld.) Each Lender will be authorized to disseminate any information it obtains pertaining to the Loan, including, without limitation, any credit or other information on the Borrower, or any subsidiary or affiliate of the Borrower, to any assignee or participant or prospective assignee or prospective participant, to any of the Lenders' affiliates, any regulatory body having jurisdiction over any Lender and to any other parties as necessary or appropriate in any of the Lenders' reasonable judgment. Borrower agrees to actively assist the Arranger in syndication of the Loan. To assist the Arranger in its syndication efforts, the Borrower shall, at the request of the Arranger:
(1) provide and cause its advisors to provide the Arranger and any Lender that becomes party to this Agreement as a successor in interest to a Lender, upon request, with all information reasonably deemed necessary by the Arranger to syndicate the Loan; (2) assist the Arranger upon its reasonable request in the preparation of an offering memorandum to be used in connection with the syndication of the Loan and; (3) otherwise assist the Arranger in its syndication efforts, including making available officers and advisors of the Borrower and its affiliates and subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at a meeting or meetings of prospective lenders.

     11.6  Heirs, Successors and Assigns.
           ------------------------------

           The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Administrative Agent. Administrative Agent and Lenders shall have the right to transfer the Loan to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Administrative Agent and Lenders may disclose to any prospective purchaser of any securities issued by Administrative Agent or Lenders, and to any prospective or actual purchaser of any interest in the Loan or any other loans made by Lenders to Borrower (in the case of a prospective purchase of an interest in the Loan or any other loan, upon Lender's receiving its standard confidentiality letter from the prospective purchaser of the interest in the Loan or any other loan), any financial or other information relating to Borrower, the Loan or the Unencumbered Asset Pool Property.

     11.7  Payments Set Aside.
           -------------------

           To the extent that Borrower makes a payment or payments or transfers any assets to Administrative Agent, and such payment or payments or transfer or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then:
(i) any and all obligations owed to Administrative Agent and any and all remedies available to Administrative Agent under the terms of the Loan Documents or in law or equity against Borrower shall be automatically revived and reinstated to the extent (and only to the extent) of any recovery permitted under clause (ii) below; and (ii) Administrative Agent shall be entitled to recover (and shall be entitled to file a proof of claim to obtain such recovery in any applicable bankruptcy, insolvency, receivership or fraudulent conveyance or fraudulent transfer proceeding) either: (x) the amount of the payments or the value of the transfer or

(y) if the transfer has been undone and the assets returned in whole or in part, the value of the consideration paid to or received by Borrower for the initial asset transfer, plus in each case any deferred interest from the date of the disgorgement to the date of distribution to Administrative Agent in any bankruptcy, insolvency, receivership or fraudulent conveyance or fraudulent transfer proceeding, and any costs and expenses due and owing, including, without limitation, any reasonable attorneys' fees incurred by Administrative Agent in connection with the exercise of its rights under this Section 11.7.

     11.8  Interpretation.
           ---------------

           The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

     11.9  Miscellaneous.
           --------------

           This Agreement may not be modified or amended except by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. If Borrower consists of more than one person or entity, each shall be jointly and severally liable for the faithful performance of this Agreement and the other Loan Documents. Time is of the essence in the performance of this Agreement and the other Loan Documents. This Agreement shall be governed by California law. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes be deemed an original and all such counterparts taken together, shall constitute one and the same instrument.

     11.10 Integration and Relation to Loan Commitment.
           --------------------------------------------

           The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents, including any loan commitment issued to Borrower.

     11.11 Actions.
           --------

           Administrative Agent shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its rights, duties or liabilities relating to the Loan, the Unencumbered Asset Pool Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Administrative Agent's reasonable out-of-pocket costs, expenses, and legal fees and expenses of Administrative Agent's counsel incurred in those actions or proceedings.

     11.12 Relationships with Other Customers.
           -----------------------------------

           From time to time, Administrative Agent or any Lender may have business relationships with Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that in no event shall Administrative Agent or any Lender be obligated to disclose to Borrower any information concerning any other customer thereof. Borrower further agrees that any Lender may extend credit to those parties and may take any action it may deem necessary to collect any such credit, regardless of any effect the extension or collection of such credit may have on Borrower's financial condition or operations.

          IN WITNESS WHEREOF, Borrower and the other parties hereto have executed this Agreement as of the date first above written.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:  ESSEX PROPERTY TRUST, INC.,
     a Maryland corporation, its General Partner

     By:________________________________
     Name:______________________________
     Title:_____________________________

     925 East Meadow Drive
     Palo Alto, CA 94303
     Attn: John F. Burkart (facsimile: (650) 565-9855)
           Michael J. Schall (facsimile: (650) 858-0139)
           Jordan E. Ritter (facsimile: (650) 858-1372)

BANK OF AMERICA, N.A.,
a National Banking Association,
as Administrative Agent and as Lender

By:_____________________________________
Name:___________________________________
Title:__________________________________

600 Montgomery Street, 37th Floor
San Francisco, CA 94111
Attn.: Frank Stumpf (facsimile: (415) 913-3445)

UNION BANK OF CALIFORNIA, N.A.,
a National Banking Association,
as Co-Syndication Agent and as Lender

By:______________________________________
Name:____________________________________
Title:___________________________________

200 Pringle Avenue, Suite 200
Walnut Creek, CA 94596
Attn.: Geoffrey Horn (facsimile: (925) 947-2416)

BANK ONE, N.A.
a National Banking Association,
as Co-Syndication Agent and as Lender

By:______________________________________
Name:____________________________________
Title:___________________________________

1 Bank One Plaza, 14th Floor
Mail Code: IL1-0315
Chicago, IL 60670-0315
Attn.:  Dell McCoy (facsimile: (312) 732-1117)

COMERICA BANK,
a _______________________________________
as Lender

By:______________________________________
Name:____________________________________
Title:___________________________________

Comerica Tower, MC 3256
500 Woodward Avenue, 7th Floor
Detroit, MI 48226
Attn.: Casey Ostrander (facsimile: (313) 222-9295)

KEYBANK, National Association
a National Banking Association,
as Lender

By:______________________________________
Name:____________________________________
Title:___________________________________

127 Public Square, 6th Floor
Cleveland, OH 44114-1306
Attn.: Kevin Murray (facsimile: (216) 689-4997)

                             CONSENT OF GUARANTOR
                             --------------------

          Essex Property Trust, Inc., a Maryland corporation, consents to the foregoing First Amended and Restated Revolving Loan Agreement and reaffirms its obligations under the Payment Guaranty (Revolving Loan) executed as of even date with this Agreement.

Dated as of _____________, 2000        ESSEX PROPERTY TRUST, INC.,
                                       a Maryland corporation, as Guarantor

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                       925 East Meadow Drive
                                       Palo Alto, CA 94303
                                       Attn.:___________________________________

                                   EXHIBIT A
                                   ---------

                                  [RESERVED]
                                  ----------

                                   EXHIBIT B
                                   ---------

                           FORM OF LETTER OF CREDIT

                                [See Attached]

                                   Exhibit C
                                   ---------

                       BORROWING NOTICE AND CERTIFICATE

                            ________________, 2000

Bank of America, N.A.
50 California Street, 11/th/ Floor
San Francisco, California 94111
Attention: ___________________

     Re: First Amended and Restated Revolving Loan Agreement dated as of May __, 2000 (the "Agreement") between BANK OF AMERICA, N.A. ("Bank") and Essex Portfolio L.P., a California limited partnership ("Borrower")

Dear ___________________:

          Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice and Certificate without definition have the meanings specified in the Agreement.

          Pursuant to the Agreement, notice is hereby given that the Borrower hereby makes one or more of the following requests or submissions:

          ___   Borrower hereby requests an extension of credit in the form of an advance ("Advance") in accordance with the terms stated on Exhibit 1 attached hereto; or

          ___   Borrower hereby requests an extension of credit in the form of a
Swing Loan ("Swing") as set forth under Section 2.5 of the Agreement in accordance with the terms stated on Exhibit 1 attached hereto; or

          ___   Borrower hereby requests the issuance of a Letter of Credit as set forth under Section 2.4 of the Agreement in accordance with the terms stated on Exhibit B attached to the Agreement and with the terms stated on Exhibit 2 attached hereto; or

          ___   Borrower hereby requests Removal of Property from the
Unencumbered Asset Pool ("UAP") as set forth under Section 5.2(b) of the Agreement in accordance with the terms stated on Exhibit 3 attached hereto; or

          ___   Borrower hereby submits this Borrowing Notice and Certificate in accordance with Section 7.4 of the Agreement; and

          The Borrower and the undersigned Officer of the Borrower hereby certify that:

               (1)  Commitment. The outstanding amount of the Loan shall not,
                    ----------
after giving effect to the making of the Advance, the Swing or the issuance of the Letter of Credit, exceed the Available Amount as defined in Section 2.1(b) of the Agreement;

               (2)  Representations and Warranties. All representations and
                    ------------------------------
warranties of the Borrower contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, the Swing, the issuance date of the Letter of Credit, the release of any UAP Property and/or with the submission of the financial statements required by Section 7.4 of Agreement, both before and after giving effect to the Advance, the Swing, the issuance of a Letter of Credit, or the Release of UAP Property; provided, however, that the representations and warranties of the Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

               (3)  Event of Default. No Event of Default exists as of the date
                    ----------------
hereof or that would result after notice or passage of time or will result from the making of the Advance, the Swing, the issuance of the Letter of Credit or the Release of UAP Property; or

               (4)  Use. The proceeds of the Advance, the Swing, the purpose of
                    ---
the Letter of Credit or the Release of UAP Property are only as permitted by the Agreement;

               (5)  No Material Adverse Effect.  No act, omission, change or
                    --------------------------
event which would have a material adverse effect on the Borrower has occurred since the Date of the Agreement.

               (6)  Other Conditions. Enclosed are the documents and information
                    ----------------
requested by Bank as a condition to the Advance, the Swing, the issuance of the Letter of Credit or the Release of UAP Property.

Dated as of _____________, 2000        ESSEX PORTFOLIO, L.P.,
                                       a California limited partnership

                                       By: Essex Property Trust, Inc.,
                                           a Maryland corporation,
                                           its General Partner


                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                   EXHIBIT 1
                                   ---------


                        REQUEST FOR EXTENSION OF CREDIT
                        -------------------------------

                             ESSEX PORTFOLIO, L.P.
                                  LIN #GJ1602
                                 REVOLVING LOAN


                                ADVANCE / SWING

                      Swingline Loan  _____ Yes  _____ No

1.  Amount of Requested Advance or Swing
    (must be at least $500,000.00):         $  _________________________________

2.  Date Advance/Swing Requested:           ____________________________________

3.  Term:                                   Days/Months:             ___________

    a.  of Advance:                         Remain at reference for: ___________
                                            Days/Months:             ___________

    b.  of Swing:                           Convert to LIBOR
                                            Alternative for :        ___________

4.  Purpose of Advance/Swing:               ____________________________________

5.  Type of Advance:                        Reference Rate:          ___________

                                            LIBOR:                   ___________

6.  Swing:                                  Reference Rate Only:     ___________

7.  Source of Repayment:                    ____________________________________
                                            ____________________________________


 .    Use Exhibit 4 attached hereto if requesting continuation or conversion of
     LIBOR Alternative.

                                   Exhibit-1

                                   EXHIBIT 2
                                   ---------

                        REQUEST FOR EXTENSION OF CREDIT
                        -------------------------------

                             ESSEX PORTFOLIO, L.P.
                                  LIN #GJ1602
                                REVOLVING LOAN


                           LETTER OF CREDIT REQUEST
                           ------------------------


1.  Letter of Credit Amount:                $  ______________________________

2.  Date Letter of Credit Requested:        _________________________________

3.  Expiration Date of Letter of Credit:    _________________________________

4.  Beneficiary of Letter of Credit:        _________________________________
                                            _________________________________

5.  Purpose of Letter of Credit:            _________________________________

                                   Exhibit-2

                                   EXHIBIT 3
                                   ---------

                                  LIN #GJ1602
                                REVOLVING LOAN

                        REQUEST TO RELEASE UAP PROPERTY
                        -------------------------------


1.  UAP Property Name:                       _________________________________

2.  Date Release Requested:                  _________________________________

3.  Borrowers New Available Amount Under
    Agreement:                               $  ______________________________

                                   Exhibit-3

                                   EXHIBIT 4
                                   ---------

                     REQUEST FOR CONVERSION / CONTINUATION
                     -------------------------------------

                             ESSEX PORTFOLIO, L.P.
                                  LIN #GJ1602
                                REVOLVING LOAN


1.  Conversion / Continuation Date:         __________________________________

2.  Aggregate Amount to be Converted/
    Continued to/at LIBOR Alternative
    Minimum Amount of $1,000,000            $  _______________________________


3.  New Rate Period:                        __________________________________


                                            ESSEX PORTFOLIO, L.P.,
                                            a California limited partnership

                                            By:  Essex Property Trust, Inc.,
                                                 a Maryland corporation


                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                   Exhibit-4

                                   EXHIBIT D
                                   ---------

                            UNENCUMBERED ASSET POOL

                                AS OF 12/31/99

---------------------------------------------------------------------------------------------
                                     # of         Current            Available
Property Name                        Units       Location                Value         Amount
---------------------------------------------------------------------------------------------
1   Bristol Commons                    188  Sunnyvale, CA           27,963,424     13,981,712
2   Laurels at Mill Creek              164  Mill Creek, WA           9,742,392      4,871,196
3   Marina Cove                        292  Santa Clara, CA         39,282,810     19,641,405
4   Plumtree                           140  Santa Clara, CA         18,350,230      9,175,115
5   Foothill/Twin Creeks               176  San Ramon, CA           22,245,380     11,122,690
6   Tara Village                       168  Tarzana, CA             13,121,516      6,560,758
7   Kings road                         194  Los Angeles, CA         15,435,868      7,717,934
8   Park Place/Windsor Court           234  Los Angeles, CA        16,.444,178      8,222,089
9   Monterra del Mar                   117  Pasadena, CA             8,787,306      4,393,653
10  The Village                        122  Oxnard, CA               9,706,492      4,853,246
11  Villa Scandia                      118  Ventura, CA              7,502,504      3,751,252
12  Trabuco Villas                     132  Lake Forest, CA         12,236,112      6,118,056
13  Meadows at Cascade Park            198  Vancouver, WA            9,891,360      4,945,680
14  Village at Cascade Park            192  Vancouver, WA            9,776,424      4,888,212
15  Wimbledon Woods                    560  Hayward, CA             50,770,212     25,385,106
16  Castle Creek                       216  Newcastle, WA           18,223,486      9,111,743
17  Avondale at Warner Center          446  Woodland Hills, CA      28,934,768     14,467,384
---------------------------------------------------------------------------------------------
                            Total:   3,657                         318,414,462    159,207,231
=============================================================================================

                                   Exhibit E
                                   ---------

                            COMPLIANCE CERTIFICATE

                              ____________, 2000

Mr. Frank H. Stumpf
Bank of America, N.A.
600 Montgomery Street, 37/th/ Floor
San Francisco, CA 94111

     Re: First Amended and Restated Revolving Loan Agreement dated as of May __, 2000 (the "Agreement") between Bank of America, N.A. (the "Administrative Agent") and Essex Portfolio L.P., a California limited partnership ("Borrower").

Dear Frank:

To the best of my knowledge, no Event of Default has occurred and is continuing or would result after notice or passage of time and the Borrower is in compliance with all of the financial covenants of the Agreement under the applicable sections as of ______________, as follows:

(1)   Minimum Tangible Net Worth (Section ____)     Required:          $330 MM
                                                    Actual:            $
                                                    Margin:            $

Minimum                                             $330 MM
Plus 75% of post 5/1/00 offerings                   $
                                                    --------------
Total                                               $

(2)   Total Liabilities to Adjusted Gross Asset     Not to Exceed:     0.50:1.00
      Value (Section ____)
                                                    Actual:
                                                    Margin:            $
Total Liabilities (Schedule 1)                      $
Gross Asset Value:                                  $

Net income before minority interest, gain on        $
sale of real estate and extraordinary items
Plus: Interest                                      $
      Depreciation                                  $
      Amortization                                  $
                                                    --------------

EBITDA                                                              $

Less: NOI from assets held for *3 months (Schedule 3)               $
      Minority interest for the quarter (Schedule 4)                $
      Properties sold in the quarter (Schedule 5)                   $
                                                                    ----------

Quarterly Adjusted EBITDA                                           $
Annualized                                                          $
Capitalization Rate                                                 8.75%
Preliminary GAV                                                     $

Plus: Cash and Marketable Securities (Financial                     $
      Statement/ Unrestricted/ 90 days liquid)
      75% acquisitions during the quarter (Schedule 3)              $
      75% of book value of development in progress                  $
      (Schedule 6)
                                                                    ----------

Adjusted Gross Asset Value                                          $

(3)   Fixed Charge Coverage (Section ___)                           Not less than:      1.60:1.00
                                                                    Actual:
                                                                    Margin:             $

Quarterly EBITDA                                                    $

Fixed Charges:
      Interest                                                      $
      Capitalized interest                                          $
      Perpetual preferred stock dividend                            $
      Convertible preferred stock dividend                          $
      Scheduled principal amortization                              $
      Capital Expense Reserve ($250/unit/yr)                        $
                                                                    ----------
Total Fixed Charges                                                 $

(4)   Unsecured Debt to Unencumbered Asset                          Not to exceed:      0.50:1.00
      Value (Section ___)
(see Schedule 1 for detail calculation)                             Actual:
                                                                    Margin:             $
Unsecured Debt                                                      $
Unencumbered Asset Pool Value                                       $
Mortgageability Value                                               $

* Less Than

(5)  Distributions year to date (Section ___)                        Not to exceed:                95% of
                                                                                                   FFO
                                                                     Actual:

Actual FFO  (trailing 4 Qtrs - specify dates)                        $
                                                                     _________
Actual distributions (trailing 4 Qtrs. - specify dates)              $

(6)  Development - Schedule 6 (percentage of
     Adjusted Gross Asset Value)  (Section ___)

a: Total Development                                                 Not to exceed:                35.0%
                                                                     Actual:
                                                                     Margin:
     Total Under Development                                         $

b: Single Asset                                                      Not to exceed:                 5.0%
                                                                     Actual:
                                                                     Margin:
     Single Assets Under Development                                 $

c: Total Land (includes unentitled land)                             Not to exceed:                 7.5%
                                                                     Actual:
                                                                     Margin:
     Land Under Development                                          $

d: Total Unentitled Land                                            Not to exceed:                  3.0%
                                                                     Actual:
                                                                     Margin:
     Unentitled Land Under Development                               $

e: Joint Venture Development                                         Not to exceed:                20.0%
                                                                     Actual:
                                                                     Margin:
     Joint Venture Development

Each of the foregoing ratios and financial requirements were calculated as of the last day of each fiscal quarter, but were satisfied at all times during the period covered and are further detailed on the attached spreadsheet Schedules 1 through 6.

                                             Sincerely,



                                             Michael Schall
                                             Executive Vice-President, CFO

                          FIRST AMENDED AND RESTATED
                              CO-LENDER AGREEMENT

                           dated as of May 16, 2000

                                     among

                            ESSEX PORTFOLIO, L.P.,
                       a California limited partnership,

                           THE BANKS LISTED HEREIN,

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,


                        UNION BANK OF CALIFORNIA, N.A.
                                      and
                                BANK ONE, N.A.,
                           as Co-Syndication Agents,

                                      and

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----
1.   Definitions                                                     1

2.   Appointment and Authorization                                   5

3.   Agent's Discretion; Delegation of Duties                        5

4.   Liability of Agent                                              5

5.   Reliance by Agent                                               6

6.   Cooperation; Duties                                             6

7.   Amendments and Waivers                                          7

8.   Credit Decision                                                 8

9.   Indemnification; Costs and Expenses                             9

10.  Insurance, Taxes, Protective Advances                          10

11.  Agent in Individual Capacity; Conflict of Interest             10

12.  Collateral Matters                                             10

13.  Collections of Payments by Agent                               11

14.  Withholding Tax                                                12

15.  No Set-off                                                     12

16.  Notice of Default                                              13

17.  Borrower's Default; Enforcement.                               13

18.  Foreclosure                                                    13

19.  Workout                                                        14

20.  Bankruptcy of Borrower                                         15

21.  Acquisition of Collateral                                      15

22.  Property Manager                                               15

23.  Business Plan; Required Consent                                15

24.  Income and Expenses                                            16

25.  Disposition of the Collateral                                  16

26.  Holding Agreement                                              17

27.  Effect of Agreement and Relationship of Parties                17

28.  Arbitration and Judicial Reference                             17

29.  Counsel                                                        17

30.  Successors and Assigns                                         18

31.  Notices                                                        18

32.  Relationship to Loan Documents.                                18

                FIRST AMENDED AND RESTATED CO-LENDER AGREEMENT
                ----------------------------------------------


          This First Amended and Restated Co-Lender Agreement (the "Agreement") is entered into as of May 16, 2000, among the several financial institutions from time to time party to this Agreement (collectively, the "Banks";
                                                              -----
individually, a "Bank"), and Bank of America, N.A. ("BankAmerica"), as one of
                 ----
the Banks and as administrative agent ("Agent") for the Banks and Essex Portfolio, L.P., a California limited partnership (the "Borrower").

          WHEREAS, the Banks have agreed to make available to Borrower an unsecured revolving line of credit loan (the "Loan") upon the terms and conditions set forth in the Loan Documents and specifically set forth under the terms of that certain Revolving Loan Agreement dated May 11, 1998; and the Banks agreed that Agent should administer and maintain records in connection with said Loan in accordance with this Agreement and the Loan Documents, and

          WHEREAS, BankAmerica, Bank of America, N.A. as Agent, Banks, Banc of America Securities, LLC as Sole Lead Arranger and Sole Book Manager, Union Bank of California, N.A. and BankOne, N.A. as Co-Syndication Agents, Essex Property Trust, Inc. as Guarantor, and Borrower have entered into that certain First Amended and Restated Revolving Loan Agreement dated as of even date herewith.

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   Definitions.
          -----------

          (a) As used herein, the following words have the meanings indicated. Capitalized terms not defined herein have the meanings given in the Loan Documents.

          "Acquisition Date" has the meaning given in Section 21 below.
           ----------------

          "Advance" means any advance of Loan proceeds (other than a Swing Loan)
           -------
     made pursuant to the terms of the Loan Documents.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly owns, is owned by, or is under common ownership with, such Person. A Person shall be deemed to own another if it owns directly or indirectly fifty percent (50%) or more of the other Person whether through the ownership of voting securities, membership interests, or otherwise.

          "Agent" means BankAmerica (as that term is defined below) in its
           -----
     capacity as administrative agent for the Banks hereunder, and any successor administrative agent.

          "Agent-Related Persons" means BankAmerica and any successor
           ---------------------
     administrative agent hereunder, together with their respective Affiliates and the officers, directors, employees, and agents of such Persons.

          "Agent's Payment Office" means the address for payments set forth
           ----------------------
     herein for Agent, or such other address as Agent may specify.

          "Assignment and Assumption Agreement" means the document designated as
           -----------------------------------
     such in the Loan Documents.

          "Bank" and "Banks" have the meanings specified in the introductory
           ----       -----
     sentence of this Agreement.

          "BankAmerica" means Bank of America, N.A.
           -----------

          "Business Plan" has the meaning given in Section 23 below.
           -------------

          "Collateral" means all property and interests in property and proceeds
           ----------
     thereof now owned or hereafter acquired by Borrower in or upon which a lien or security interest hereafter exists in favor of the Banks or Agent on behalf of the Banks in connection with this Loan.

          "Collateral Documents" means (i) any deed of trust, security
           --------------------
     agreement, and other security instrument, mortgage, lease assignment, and other similar agreement between Borrower (or third parties) and the Banks or Agent for the benefit of the Banks hereafter delivered to the Banks or Agent in connection with the Loan, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against Borrower (or third parties) as debtor in favor of the Banks or Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commitment" means, as to any Bank, the amount of the Loan for which
           ----------
     such Bank is obligated.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Twenty Million Dollars ($120,000,000); (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank; or (iii) a Person approved by the Required Banks and Agent.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
     opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and of the Financial Accounting Standards Board, which are applicable as of the date of determination.

          "Governmental Authority" means any government, state or other
           ----------------------
     political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any entity owned or controlled through capital ownership or otherwise by any of the foregoing.

          "Holding Agreement" has the meaning given in Section 26 below.
           -----------------

          "Lending Office" means, as to any Bank, the office specified as its
           --------------
     Lending Office on Schedule 1 of the Modification Agreement or as such Bank may designate to Borrower and Agent.

          "Loan Agreement" means that First Amended and Restated Revolving Loan
           --------------
     Agreement between BankAmerica, Bank of America, N.A. as Agent, Banks, Banc of America Securities, LLC as Sole Lead Arranger and Sole Book Manager, Union Bank of California, N.A. and BankOne, N.A. as Co-Syndication Agents, Essex Property Trust, Inc. as Guarantor, and Borrower dated as of even date herewith relating to a One Hundred Twenty Million Dollar ($120,000,000) unsecured revolving line of credit loan.

          "Loan Documents" means the Note, the Swing Line Note, the Loan
           --------------
     Agreement, the Payment Guaranty, the First Amended and Restated Modification Agreement and any other documents identified as a "Loan Document" in the Loan Agreement. This First Amended and Restated Co-Lender Agreement is not a Loan Document.

          "Note" means a promissory note other than a Swing Line Note executed
           ----
     by Borrower in favor of a Bank or Agent on behalf of the Banks pursuant to the Loan Agreement.

          "Notice of Borrowing" means a notice as described in the Loan
           -------------------
     Documents.

          "Obligations" means all advances, debts, liabilities, obligations and
           -----------
     covenants arising under any Loan Document owing by Borrower to any Bank, Agent, or any Indemnified Person, whether absolute or contingent, due or to become due, now existing or hereafter arising.

          "Person" means an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Property Manager" has the meaning given in Section 22 below.
           ----------------

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of: (1) such Bank's Commitment divided by (2) the aggregated Commitments of all Banks.

          "Required Banks" means at any time two or more Banks then holding at
           --------------
     least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loan (not including the Swing Loan), (or, if no amounts are outstanding, having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments).

          "Subsidiary" of a Person means any other Person of which fifty percent
           ----------
     (50%) or more of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Swing Loan" has the meaning given to it in the Loan Agreement.
           ----------

          "Swing Line Note" has the meaning given to it in the Loan Agreement.
           ---------------

          (b) Unless the context clearly requires otherwise, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with, GAAP, consistently applied.

     2.   Appointment and Authorization.
          -----------------------------

          (a) Each Bank hereby irrevocably (subject to the provision on Successor Agent in the Loan Documents) appoints and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any Loan Document, together with such powers as are reasonably incidental thereto.

          (b) Notwithstanding any provision to the contrary in this Agreement or any Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Loan Documents, nor shall Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Loan Document against Agent.

     3.   Agent's Discretion; Delegation of Duties.
          ----------------------------------------

          (a) Agent will perform its duties under this Agreement in the ordinary course of business and in accordance with Agent's usual practices, as may be modified from time to time as Agent deems appropriate under the circumstances. Except as expressly set forth in this Agreement or the Loan Documents, Agent shall be entitled to use its discretion in taking or refraining from taking any actions in connection with the Loan, the Loan Documents, and the Collateral. Agent may, in its sole discretion, request the Banks' consent to an action for which their consent is not required under this Agreement or the Loan Documents, but any such request shall not create any express or implied requirement that the Banks' consent to any action be obtained except as expressly provided in this Agreement or the Loan Documents.

          (b) Agent may execute any of its duties under this Agreement or any Loan Document by or through agents, or employees and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or counsel that Agent selects with reasonable care.

     4.   Liability of Agent.
          ------------------

          None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them in connection with this Agreement or any Loan Document or the transactions contemplated hereby (except for such Person's own gross negligence or willful misconduct), or (ii) be responsible to any of the Banks for any statement, representation or warranty made by Borrower or any Affiliate of Borrower contained in any Loan Document or in any certificate, report, statement or other document provided in connection with this Agreement or any Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Except as expressly provided in this Agreement or the Loan Documents, no Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     5.   Reliance by Agent.
          -----------------

          (a) Agent shall be entitled to rely upon any writing, notice, consent, certificate, facsimile, telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Loan Document unless it shall first receive such advice or concurrence, if it so requests, of the Required Banks and shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          (b) For purposes of determining compliance with the conditions specified for closing the Loan, each Bank that has executed this Agreement or an Assignment and Assumption Agreement shall be deemed to have consented to or approved each document or other matter for which consent or approval of such Bank is required.

     6.   Cooperation; Duties.
          -------------------

          (a) The parties hereto agree to cooperate in good faith and in a commercially reasonable manner in connection with the exercise by Agent of the rights granted to it and the Banks by law, the Loan Documents and this Agreement, including, without limitation, providing necessary information to Agent with respect to the Obligations, and preparing and executing necessary affidavits, certificates, notices, instruments and documents.

          (b) Each Bank shall upon written demand deliver to Agent a special power of attorney (or similar instrument) acceptable to Agent and executed in recordable form, as may be reasonably required by Agent to authorize Agent on behalf of each Bank to take any and all action authorized pursuant to this Agreement.

          (c) Only Agent may perform the duties reserved to it under the Loan Documents and this Agreement and no Bank shall act or purport to act on behalf of the other Banks or Agent on any such matters.

          (d) No Bank identified in this Agreement or the Loan Documents as a "co-agent" or "lead manager" shall have any right, power, obligation or responsibility other than those applicable to all Banks as such.

          (e) Each Bank acknowledges that it has not relied and will not rely on Agent or any Bank identified as a co-agent or lead manager in deciding to enter into this Agreement or in taking or not taking action hereunder.

     7.   Amendments and Waivers.
          ----------------------

          (a) No amendment or waiver of any provision of this Agreement or any Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by Agent at the written request of the Required Banks), and Borrower if required, and acknowledged by Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. However, no such waiver, amendment, or consent shall do any of the following unless it is in writing and signed by all the Banks (and Borrower if required) and acknowledged by Agent:

              (i) Increase the aggregate Commitment or increase the Commitment of any Bank.

              (ii) Postpone or delay any date fixed by this Agreement or any Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any one of them) hereunder or under any Loan Document.

              (iii) Reduce the rate of interest or (subject to subsection (b) below) any fees or other amounts payable in connection with the Loan except as provided in the Loan Agreement.

              (iv) Change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Banks, or any of them, to take any action hereunder.

              (v) Amend this or any provision requiring consent of all Banks for action by Agent.

              (vi) Discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided in the Loan Documents or except where only the consent of the Required Banks is expressly required.

              (vii) Amend any Loan Document to change the definition of or provisions relating to an Event of Default by Borrower.

          (b) No amendment, waiver or consent shall affect the rights or duties of Agent under this Agreement or any Loan Document unless it is in writing and signed by Agent in addition to the required number of Banks. Agent shall not issue a set aside letter or waive a condition of disbursement without the consent of the Required Banks.

     8.   Credit Decision.
          ---------------

          Each Bank acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed a representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to Agent that, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, that Bank has made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, the value of and title to any and all Collateral, and all applicable financial and regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower, and that it will continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required herein to be furnished to the Banks by Agent, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning Borrower or the Collateral which may come into the possession of any Agent-Related Person.

     9.   Indemnification; Costs and Expenses.
          -----------------------------------

          (a) Whether or not the transactions contemplated hereby are consummated, the Banks according to their respective Pro Rata Shares shall indemnify upon demand Agent-Related Persons from and against any and all Indemnified Liabilities (as defined in the Loan Documents) to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so. However, no Bank shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct.

          (b) Each Bank shall reimburse Agent upon demand for its Pro Rata Share of any costs or expenses (including legal fees) incurred by Agent in connection with the preparation, administration, modification, or enforcement of, or legal advice in connection with, this Agreement or any Loan Document, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower.

          (c) Each Bank shall upon demand reimburse Agent for such Bank's Pro Rata Share of any and all costs, expenses and disbursements which may be incurred or paid by Agent in its role as Agent in connection with any action taken by Agent to enforce or protect any Collateral, for which Agent has not previously been reimbursed by Borrower, including reasonable fees of attorneys, appraisers and inspectors (which includes reasonable charges for services rendered by attorneys, appraisers or inspectors who are employees of Agent). If Agent subsequently recovers any such expense from Borrower or any third party, Agent shall reimburse each Bank according to that Bank's Pro Rata Share of the recovery.

          (d) Each Bank is severally but not jointly liable according to its Pro Rata Share to Borrower under the Loan Documents. Each Bank agrees to indemnify the other Banks and Agent with respect to claims, liabilities, damages or losses arising out of the failure of said indemnifying Bank to meet its obligations under the Loan Documents and this Agreement.

          (e) The undertakings in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of Agent.

     10.  Insurance, Taxes, Protective Advances.
          -------------------------------------

          If Agent fails to receive satisfactory evidence that all premiums for the insurance policies required by the Loan Documents, if any, or all taxes or assessments on the Collateral have been paid within thirty (30) days of when due, Agent in its sole discretion shall have the right but not the obligation to obtain current coverage or to pay such taxes or assessments, as appropriate, and to require the Banks to advance funds to pay the premiums or costs for it in accordance with their respective Pro Rata Shares.

     11.  Agent in Individual Capacity; Conflict of Interest.
          --------------------------------------------------

          The Banks acknowledge that Agent and its Affiliates now or in the future may have banking or other financial relationships, including being an agent on other loans, with Borrower and its Affiliates, as though BankAmerica were not Agent hereunder and without notice to or consent of the Banks. Each Bank hereby expressly waives any objection to such actual or potential conflict of interest, (subject however to the right of the Banks to replace Agent as provided herein or in the Loan Documents). The Banks acknowledge that in the course of such activities BankAmerica or its Affiliates may receive information regarding Borrower or its Affiliates and acknowledge that Agent shall be under no obligation to provide such information to them, whether or not confidential. With respect to the Loan, BankAmerica shall have the same rights and powers under this Agreement and the Loan Documents as any other Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" include BankAmerica in its individual capacity.

     12.  Collateral Matters.  The Loan is initially unsecured.  In certain
          ------------------
cases provided for in the Loan Documents, all or a portion of any amounts outstanding under the Loan may be secured. In that event, the following provisions and any other provisions of this Agreement relating to Collateral shall apply.

          (a) Agent is authorized on behalf of all the Banks to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain the security interest in and liens upon the Collateral.

          (b) The Banks irrevocably authorize Agent to release, at its option and in its discretion, any lien granted to or held by Agent upon any Collateral
(i) upon termination of or payment in full of the Loan and all other Obligations under the Loan Documents; (ii) constituting Collateral sold or to be sold or disposed of as part of or in connection with any disposition permitted under the Loan Documents; or (iii) upon authorization in writing by the Required Banks. Upon request by Agent, the Banks will confirm in writing Agent's authority to release particular types or items of Collateral.

          (c) Each Bank agrees with the other Banks that Borrower's obligation to such Bank under the Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the real property described in the Collateral Documents. This provision is not intended for the benefit of Borrower.

     13.  Collections of Payments by Agent.
          --------------------------------

          (a) Agent shall have the exclusive right to collect from Borrower or any guarantors, or third parties, on account of the Loan, including principal, interest, fees, protective advances and prepayment premiums (if any), whether such sums are received directly from Borrower, any guarantors, or any other persons, or obtained by right of offset by Agent of any kind, by sale of any Collateral, or by enforcement of the Loan Documents. Agent will receive and hold all collections with respect to the Loan (other than the Swing Loan) for the benefit of the Banks in accordance with their Pro Rata Shares.

          (b) If any Bank shall receive any payments or property in connection with the Loan (whether or not voluntary), except from Agent, that Bank shall transfer to Agent all such funds or property within one Banking Day of receipt.

          (c) No Bank shall independently initiate any judicial action or other similar proceeding or action against Borrower with respect to the Loan.

          (d) If Agent declares that an Event of Default (as defined in any Loan Document) has occurred and that Agent is treating the Loan as "in workout", then all collections thereafter shall be applied first to Agent's fees and costs of collection, then to the payment of interest pursuant to the Loan Documents and then to the balance of unpaid principal. All losses shall be borne by each Bank to the extent of each Bank's Pro Rata Share.

          (e) Except as otherwise provided in the Loan Documents or this Agreement, when Agent receives a payment of principal, interest or other amount of funds in connection with the Loan, Agent will pay over to each Bank (or retain, if appropriate), such Bank's portion of that payment determined as set forth in the Loan Documents and any Assignment and Assumption Agreements.

     14.  Withholding Tax.
          ---------------

          All taxes due and payable on any payments to be made to a Bank under this Agreement shall be such Bank's sole responsibility, except to the extent such taxes are actually reimbursed by Borrower under the Loan Documents. All payments to be made to each Bank under this Agreement shall be made after deduction for any taxes, charges, levies or withholdings which are imposed by the country of incorporation of Borrower, the United States of America or any other applicable taxing authority. Each Bank agrees to provide to Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service (and any applicable state authority) in order to certify such Bank's exemption from or reduction of United States (or applicable state) withholding taxes with respect to payments to be made to such Bank under this Agreement or the Loan Documents.

          Each Bank agrees to promptly notify Agent of any change which would modify or render invalid any claimed exemption or reduction, or of any sale, assignment, participation, or other transfer by such Bank of all or part of its interest in the Loan. If any Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Bank, such Bank shall indemnify Agent fully for all amounts paid by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including legal expenses). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     15.  No Set-off.
          ----------

          Each Bank hereby acknowledges that the exercise by any Bank of offset, set-off, banker's lien, or similar rights against any deposit account or other property or asset of Borrower whether or not located in California, could result under certain laws in significant impairment of the ability of all Banks to recover any further amounts in respect of the Loan. Therefore, each Bank agrees not to charge or offset any amount owed to it by Borrower relating to or arising from the Loan or the Loan Documents against any of the accounts, property or assets of Borrower or any of its Affiliates held by such Bank, without the prior written approval of Agent and the Required Banks.

     16.  Notice of Default.
          -----------------

          Except for defaults in the payment of principal, interest and fees payable to Agent for the account of the Banks and such other Obligations for which Agent is expressly responsible for determining Borrower's compliance, Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Bank or Borrower referring to the Loan, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify the Banks of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default in accordance with the provisions of this Agreement and the Loan Documents.

     17.  Borrower's Default; Enforcement.
          -------------------------------

          Upon the occurrence of an Event of Default under any Loan Document, the Required Banks shall have the right, upon written notice to Agent, to require that Agent exercise the rights of the Banks as directed by the Required Banks; provided, however, that the Banks shall indemnify, exonerate and hold Agent harmless from and against any and all claims, losses, liabilities, damages and costs (including reasonable legal fees) incurred by Agent as a result of any such exercise of rights at the direction of the Banks.

     18.  Foreclosure.
          -----------

          (a) Upon the occurrence of any Event of Default, if the Borrower has secured its obligations under the Loan Documents with any Collateral, any Bank may request that Agent take any action described in subsection (b) below. After receiving any such request, Agent shall promptly send or deliver to each Bank a written request for consent to the proposed action. Each Bank shall respond to Agent in writing, expressly agreeing or disagreeing with the proposed action, within twenty days (or such shorter period as may be required by Agent) after receiving the request for consent. Any failure of any Bank to deliver timely notice of its agreement or disagreement shall be deemed for all purposes to be consent to the proposed action. Upon receipt of the Banks' responses, Agent shall take the proposed action if the action has received consent by the Required Banks.

          (b) Subject to the procedures in subsection (a) above and the provisions of Section 19 below on Workout, Agent, to the extent permitted by law and the Loan Documents, shall:

              (i) Record a notice of default initiating a nonjudicial foreclosure of any deed of trust; or

              (ii) Postpone any duly scheduled foreclosure sale for more than thirty (30) days except as otherwise required by law; or

              (iii) Commence any judicial foreclosure proceeding; or

               (iv) Make a motion for appointment of a receiver.

     19.  Workout.
          -------

          If Borrower is in material default under the Loan Documents (including, but not limited to, non-payment by Borrower of amounts due and/or bankruptcy by Borrower) and has not cured the default within any applicable cure period, Agent may declare by written notice to the Banks that the Loan is "in workout" (the "Notice of Workout"). The Banks acknowledge that workouts of defaulted loans usually are resolved by either a borrower cure of the default; or a restructure of or other modification to the loan; or by exercising banks' remedies, including, but not limited to, foreclosure on any collateral; and that it is in the interest of the Banks to attain a resolution within a reasonable period of time. Therefore the Banks agree that if, after one hundred eighty (180) days from the date of Agent's Notice of Workout, there has been neither a cure of the default(s), nor a restructure nor other modification executed, nor exercise of the Banks' remedies under Sections 17 or 18 above, then (a) if the Loan is then unsecured, Agent on behalf of the Banks shall sue Borrower and any guarantors for collection of amounts owing to the Banks, subject to and in accordance with advice of Agent's counsel; and (b) if the Loan is then secured, Agent on behalf of the Banks shall foreclose on the Collateral and pursue related remedies, subject to and in accordance with advice of Agent's counsel (and provided there are no environmental, legal or similar problems with the Collateral to cause Agent to reasonably believe it undesirable to foreclose on said Collateral). Notwithstanding any action by Agent under subsections (a) or (b) herein, Agent shall follow the direction of the Required Banks under Sections 17 or 18 above at any time.

          Notwithstanding the foregoing, at any time from the inception of the Loan until the repayment thereof in full, unless and until the Required Banks shall direct Agent to the contrary, Agent shall have the right but not the obligation to take such action as it may deem appropriate to preserve the Collateral, protect the security interest of the Banks therein and preserve the rights of the Banks to recover any amounts owing under the Loan Documents, without the consent of the Required Banks.

     20.  Bankruptcy of Borrower.
          ----------------------

          In the event of a bankruptcy by Borrower, the Banks shall act through Agent to petition the court, make any motion for relief from the automatic stay, participate in any appropriate creditors' committee, vote on a plan of reorganization or pursue other remedies or actions in accordance with the approval of the Required Banks.

     21.  Acquisition of Collateral.
          -------------------------

          If all or any portion of any Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Agent shall take title to the Collateral in its name or by an affiliate of Agent, but for the benefit of all Banks in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the "Acquisition Date"). Agent and all Banks hereby expressly waive and relinquish any right of partition with respect to any Collateral so acquired.

     22.  Property Manager.
          ----------------

          After any Collateral is acquired as provided in Section 21 above, Agent in its sole discretion shall appoint and retain as manager of the Collateral (the "Property Manager") a person or company experienced in the management of similar properties. Agent shall have no liability for any wrongful act or omission on the part of the Property Manager.

     23.  Business Plan; Required Consent.
          -------------------------------

          After consulting with the Property Manager, Agent shall prepare a written plan for sale, leasing, management, completion of construction (if required), maintenance, repair or improvement of any Collateral and a budget for the aforesaid which may include a reasonable management fee payable to Agent (the "Business Plan"). The Business Plan shall include a proposed price at which the Collateral shall be listed for sale and a minimum sales price at which the Collateral shall be sold and any requirements for a qualified bidder. Agent will deliver a draft Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Bank with a written request for consent to the Business Plan. Each Bank shall respond to Agent in writing, expressly approving or disapproving the Business Plan within twenty (20) days after receiving the request for consent. Any failure of any Bank to deliver timely notice of its approval or disapproval of the Business Plan shall be deemed for all purposes to be approval of the Business Plan. If the Business Plan receives approval by the Required Banks, Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Banks. Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Bank approval. If the Business Plan (as may be amended) proposed by Agent and the Property Manager is not approved by the Required Banks, (or if six (6) months have elapsed following the Acquisition Date without a Business Plan being proposed by Agent), any Bank may propose an alternative Business Plan, which Agent shall submit to all Banks for their approval or disapproval following the procedures provided in this Section.

          Notwithstanding any other provision of this Agreement, Agent shall have the right but not the obligation to take any action in connection with the Collateral, upon written notice to Banks but without their actual or deemed approval, if Agent reasonably believes that (i) such action is necessary to preserve the value of the Collateral and (ii) the value of the Collateral is likely to deteriorate during the time period otherwise required to obtain approval hereunder.

     24.  Income and Expenses.
          -------------------

          (a) During the period the Collateral is held by Agent for the benefit of the Banks, all income, expense (including attorney's fees) and liabilities arising out of the management and possession of the Collateral shall be shared by the Banks in accordance with their Pro Rata Shares.

          (b) Agent will keep or cause to be kept books of account of receipts and disbursements and other financial activities with respect to the Collateral. The books will be kept on a calendar year ending on December 31, with a tax year for income tax purposes ending December 31, and in a manner and form consistent with Agent's methods and procedures of reporting such transactions.

     25.  Disposition of the Collateral.
          -----------------------------

          Upon approval of the Business Plan, Agent shall cause the Collateral to be listed with a licensed real estate broker experienced in the sale of similar properties at the listing price provided in the Business Plan. If Agent receives any all cash offer equal to or greater than the minimum sales price and meets the other requirements in the Business Plan, Agent shall accept that offer prior to its expiration. Upon closing of the sale of the Collateral, the net proceeds shall be distributed to the Banks in accordance with their Pro Rata Shares.

     26.  Holding Agreement.
          -----------------

          Agent may, and at request of the Required Banks shall, propose a more detailed agreement among the Banks and Agent concerning holding of any Collateral after the Acquisition Date (a "Holding Agreement") to supplement or supplant this Agreement. Such Holding Agreement shall be binding on all Banks if it is approved by Agent and the Required Banks.

     27.  Effect of Agreement and Relationship of Parties.
          -----------------------------------------------

          This Agreement is not intended to establish a partnership or joint venture between Agent and the Banks. The provisions of the Loan Documents regarding the relationships among Agent and the Banks and this Agreement are intended solely to facilitate co-lending relationships among the Banks for the Loan. No security or investment contract under any federal or state law is intended to be created among the Banks or between Agent and the Banks. The execution of this Agreement, the performance of the terms hereof, and the Banks' purchase of and ownership interest in the Loan and the Loan Documents shall not constitute any Bank as owner, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by BankAmerica or any of its subsidiaries or affiliates, either as principal or as agent for Borrower. Each Bank is purchasing and acquiring legal and equitable ownership of its Pro Rata Share and is not making a loan to BankAmerica, and no debtor-creditor relationship exists between them as a result of this Agreement. This Agreement and the Loan Documents constitute the entire agreement among the parties, and no representation, promise, inducement or statement of intent has been made by Agent to the Banks which is not embodied in this Agreement or the Loan Documents.

     28.  Arbitration and Judicial Reference.
          ----------------------------------

          The provisions of the Loan Agreement regarding arbitration and judicial reference shall apply to any controversies or claims (a) between Borrower on one hand and Agent and the Banks on the other and (b) between or among Agent and the Banks.

     29.  Counsel.
          -------

          The Banks acknowledge that Agent's counsel has represented and shall represent only Agent in connection with the Loan Documents and this Agreement. Each other Bank shall retain independent legal counsel regarding all such matters, documents and agreements. After an Event of Default, the Banks shall enter into a joint privilege agreement regarding the exchange of information that is or may be subject to attorney-client privilege or related privileges. Agent's counsel shall prepare such joint privilege agreement, subject to the approval of the Required Banks which approval shall not be unreasonably withheld by any Bank.

     30.  Successors and Assigns.
          ----------------------

          The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Agent and the Banks and their respective successors and assigns. Each Bank becoming a party to the Loan Documents shall automatically be considered a party hereto and shall be entitled to the rights and subject to the obligations of a Bank hereunder. This Agreement is solely for the benefit of the parties hereto and their successors and assigns and no third party (including Borrower or any guarantor) shall have any rights or benefits hereunder.

     31.  Notices.
          -------

          All notices, requests and other communications shall be in writing and mailed, faxed or delivered to the address or facsimile number specified for notices in the Loan Documents or an Assignment and Assumption Agreement; or, to such other address as shall be designated by such party in a written notice to the other parties. Any agreement of Agent to receive certain notices from the Banks by telephone or facsimile is solely for the convenience and at the request of the Banks. Agent shall be entitled to rely on the authority of any Person purporting to be an authorized Person, and Agent shall not have any liability to the Banks or any other Person on account of any action taken or not taken by Agent in reliance upon such telephonic or facsimile notice.

     32.  Relationship to Loan Documents.
          ------------------------------

          (a) The parties hereto acknowledge that this Agreement is meant to supplement and not to abrogate the terms of the Loan Documents. All provisions of this Agreement shall be read so as to be compatible with the provisions of the Loan Documents; provided, however, that with respect to matters concerning the relationship among the Banks and Agent, in the event of any conflict or inconsistency between a term or provision contained herein and a term or provision contained in the Loan Documents, the term or provision contained herein shall govern.

          (b) In case of an inconsistency between this Co-Lender Agreement and the Loan Documents, the provisions of the Loan Documents shall govern, except as otherwise provided in subsection (a) above.

          The parties hereto have executed this Agreement as of the date first indicated above.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:  Essex Property Trust, Inc.,
     a Maryland corporation,
     its General Partner

     By:    ________________________
     Name:  ________________________
     Title: ________________________


BANK OF AMERICA, N.A.,
as Agent and as Bank


By:    _____________________________
Name:  _____________________________
Title: _____________________________


UNION BANK OF CALIFORNIA, N.A.,
as Bank


By:    _____________________________
Name:  _____________________________
Title: _____________________________


BANKONE, N.A.,
as Bank


By:    _____________________________
Name:  _____________________________
Title: _____________________________

COMERICA BANK,
as Bank


By:    __________________________
Name:  __________________________
Title: __________________________


KEYBANK, NATIONAL ASSOCIATION,
as Bank


By:    __________________________
Name:  __________________________
Title: __________________________

               FIRST AMENDED AND RESTATED MODIFICATION AGREEMENT

                   TO SYNDICATE $120,000,000 REVOLVING LOAN

                           dated as of May 16, 2000

                                     among

                            ESSEX PORTFOLIO, L.P.,
                       a California limited partnership,

                           THE BANKS LISTED HEREIN,

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,

                        UNION BANK OF CALIFORNIA, N.A.
                                      and
                                BANK ONE, N.A.,
                           as Co-Syndication Agents,

                                      and

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                                 Schedule 1-ii

                               TABLE OF CONTENTS
                               -----------------

                                                              Page
                                                              ----
1.  Recitals.                                                    2

2.  Definitions.                                                 2

3.  Modification of Loan Documents.                              5

4.  The Credit.                                                  5

5.  Appointment and Authorization of Agent.                      7

6.  Loan Accounts.                                               8

7.  Procedure for Borrowing.                                     9

8.  LIBOR Contract Rate Elections                               10

9.  Facility Fee and Letter of Credit Fee                       10

10. Payments by Borrower                                        10

11. Prepayments, Termination or Reduction of Loan.              11

12. Usury                                                       11

13. Increased Costs and Reduction of Return                     11

14. Costs and Expenses                                          12

15. Indemnification by Borrower.                                12

16. Assignments, Participations, etc.                           13

17. Confidentiality                                             14

18. Publicity                                                   14

19. Conditions Precedent                                        15

20. Conditions to All Borrowings                                15

21. Borrower's Representations and Warranties                   15

22. Authorization and Enforceability Representations            16

23. Consent to Jurisdiction                                     16

24. Incorporation                                               16

25. No Impairment                                               16

26. Integration                                                 17

27. Electronic Notices                                          17

28. Notices                                                     17

29. Miscellaneous                                               19

                          FIRST AMENDED AND RESTATED
                            MODIFICATION AGREEMENT
                   TO SYNDICATE $120,000,000 REVOLVING LOAN
                           TO ESSEX PORTFOLIO, L.P.


          This First Amended and Restated Modification Agreement ("Agreement") is made as of May 16, 2000, by the several financial institutions from time to time party to this Agreement (collectively, the "Banks," and individually a "Bank"), Bank of America, N.A. ("BankAmerica") as one of the Banks and as administrative agent ("Agent") for the Banks, and Essex Portfolio, L.P., a California limited partnership ("Borrower").


                               Factual Background
                               ------------------

     A. Banks agreed to make an unsecured revolving line of credit loan (the "Loan") to Borrower in accordance with that certain Revolving Loan Agreement dated May 11, 1998 (the "Existing Agreement"). The Loan was evidenced by a Note (the "Existing Note") dated May 11, 1998, in the stated principal amount of One Hundred Million Dollars ($100,000,000). Each of the Banks, including BankAmerica, have a direct lender relationship with Borrower in accordance with the Loan Documents, as hereby amended. The Banks designated BankAmerica as Agent to act as their Administrative agent in the syndicated Loan. Because BankAmerica was both an individual Bank in the syndicate and Agent for all of the Banks in the syndicate, the parties wished to modify certain defined terms in the Loan Documents.

     B. Other documents executed in connection with the Loan include a Payment Guaranty executed by Essex Property Trust, Inc.

     C. The Existing Agreement provided for funding of a disbursement of the Loan within three (3) Business Days of Borrower's request. Borrower desires same-day funding of disbursements. To accommodate Borrower, BankAmerica has agreed that at its discretion it will fund disbursements on the day Borrower makes a request under the terms of a so-called swing line and that the swing line will be repaid from the syndicated Loan when the syndicated Loan is funded at the end of the two (2) Business Days called for in the Existing Agreement. To document the swing line, Borrower and Bank would like to amend and restate the Existing Agreement.

     D. BankAmerica, Bank of America, N.A. as Agent, Banks, Banc of America Securities, LLC as Sole Lead Arranger and Sole Book Manager, Union Bank of California, N.A. and Bank One, N.A. as Co-Syndication Agents, Essex Property Trust, Inc. as Guarantor, and Borrower have entered into that certain First Amended and Restated Revolving Loan Agreement (the "Loan Agreement") dated as of even date herewith.

     E. Borrower, BankAmerica and the other Banks wish to modify the Loan Agreement and the other Loan Documents as set forth herein. Capitalized terms used herein without definition have the meanings given in the Loan Agreement.


                                   Agreement
                                   ---------

     Therefore, Borrower and Banks agree as follows:

     1.   Recitals.
          --------

          The recitals set forth above in the Factual Background are correct.

     2.   Definitions.
          -----------

          As used herein, the following words have the meanings indicated.

          "Advance" means any advance of Loan proceeds (other than a Swing Loan)
           -------
made pursuant to the terms of the Loan Documents.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
or indirectly owns, is owned by, or is under common ownership with, such Person. A Person shall be deemed to own another if it owns directly or indirectly fifty percent (50%) or more of the other Person whether through the ownership of voting securities, membership interests, or otherwise.

          "Agent" means BankAmerica as Agent in its capacity as administrative
           -----
agent for the Banks hereunder, and any successor administrative agent. Where the term "Agent" is used and a decision by Agent is required under the terms of this Agreement, that decision shall require the affirmative vote of BankAmerica as Agent, or the successor administrative agent, as the case may be.

          "Agent-Related Persons" means BankAmerica and any successor
           ---------------------
administrative agent hereunder, together with their respective Affiliates and the officers, directors, employees, and agents of such Persons.

          "Agent's Payment Office" means the address for payments set forth
           ----------------------
herein for Agent, or such other address as Agent may specify.

          "Bank" and "Banks" have the meanings specified in the introductory
           ----       -----
sentence of this Agreement; BankAmerica in its capacity as a lender hereunder is one of the Banks.

          "BankAmerica" means Bank of America N.A.
           -----------

          "Capital Adequacy Regulation" means any guideline or directive of any
           ---------------------------
central bank or other Governmental Authority, or any other law, rule or regulation regarding capital adequacy of a Bank or of any corporation controlling a Bank.

          "Commitment" means, as to any Bank, the amount of the Line of Credit
           ----------
Loan for which such Bank is obligated.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Twenty Million Dollars ($120,000,000); (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank, or (iii) any Person approved by Required Banks and Agent.

          "Federal Funds Rate" means, for any day, the rate published by the
           ------------------
Federal Reserve Bank of New York for the preceding Banking Day as "Federal Funds (Effective)"; (or, if not published, the arithmetic mean of the rates for overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day quoted by three (3) brokers of Federal Funds in New York City as determined by Agent).

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and of the Financial Accounting Standards Board which are applicable as of the date of determination. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.

          "Governmental Authority" means any government, state or other
           ----------------------
political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any entity owned or controlled through capital ownership or otherwise by any of the foregoing.

          "Indemnified Liabilities" has the meaning given in Section 15 entitled
           -----------------------
"Indemnification by Borrower."

          "Indemnified Person" has the meaning given in Section 15 entitled
           ------------------
"Indemnification by Borrower."

          "Lending Office" means, as to any Bank, the office specified as its
           --------------
Lending Office on Schedule 1 attached hereto or as such Bank may designate to Borrower and Agent.

          "Loan Agreement" means that First Amended and Restated Revolving Loan
           --------------
Agreement between BankAmerica, Bank of America, N.A. as Agent, Banks, Banc of America Securities, LLC as Sole Lead Arranger and Sole Book Manager, Union Bank of California, N.A. and Bank One, N.A. as Co-Syndication Agents, Essex Property Trust, Inc. as Guarantor, and Borrower dated as of even date herewith relating to a One Hundred Twenty Million Dollar ($120,000,000) unsecured revolving line of credit loan.

          "Loan Documents" means the Loan Agreement, the Swing Line Note, the
           --------------
Note, the Payment Guaranty and any other documents designated as a "Loan Document" in the Loan Documents. This Modification Agreement is a Loan Document.

          "Note" means a promissory note (other than a Swing Line Note) in the
           ----
amount of One Hundred Twenty Million Dollars ($120,000,000) executed by Borrower in favor of a Bank or Agent on behalf of the Banks in connection with the Line of Credit Loan.

          "Notice of Borrowing" means a draw request or other request for an
           -------------------
Advance (but not including an advance of the Swing Loan) as described in the Loan Agreement.

          "Obligations" means all advances, debts, liabilities, obligations and
           -----------
covenants arising under any Loan Document owing by Borrower to any Bank, Agent, or any Indemnified Person, whether absolute or contingent, due or to become due, now existing or hereafter arising.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of: (1) such Bank's Commitment divided by (2) the aggregated Commitments of all Banks.

          "Required Banks" means at any time two or more Banks then holding at
           --------------
least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loan (not including the Swing Loan), (or, if no amounts are outstanding, having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments).

          "Subsidiary" of a Person means any other Person of which fifty percent
           ----------
(50%) or more of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Swing Loan" has the meaning given to it in the Loan Agreement.
           ----------

          "Swing Line Note" has the meaning given to it in the Loan Agreement.
           ---------------

     3.   Modification of Loan Documents.
          ------------------------------

          The Loan Documents are hereby amended as follows:

          (a) The Note is modified so that "Bank" means Agent acting as agent for the Banks, except that the reference to "Bank" in Section 20 of the Note refers to successors and assigns and Section 4 of Exhibit B to the Note refers to the fact that the prepayment premium is the reasonable estimate of Banks' prepayment costs, so that the reference to Bank in those two sections is modified to mean

"Banks."

          (b) The Loan Agreement is modified so that "Bank" means BankAmerica as Agent acting as administrative agent for the Banks; except that any and all references to "Swing Line Lender" means BankAmerica acting individually, and not acting as a Bank or as Agent.

          (c) The Guaranty is modified so that "Bank" means Agent acting as administrative agent for the Banks.

     4.   The Credit.
          ----------

          (a) Subject to the terms and conditions hereof, each Bank agrees to fund its Pro Rata Share of each Advance of the Line of Credit Loan proceeds from time to time (other than an advance of the Swing Loan) until the maturity date of the Loan. Such Line of Credit Loan proceeds shall be delivered to Borrower in accordance with the provisions of the Loan Documents.

          (b) Borrower and each Bank acknowledge that as of the date of this Agreement, the Line of Credit Loan and the amount outstanding thereunder, and each Bank's Pro Rata Share of the Loan (not including the Swing Loan), are as follows:

              (i)  The Line of Credit Loan:    $120,000,000
              (ii) On the Effective Date of this Agreement, each Bank's Pro Rata Share of the Line of Credit Loan shall be as follows:

                   BankAmerica:             29.17%    $ 35,000,000
                   Union Bank:              20.83%    $ 25,000,000
                   Bank One:                20.83%    $ 25,000,000
                   Comerica Bank:           16.67%    $ 20,000,000
                   KeyBank:                 12.50%    $ 15,000,000
                                           ------     ------------
                                           100.00%    $120,000,000

          (c) Each Bank shall become vested with its Pro Rata Share of the Line of Credit Loan (not including the Swing Loan) upon execution and delivery of the required documents and upon payment of its Pro Rata Share of the principal balance of the Line of Credit Loan outstanding and any other fees, costs or expenses due hereunder or pursuant to another agreement. Upon such payment, the respective interests of each Bank in the Loan Documents and the other rights and claims with respect to the Line of Credit Loan (not including the Swing
Loan) shall be of equal priority with one another, except as otherwise expressly provided.

          (d) Each Bank shall be deemed to have unconditionally and irrevocably purchased a pro rata risk participation from the Swing Line Lender in the Swing Loans, without recourse or warranty, in an amount equal to such Bank's Pro Rata Share of such Swing Loans. In addition, from and after the date that any Bank funds such participation, such Bank shall, to the extent of its Pro Rata Share, be entitled to receive a ratable portion of any payment of principal and/or interest received by the Swing Line Lender on account of such Swing Loans, payable to such Bank promptly upon such receipt.

          (e) A complete set of Loan Documents shall be held by Agent.

          (f) A Bank which is not Agent shall have no interest in any (i) property taken as security for any other loan or financial accommodation made or furnished to Borrower by Agent (in which such Bank has not acquired an interest); (ii) property now or hereafter in Agent's possession or under Agent's control other than by reason of the Loan Documents; or (iii) deposits which may be or might become security for Borrower's Obligations by reason of the general description contained in any instrument not a Loan Document held by Agent or by reason of any right of setoff, counterclaim, banker's lien or otherwise. If, however, such property shall actually be applied to the payment of amounts owing by Borrower in connection with the Loan, then each Bank shall be entitled to its Pro Rata Share, if any, of such application to the Loan.

          (g) All the parties agree that, except as may be otherwise expressly provided, all of the interest rates for the Line of Credit Loan are those of and are calculated in accordance with the requirements and any applicable assessments of Agent, regardless of which Bank is making an Advance or receiving a payment thereon.

          (h) Notwithstanding each Bank's Pro Rata Share, a Bank may agree in writing for Agent (or another Bank) to retain, as additional compensation, a percentage of certain payments of interest and fees payable to said Bank, which Agent, if payable to it, may deduct from amounts paid by it to said Bank. If said additional compensation is payable to another Bank and if Agent is requested and agrees to withhold and pay out as appropriate said percentage of said payments, Agent shall be entitled to charge a service fee to be deducted from each such payment. Nothing in this Subsection 4(h) shall require Borrower to pay any fees not expressly required by other terms of the Loan Documents.

     5.   Appointment and Authorization of Agent.
          --------------------------------------

          (a) Each Bank hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and as further provided in any Co-Lender Agreement, as amended, described below.

          (b) Subject to the limitations set forth in the Loan Documents and any Co-Lender Agreement, as amended, Agent's powers include but are not limited to the power: (i) to administer, manage and service the Line of Credit Loan; (ii) to enforce the Loan Documents; (iii) to make all decisions under the Loan Documents in connection with the day-to-day administration of the Line of Credit Loan, any inspections required by the Loan Documents, and other routine administration and servicing matters; (iv) to collect and receive from Borrower or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks; (v) to collect and distribute or disburse all other amounts due under the Loan Documents; (vi) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents; and (vii) to exercise all such powers as are incidental to any of the foregoing matters. Agent shall furnish to the Banks copies of material documents, including confidential ones, received from Borrower regarding the Loan (including the Swing Loan), the Loan Documents and the transactions contemplated thereby. Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

          (c) Notwithstanding any provision to the contrary contained in any Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth in the Loan Documents or any Co-Lender Agreement, as amended, nor shall Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document against Agent.

          (d) Borrower acknowledges that the Banks have executed and amended, or may execute and amend, a Co-Lender Agreement to supplement the Loan Documents with respect to the relationship of the Banks and Agent among themselves in connection with the Loan. The Co-Lender Agreement, as amended, is not a Loan Document, and shall not increase, decrease or otherwise modify any of the rights or obligations of Borrower under the terms of the Loan Documents.

          (e) An Agent (the "Resigning Agent") may, and at the request of the Required Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. If Resigning Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent to act in the place of the Resigning Agent. If no successor administrative agent is appointed prior to the effective date of the resignation of Resigning Agent, Resigning Agent may appoint, after consulting with the Banks, a successor administrative agent from among the Banks which would qualify as an Eligible Assignee. Upon the acceptance of appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the Resigning Agent and the term "Agent" as it originally applied to the Resigning Agent shall mean such successor administrative agent, and the Resigning Agent's appointment, powers and duties as Agent shall terminate. After any Resigning Agent's resignation hereunder as Agent, the provisions regarding payment of costs and expenses and indemnification of Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is thirty (30) days following a Resigning Agent's notice of resignation, the Resigning Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent.

          Upon replacement of a Resigning Agent as provided in this Agreement, the Resigning Agent shall promptly deliver to the new Agent copies of any books, records, and documents related to the Loan then in the Resigning Agent's possession to which the Banks are entitled.

     6.   Loan Accounts.
          -------------

          The Advances made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank and Agent in the ordinary course of business. The loan accounts or records maintained by Agent and each Bank shall be conclusive absent manifest error of the amount of the Loan made by the Banks to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Loan.

     7.   Procedure for Borrowing.
          -----------------------

          (a) Each Advance shall be made upon Borrower's irrevocable written Notice of Borrowing delivered to Agent in accordance with the Loan Agreement.

          (b) Agent will promptly notify each Bank of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of the Advance to be made.
Swing Line Lender may at its discretion make a Swing Loan in the amount set forth in the Notice of Borrowing. Each Bank shall be deemed to have unconditionally and irrevocably purchased a portion of the Swing Loan so advanced as provided in Section 4(d) above. The Banks acting through Agent shall disburse the Loan as provided in the Loan Agreement.

          (c) Each Bank will make the amount of its Pro Rata Share of each Advance available to Agent for the account of Borrower at Agent's Payment Office by 11:00 a.m. (San Francisco time) on the borrowing date requested by Borrower in funds immediately available to Agent. The proceeds of all such Advances will then be made available to Borrower by Agent by wire transfer in accordance with written instructions provided to Agent by Borrower.

          (d) Unless Agent receives notice from a Bank at least one (1) Banking Day prior to the date of an Advance that such Bank will not make available to Agent when required the amount of that Bank's Pro Rata Share of the Advance, Agent may assume that each Bank has made such amount available to Agent in immediately available funds on the borrowing date.

          (e) The failure of any Bank to make any Advance on any borrowing date shall not relieve any other Bank of any obligation hereunder to make an Advance on such borrowing date, but no Bank shall be responsible for the failure of any other Bank to make its Advance on the borrowing date.

     8.   LIBOR Contract Rate Elections.
          -----------------------------

          (a) Borrower may elect applicable interest rates in accordance with the requirements, terms and conditions set forth in the Note(s) upon irrevocable written notice to Agent to be received by Agent on the appropriate day not later than 9:00 a.m. San Francisco time.

          (b) Agent will promptly notify each Bank of receipt of a LIBOR Rate Election or, if no timely notice is provided by Borrower, Agent will promptly notify each Bank of any automatic conversion to a Prime-based Rate. All rate elections and conversions shall be made ratably according to the respective Pro Rata Shares of the outstanding principal amounts of the Loan held by each Bank with respect to which the notice was given.

     9.   Facility Fee and Letter of Credit Fee.  Borrower shall pay a facility
          -------------------------------------
fee and a per annum fee relating to the letters of credit issued under the terms of the Loan Agreement all as provided in the Loan Agreement.

     10.  Payments by Borrower.
          --------------------

          (a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise provided, all payments by Borrower (other than payments on account of the Swing Loan) shall be made to Agent for the account of the Banks at Agent's Payment Office, and shall be made in U.S. dollars and in immediately available funds, in accordance with the Loan Documents. Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as may be agreed by a Bank) of such payment in like funds as received. Any payment received by Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) To the extent that Borrower makes a payment to Agent or the Banks, or Agent or the Banks exercise the right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including by any settlement) to be repaid to a trustee, receiver, Borrower or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Bank severally agrees to pay to Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Agent.

          (c) Agent shall have the exclusive right to collect on the Line of Credit Loan from Borrower or any guarantors, third parties, or otherwise including principal, interest, fees, protective advances, or any prepayment premiums, whether such amounts are received directly from Borrower, any guarantors, or other persons, or are collected by offset by Agent against the money or other property of Borrower or any guarantors deposited at or held by Agent, or other enforcement of the Loan Documents. No Bank shall independently initiate any judicial action or equivalent action or other proceeding against Borrower with respect to the Loan.

     11.  Prepayments, Termination or Reduction of Loan.
          ---------------------------------------------

          (a) In the event Borrower elects to pay down the Line of Credit (as that term is defined in the Loan Agreement) or to otherwise prepay the Loan in whole or in part in accordance with the Loan Documents, Agent will promptly notify each Bank of such notice and of each Bank's Pro Rata Share of such prepayment. Any reduction or termination of the Loan (other than Swing Loans) shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees up to but not including the effective date of any reduction or termination of the Loan shall be payable on the effective date of such reduction or termination.

     12.  Usury.
          -----

          If a court ultimately determines that the Loan (or an Advance) violates applicable usury law, then (a) Borrower shall not be required to pay to a Bank interest on the Line of Credit Loan (or the Advance) at a rate in excess of the maximum rate that may be lawfully charged under applicable law; and (b) in the event that any Bank shall collect interest or other monies which are deemed to constitute interest which would increase the effective interest rate on the Line of Credit Loan (or an Advance) to a rate in excess of that permitted by applicable law, such excess interest shall, at the option of said Bank, be returned to Borrower or credited against the principal balance of the Line of Credit Loan (or Advance) then outstanding; (c) provided, however, that if a usury law applies to one or more but not all Banks, then the Banks not affected by the usury law shall be entitled to the full amount of interest from Borrower under the Loan Documents even though other Banks may receive or retain less due to the usury law.

     13.  Increased Costs and Reduction of Return.
          ---------------------------------------

          (a) If any Bank shall have determined that a change in or compliance with any Capital Adequacy Regulation affects the amount of capital required to be maintained by the Bank or any Person controlling the Bank, and such Bank determines that the amount of such required capital is or will be increased as a consequence of the Loan or other obligations under the Loan Documents taking into consideration such Bank's or such Person's policies with respect to capital adequacy and desired return on capital, then, upon sixty (60) days notice from such Bank to Borrower through Agent, Borrower shall pay to the Bank an additional amount sufficient to compensate the Bank for such increase.

          (b) Upon the receipt by Borrower from any Bank (an "Affected Bank") of a claim for reimbursement or compensation hereunder, Borrower may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to Borrower and Agent to acquire and assume all or part of such Affected Bank's Commitment (a "Replacement Bank"); or (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Commitment.

     14.  Costs and Expenses.
          ------------------

          (a) Borrower shall pay or reimburse Agent for the benefit of each Bank within five (5) Banking Days after demand for all costs and expenses, including all legal, audit, review, fees and expenses (including the allocated cost of such services by Agent's employees) incurred by Agent in connection with the preparation, administration (including the cost of any documentation fees, but excluding other costs and expenses of ordinary collection and servicing administration while the Loan is not in default), and execution of any Loan Document and any amendment, supplement, waiver or modification and any other documents prepared in connection herewith or therewith, (whether or not the particular Loan, transaction or document is consummated).

          (b) Borrower shall pay or reimburse Agent for the benefit of each Bank within five (5) Banking Days after demand for all costs and expenses, including all legal, audit, review, fees and expenses (including the allocated cost of such services by Agent's employees) incurred by Agent in connection with the enforcement or preservation of any rights or remedies under any Loan Document with respect to an Event of Default (including any "workout" or restructuring of the Loan, and any Insolvency Proceeding, judicial proceeding or arbitration).

     15.  Indemnification by Borrower.
          ---------------------------

          Borrower shall indemnify, defend and hold Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, and agents (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, actions, judgments, costs, and expenses (including legal fees) which may be incurred by or asserted against any such Person arising out of or relating to the Loan or the Loan Documents or any document or transaction or action taken or not by any such Person in connection with any of the foregoing, including any investigation, arbitration, litigation, Insolvency Proceeding or other proceeding whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities except to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     16.  Assignments, Participations, etc.
          ---------------------------------

          (a) A Bank may at any time assign to one or more Eligible Assignees (each an "Assignee") with the written consent of Agent (at all times), which consent shall not be unreasonably withheld (provided that no written consent shall be required for an Eligible Assignee that is an Affiliate of such assignor
Bank) all or part of its Pro Rata Share of the Line of Credit Loan and the other rights and obligations of such assignor Bank hereunder, in a minimum amount of Ten Million Dollars ($10,000,000) and in additional increments of One Million Dollars ($1,000,000); provided, however, that no such assignment shall be permitted if the effect thereof is to cause the remaining Commitment of the assignor Bank to be less than Ten Million Dollars ($10,000,000), provided further that, these restrictions on dollar amounts notwithstanding, a Bank may, subject to the other requirements of this Section and this Agreement, at any time, assign one hundred percent (100%) of its Pro Rata Share of the Line of Credit Loan. However, such assignment shall be conditioned on, and Borrower and Agent may continue to deal solely and directly with such assignor Bank until,
(i) written notice of such assignment, substantially in the form of the attached Exhibit A shall have been given to Borrower and Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to Agent and Borrower an Assignment and Assumption Agreement substantially in the form of the attached Exhibit B

("Assignment and Assumption Agreement") (together with any Note(s) subject to such assignment) and (iii) the Assignor has paid or caused to be paid to Agent a processing fee in the amount of Three Thousand Dollars ($3,000).

          (b) From the date that Agent notifies the assignor Bank that all conditions and requirements of the assignment have been met, then to the extent that rights and obligations hereunder have been assigned (i) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank under the Loan Documents and any Co-Lender Agreement, as amended, (ii) the assignor Bank shall relinquish such assigned rights and be released from such assigned obligations under the Loan Documents, (iii) this Agreement shall be deemed to be amended to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares of the Line of Credit Loan arising therefrom, and (iv) the Pro Rata Share allocated to an Assignee shall reduce the Pro Rata Share of the assigning Bank.

          (c) A Bank (the "originating Bank") may sell to one or more Persons not Affiliates of Borrower (a "Participant") participating interests in the Line of Credit Loan; provided that (i) the originating Bank's obligations under the Loan Documents and any Co-Lender Agreement, as amended, shall remain unchanged,
(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Bank in connection with the Line of Credit Loan and Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document, and (v) each participating interest shall be in a minimum amount of Ten Million Dollars ($10,000,000), and no such participation shall be permitted if the non-participated interest of the originating Bank would thereafter be less than Ten Million Dollars ($10,000,000). A Participant shall not have any rights under the Loan Documents or any Co-Lender Agreement, as amended, and all amounts payable by Borrower hereunder shall be determined as if the originating Bank had not sold such participation.

          (d) Notwithstanding any other provision, a Bank may pledge its interest in the Loan in favor of any Federal Reserve Bank in accordance with Federal law.

          (e) If Agent assigns or sells all of its remaining interest in the Line of Credit Loan, the Agent shall give each other Bank written notice of such assignment or sale at the time of the closing of such assignment or sale.

     17.  Confidentiality.
          ---------------

          Each Bank agrees to exercise due care to maintain the confidentiality of information provided by Borrower and identified by it as "confidential" in connection with the Loan except (a) to the extent such information was or becomes generally available to the public (other than by disclosure by the Bank in violation of this confidentiality agreement), or becomes available on a non-confidential basis from a source other than Borrower (if such source is not bound by a confidentiality agreement with Borrower known to the Bank); and (b) any Bank may disclose such information at the request of or pursuant to any requirement of any Governmental Authority to which the Bank is subject; or pursuant to subpoena or other court process or when otherwise required by Law; or to the extent reasonably required in connection with any litigation, arbitration or other proceeding to which Agent, any Bank or their respective Affiliates may be party; or to the extent reasonably required in connection with the exercise of any remedy under any Loan Document; or to such Bank's auditors, counsel and other professional advisors; or to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder.

     18.  Publicity.
          ---------

          Each Bank may refer to the Line of Credit Loan in its own promotional and advertising materials. Borrower shall not otherwise identify a Bank as a lender, except with such Bank's prior written consent, which consent shall not be unreasonably withheld or delayed, provided through Agent in each instance.

     19.  Conditions Precedent.
          --------------------

          The obligation of each Bank under the Loan Documents is subject to the condition that Agent has received all of the following in form and substance satisfactory to Agent:

          (a) Fully executed originals of this Agreement, a consent signed by Guarantor and any other documents which a Bank may reasonably require or request in accordance with the Loan Documents.

          (b) Fees required by the Loan Documents in immediately available funds.

          (c) Reimbursement of all costs and expenses incurred by Agent in connection with this Agreement, including legal fees and expenses of Agent's counsel, and the costs for services of Agent's in-house counsel. The fees payable in connection with this transaction are in addition to the amounts payable by Borrower under this subsection.

     20.  Conditions to All Borrowings.
          ----------------------------

          The obligation of each Bank to make an Advance (including its initial disbursement) is subject to the satisfaction on the relevant borrowing date of the conditions set forth in the Loan Documents.

     21.  Borrower's Representations and Warranties.  At the time of execution
          -----------------------------------------
of this Agreement and unless the Banks are otherwise notified at the time that any Bank executes a counterpart of this Agreement, if such execution is not as of the date of this Agreement, Borrower represents and warrants to the Banks as follows:

          (a) Loan Documents.  All representations and warranties made and given
              --------------
by Borrower in the Loan Documents are true, accurate and correct in all respects.

          (b) No Default.  No Event of Default has occurred and is continuing
              ----------
and no event has occurred and is continuing which with notice or the passage of time or both would be an Event of Default.

          (c)  Borrowing Entity.
               ----------------

               (i)  Borrower.  Borrower is a limited partnership which is duly
                    --------
     organized and validly existing under the laws of the State of California. Except as disclosed to Agent by Borrower in writing, there have been no changes in the organization, ownership or formation documents of Borrower since the inception of the Loan.

               (ii) General Partner.  Essex Property Trust, Inc., a Maryland
                    ---------------
     corporation ("General Partner"), is the sole general partner of Borrower and owns all of the general partnership interests in Borrower. General Partner is a corporation which is duly organized and validly existing under the laws of the State of Maryland. Except as disclosed to Agent by Borrower in writing, there have been no changes in the organization, ownership or formation documents of General Partner since the inception of the Loan.

     22.  Authorization and Enforceability Representations.
          ------------------------------------------------

          Each Bank, Agent and Borrower hereby represents to the other parties hereto that all necessary action has been taken to authorize it to execute and to perform its obligations under the Loan Documents, and that the Loan Documents are binding and enforceable against it, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

     23.  Consent to Jurisdiction.
          -----------------------

          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA, OR OF THE UNITED STATES FOR THE NORTHERN OR CENTRAL DISTRICTS OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, AGENT AND BANK CONSENTS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, AGENT AND BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING OBJECTIONS BASED ON VENUE OR FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
         --------------------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN CONNECTION WITH THE LOAN. EACH BORROWER, AGENT AND BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY OTHER MEANS UNDER APPLICABLE LAW.

     24.  Incorporation.
          -------------

          This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

     25.  No Impairment.
          -------------

          As specifically hereby amended, the Loan Documents shall remain in full force and effect. This Agreement shall not prejudice any rights or remedies of the Banks under the Loan Documents. The Banks reserve, without limitation, all rights which they have against any guarantor, including Guarantor.

     26.  Integration.
          -----------

          The Loan Documents, including this Agreement: (a) integrate all the terms and conditions incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. Any Co-Lender Agreement, as amended, addresses matters among the Banks and Agent and is intended by the Banks and Agent to supplement and be compatible with and not abrogate the Loan Documents, and Borrower's rights, obligations and liabilities shall not be diminished or increased by any Co-Lender Agreement, as amended.

     27.  Electronic Notices.
          ------------------

          Any agreement of Agent to receive certain notices from Borrower or the Banks by telephone or facsimile is solely for their convenience and at their request. Agent shall be entitled to rely on the authority of any Person giving such notice and Agent shall not have any liability to Borrower, any Bank or other Persons on account of any action taken or not taken by Agent in reliance upon such telephonic or facsimile notice, unless such liability arises from the gross negligence or wilful misconduct of Bank.

     28.  Notices.
          -------

          Notices shall be sent to the following addresses or to such other address of which the parties hereto may be notified in writing by the party to which such notice is to be delivered:

          To Borrower:

          Essex Portfolio, L.P.
          925 East Meadow Drive
          Palo Alto, CA 94303
          Attn: John F. Burkart, Michael J. Schall and Jordan E. Ritter
          Phone: (650) 494-3700
          Fax: (650) 858-1372 and (650) 858-0139

          To Bank of America, N.A. as Agent:

          Bank of America, N.A.
          California Structured Debt Group
          600 Montgomery Street, 37th Floor
          San Francisco, CA 94111
          Attn: Frank H. Stumpf
          Phone: (415) 913-6368
          Fax: (415) 913-3445

          To Bank of America, N.A. as Bank:

          Bank of America, N.A.
          California Structured Debt Group
          600 Montgomery Street, 37th Floor
          San Francisco, CA 94111
          Attn: Frank H. Stumpf
          Phone: (415) 913-6368
          Fax: (415) 913-3445

          To Union Bank of California, N.A. as Bank:

          Union Bank of California, N.A.
          200 Pringle Avenue, Suite 200
          Walnut Creek, CA  94596
          Attn: Geoffrey Horn
          Phone: (925) 947-2464
          Fax: (925) 947-2416

          To Bank One as Bank:

          Bank One, N.A.
          1 Bank One Plaza, 14th Floor
          Mail Code: IL1-0315
          Chicago, IL 60670-0315
          Attn: Dell McCoy
          Phone: (312) 732-4128
          Fax: (312) 732-1117

          To Comerica Bank as Bank:

          Comerica Bank
          Comerica Tower, MC 3256
          500 Woodward Avenue, 7th Floor
          Detroit, MI 48226
          Attn: Casey Ostrander
          Phone: (313) 222-5286
          Fax: (313) 222-9295

          To KeyBank, National Association as Bank:

          KeyBank, National Association
          127 Public Square, 6th Floor
          Cleveland, OH 44114-1306
          Attn: Kevin Murray
          Phone: (216) 689-4660
          Fax: (216) 689-4997

     29.  Miscellaneous.
          -------------

          This Agreement shall be governed by the laws of the State of California without regard to the choice of law rules of that State. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be illegal or unenforceable, that portion shall be deemed severed from the rest which shall remain in full force and effect. As used herein, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to." Schedule 1 and

Exhibits A and B are attached to this Agreement and are incorporated in this Agreement by this reference.

                           [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT.

                                   ESSEX PORTFOLIO, L.P.,
                                   a California limited partnership

                                   By:  Essex Property Trust, Inc.,
                                        a Maryland corporation,
                                        its General Partner


                                        By:    ____________________

                                        Name:  ____________________

                                        Title: ____________________

BANK OF AMERICA, N.A., as Agent and as Bank

By:     ____________________

Name:   ____________________

Title:  ____________________

UNION BANK OF CALIFORNIA, N.A., as Bank

By:     ____________________

Name:   ____________________

Title:  ____________________

BANK ONE, N.A., as Bank


By:    ____________________

Name:  ____________________

Title: ____________________


COMERICA BANK, as Bank


By:    ____________________

Name:  ____________________

Title: ____________________


KEYBANK, NATIONAL ASSOCIATION, as Bank


By:    ____________________

Name:  ____________________

Title: ____________________

                                   EXHIBIT A
                                   ---------

     [Form of Written Notice of Assignment, pursuant to Section 16(a)(i)]

     NOTICE OF ASSIGNMENT AND ACCEPTANCE
     -----------------------------------


                                                      ____________________, 2000



Bank of America, N.A., as Agent
San Francisco CRESG c/o Unit 9105
50 California Street, 11th Floor
San Francisco, CA 94111

Essex Portfolio, L.P.
925 East Meadow Drive
Palo Alto, CA 94303


Ladies and Gentlemen:

     We refer to the Amended and Restated Revolving Loan Agreement dated May __, 2000 (as amended or modified thereafter, the "Loan Agreement") among ESSEX PORTFOLIO, L.P., a California limited partnership (the "Borrower"), the Banks referred to therein and Bank of America, N.A. ("BankAmerica"), as Agent for the Banks. Terms not defined herein have the meanings given in the Loan Documents and Co-Lender Agreement.

     1. We hereby (give you notice of and request your consent to the assignment by ___________________________________________ (the "Assignor") to
______________________ (the "Assignee") of part of the right, title and interest of the Assignor in and to the Loan (including all outstanding Advances made by the Assignor) pursuant to the Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"). Before giving effect to such assignment, the Assignor's Pro Rata Share of the Loan was ______%, its Commitment was $______________ and the amount of its outstanding Advances was $______________. After giving effect to this Assignment, the Assignee's Pro Rata Share of the Loan is ______%, its Commitment is $______________, and its share of outstanding Advances is $_______________; the Assignor's remaining Pro Rata Share of the Loan is ______%, its remaining Commitment is $_______________ and its remaining share of the outstanding Advances is $_______________.

     2. The Assignee agrees that upon receiving the consent of BankAmerica, as Agent, and, if required, the Borrower to such assignment, the Assignee will be bound by the terms of the Loan Documents and Co-Lender Agreement as fully and to the same extent as if the Assignee were a Bank originally holding such interest in the Loan Documents and Co-Lender Agreement.

     3.   The following administrative details apply to the Assignee:

          (a)  Notice Address:

               Assignee name:       ___________________________
               Address:             ___________________________
                                    ___________________________
                                    ___________________________
               Attention:           ___________________________
               Telephone:           (   )____________________
               Telecopier:          (   )____________________
               Telex (Answerback):  ___________________________

          (b)  Payment Instructions:

               Account No.:         ___________________________
               At:                  ___________________________
                                    ___________________________
                                    ___________________________
               Reference:           ___________________________
               Attention:           ___________________________

     4. You are entitled to rely upon the provisions contained in the Assignment and Assumption Agreement executed by the Assignor and Assignee.

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Notice of Assignment and Acceptance as of the date first above mentioned.

                                         Very truly yours,

                                         [ASSIGNOR]


                                         By: _______________________
                                         Name: _____________________
                                         Title: ____________________



                                         [ASSIGNEE]


                                         By: _______________________
                                         Name: _____________________
                                         Title: ____________________

ACKNOWLEDGED AND
ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA, N.A.,
as Agent


By: _____________________
Name:____________________
Its: ____________________

ESSEX PORTFOLIO, L.P.,
a California limited partnership,
as Borrower


By: _____________________
Name:____________________
Its: ____________________

                                   EXHIBIT B
                                   ---------

 [Form of Assignment and Assumption Agreement, pursuant to Section 16(a)(ii)]

     ASSIGNMENT AND ASSUMPTION AGREEMENT
     -----------------------------------



          This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of _____________, 2000 is made between BANK OF AMERICA, N.A. (the "Assignor") and _____________________________ (the "Assignee").


                                    RECITALS
                                    --------


          WHEREAS, the Assignor is party to that certain Amended and Restated Revolving Loan Agreement (the "Loan Agreement") dated as of May __, 2000, between Assignor and ESSEX PORTFOLIO, L.P., a California limited partnership (the "Borrower"), an Amended and Restated Revolving Promissory Note (the "Promissory Note"), a Revolving Note (Swing Line) (the "Swing Line Note"), an Amended and Restated Modification Agreement (the "Modification Agreement"), among Borrower and the lenders named therein including the Assignor (the "Banks"), a Payment Guaranty (the "Payment Guaranty"), and an Amended and Restated Co-Lender Agreement (the "Co-Lender Agreement"), among Borrower and the Banks. The term "Loan Documents" refers to the Loan Agreement, the Promissory Note, the Swing Line Note, the Modification Agreement, the Payment Guaranty, and any amendments or modifications thereto, and any other documents relating thereto, other than the Co-Lender Agreement, this Agreement, and any other document that states in its terms that it is not a Loan Document. Terms not defined herein have the meanings given in the Loan Documents and Co-Lender Agreement;

          WHEREAS, the Loan Documents provide for a revolving loan (the "Loan") to the Borrower in an amount not to exceed One Hundred Twenty Million Dollars ($120,000,000); and the Assignor's Commitment as of the date of this

Agreement (but before this Assignment) is $_____________.

          WHEREAS, the Assignor has made Advances under the Loan Documents in the aggregate outstanding principal amount of $__________________ to the Borrower; and

          WHEREAS, the Assignor wishes to assign to the Assignee all or part of the rights and obligations of the Assignor under the Loan Documents in an amount equal to $____________ (the "Assigned Amount") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Assumption.
          -------------------------

          As of the Effective Date (defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which includes the Assignor's interest in the Loan and any outstanding Advances and which shall be equal to ___________ percent (___%) (the "Assignee's Pro Rata Share") of the Loan. The assignment set forth in this Section 1 shall be without recourse to or representation or warranty by the Assignor (except as expressly provided in this Agreement).

          As of the Effective Date, the Assignee shall be a party to the Loan Documents and Co-Lender Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Loan Documents, with an interest in the Loan equal to the Assigned Amount. The Assignee agrees that it will perform all of the obligations required to be performed by it as a Bank under the Loan Documents and the Co-Lender Agreement. The Assignor's Pro Rata Share of the Loan shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Documents to the extent such obligations have been assumed by the Assignee.

          After giving effect to this assignment and assumption, on the

Effective Date the Assignee's interest in the Loan will be $________________ with the Assignee's Pro Rata Share being ____% and the Assignor's remaining interest in the Loan will be $________________ with a remaining Pro Rata Share of ____%.

          This Agreement is not a Loan Document.

     2.   Payments.
          --------

          As consideration for the sale, assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $______________, representing the Assignee's Pro Rata Share of the principal amount of the Loan outstanding on the Effective Date.

          The Assignee agrees to pay to Bank of America, N.A., as Agent, a processing or transfer fee in the amount of $____________________.

          The Assignee agrees to pay the Assignor, as additional compensation, a fee in an amount equal to __________ percent (___%) of all interest and fees paid by the Borrower to the Assignee under the Loan Documents. Such fee shall be payable quarterly in arrears on the last business day of _____________, commencing on _____________, 2000.

     3.   Reallocation of Payments.
          ------------------------

          Any interest, fees and other payments accrued up to but excluding the Effective Date with respect to the Loan shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and will promptly pay to the other party such amounts. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

     4.   Independent Credit Decision.
          ---------------------------

          The Assignee acknowledges that it has received a copy of the Loan Documents, the Co-Lender Agreement and such other documents and information as the Assignee has deemed appropriate and requested in order to make its own credit and legal analysis and decision to enter into this Agreement, and will continue to make its own credit and legal decisions in taking or not taking action under the Loan Documents independently based on such documents and information as the Assignee shall deem appropriate at the time and without reliance upon the Assignor, Bank of America, N.A. as Agent, or any other Bank.

     5.   Effective Date; Notices; Notes.
          ------------------------------

          The effective date (the "Effective Date") for this Agreement shall be the date that the following conditions precedent have been satisfied:

               (i) this Agreement shall have been executed and delivered by the Assignor and the Assignee to Bank of America, N.A., as Agent;

               (ii) the requirements for an effective assignment by a Bank set forth in the Loan Documents and Co-Lender Agreement shall have been satisfied with respect to the Assigned Amount including any required consents;

               (iii) the Assignee shall have paid to the Assignor all amounts due to the Assignor under this Agreement; and

               (iv) the processing or transfer fee referenced above shall have been paid to Bank of America, N.A., as Agent.

          Promptly following the execution of this Agreement, the Assignor shall deliver to Bank of America, N.A., as Agent, and to the Borrower, any notices, agreements or other documents as may be required under the Loan Documents.

     6.   Agent.
          -----

          The Assignee hereby appoints and authorizes Bank of America, N.A., as Agent, to take such action as agent on its behalf and to exercise such powers as are delegated to Bank of America, N.A., as Agent, by the Banks pursuant to the terms of the Loan Documents and Co-Lender Agreement.

          If the Assignor is the Agent, the Assignee does not assume under this Agreement any duties or obligations held by the Assignor in its capacity as Agent under the Loan Documents or Co-Lender Agreement.

     7.   Withholding Tax.
          ---------------

          If the Assignee is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof, it agrees that it will furnish the Agent and the Borrower, concurrently with the execution of this Agreement, an appropriate U.S. Internal Revenue Service form regarding exemption from or reduced rate of U.S. federal withholding tax on interest payments under the Loan Documents, unless delivery of such form is not authorized by law.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement; and apart from any requirements in the Loan Documents or Co-Lender Agreement, no further action by, or notice to or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been fully executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except as to enforcement, bankruptcy, insolvency, moratorium, and other laws of general application relating to creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with the Loan Documents or Co-Lender Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, Co-Lender Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any guarantor or the performance or observance by the Borrower or any guarantor of any of its respective obligations under the Loan Documents or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any requirements in the Loan Documents or Co-Lender Agreement, no further action by or notice to or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except as to enforcement, bankruptcy, insolvency, moratorium, and other laws of general application relating to creditors' rights and to general equitable principles; and (iv) it is eligible under the Loan Documents to be an assignee of the Loan.

     9.   Further Assurances.
          ------------------

          The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments and take such other action as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents to the Borrower, Bank of America, N.A., as Agent, or any guarantor which may be required in connection with this assignment and assumption.

     10.  Indemnity.
          ---------

          The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including reasonable attorneys' fees and the cost of any services of in-house legal counsel) and liabilities incurred by the Assignor in connection with or arising from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

     11.  Miscellaneous.
          -------------

          Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice with respect to any other or further breach hereof.

          (a) All payments made hereunder shall be without any set-off or counterclaim.

          (b) All communications among the parties or notices in connection herewith shall be in accordance with the Loan Documents and Co-Lender Agreement using for the Assignor and the Assignee their respective addresses set forth on
Schedule I hereto. The Assignee specifies as its Lending Office the office set forth beneath its name on the signature pages hereof.

          (c) The Assignor and the Assignee each shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

          (d) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns, subject however to the provisions of the Loan Documents and the Co-Lender Agreement.

          (e) This Agreement may be executed in counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

          (f) This Agreement shall be governed by the laws of the State of California.

          (g) The provisions of the Loan Documents regarding arbitration and judicial reference shall apply to any controversies or claims between Assignor and Assignee. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California State or Federal court sitting in the cities of San Francisco or Los Angeles over any suit, action or proceeding arising out of this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Agreement hereby irrevocably waives any defense of venue or inconvenient forum to the maintenance of such action or proceeding.

          (h) This Agreement integrates all the terms and conditions hereof, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms and conditions of this Agreement and any other document, this Agreement shall prevail. In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement. The illegality or unenforceability of any provision of this Agreement shall not impair the legality or enforceability of the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Agreement as of the date first above written.

                                                 BANK OF AMERICA, N.A., Agent


                                                 By: _______________________
                                                 Name: _____________________
                                                 Title: ____________________


                                                 [NAME], Assignor


                                                 By: _______________________
                                                 Name: _____________________
                                                 Title: ____________________


                                                 [NAME], Assignee


                                                 By: _______________________
                                                 Name: _____________________
                                                 Title: ____________________

                                         Assignee's Lending Office:


                                         ________________________
                                         ________________________
                                         ________________________
                                         ________________________

                                  SCHEDULE I
                                  ----------

                                      TO
                                      --

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------



(i)    Borrower: ESSEX PORTFOLIO, L.P.

(ii)   Date of Loan Agreement:  May ___, 2000

(iii)  Assignor: [NAME]

(iv)   Assignee: [NAME]

(v)    Date of Assignment and Assumption Agreement:

(vi)   Effective Date:

(vii)  Assignee's Pro Rata Share: ___%

(viii) Assigned Amount: $

(ix)   Fees:     Payment by Borrower                    [Part of fee payable by
                     to Assignee                                Assignee
                     -----------
                                                              to Assignor]
                                                              ------------
                 (i)Commitment
                    Fee                  $_____    $_____        [or  %]
                                                                 -------
                 [(ii) Loan Fee          $_____    $_____        [or  %]
                                                                 -------
                 [(iii) Letter of
                        Credit Fee       $_____    $_____        [or  %]
                                                                 -------
                 [(iv) Other Fees        $_____    $_____        [or  %]
                                                                 -------

(x)     Interest:     Payment by Borrower                     [Part of interest
                          to Assignee                        payable by Assignee
                          -----------
                                                                 to Assignor]
                                                                 ------------

                      (i) Reference
                          Rate Loan        $_____    $_____        [or   %]
                                                                   --------
                      (ii) Other Rate
                           Loan            $_____    $_____        [or   %]
                                                                   --------
(xi)    Payment Instructions:

        Assignee:  ____________________

        Assignor:  ____________________
                   ____________________
                   ____________________
                   ____________________


(xii) All written and telephone notices to Assignor or Assignee in connection with the Loan shall be made as follows:

        Assignor:                                      Assignee:

        ___________________                            _____________________
        ___________________                            _____________________
        ___________________                            _____________________
        ___________________                            Attn:________________
                                                       Tel:_________________
        Attn:_______________________                   Fax:_________________
        Tel:________________________
        Fax:________________________

(xiii)  Other Information:

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


                                    BETWEEN


                             BANK OF AMERICA, N.A.


                                   Assignor



                                      and


                        ______________________________
                                   Assignee



                  Entered into as of _________________, 2000

                           with respect to a loan to


                            ESSEX PORTFOLIO, L.P.,
                       a California limited partnership

                               TABLE OF CONTENTS
                               -----------------


Section                                                   Page
-------                                                   ----
1.  Assignment and Assumption                                2

2.  Payments                                                 2

3.  Reallocation of Payments                                 3

4.  Independent Credit Decision                              3

5.  Effective Date; Notices; Notes                           3

6.  Agent                                                    4

7.  Withholding Tax                                          4

8.  Representations and Warranties                           4

9.  Further Assurances                                       5

10. Indemnity                                                6

11. Miscellaneous                                            6

                                  SCHEDULE 1
                                  ----------

                          [Lending Offices of Banks]

                                 Schedule 1-i

Loan No.: GJ1062


                                 REVOLVING NOTE
                                 --------------
                                  (Swing Line)

$25,000,000                                                         May 16, 2000
                                                       San Francisco, California

Interest Rate Available (see attached Exhibit A):

     Prime Rate plus Applicable Prime Rate Margin (the "Prime-based Rate") (see
     Section 1(a) of attached Exhibit A)

Maturity Date: May 16, 2002 (see Section 5 below)


          1. FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership ("Borrower"), promises to pay to the order of BANK OF AMERICA, N.A. ("Bank"), at Bank's Real Estate Structured Debt Group Office in San Francisco, California, or at such other place as Bank from time to time may designate, the principal sum of Twenty-five Million Dollars ($25,000,000) (the "Maximum Loan Amount"), or so much of that sum as may be advanced under this promissory note ("Note"), plus interest as specified in this Note.

          2. This Note evidences a swing line (also referred to as the "Loan") to Borrower from Bank under the Loan Agreement defined in Section 3 below, as it may be amended.

          3. This Note is one of several Loan Documents, as defined and designated in that certain First Amended and Restated Revolving Loan Agreement, dated as of May 16, 2000 (the "Loan Agreement"), as it may be amended thereafter, by and between Borrower, and Bank and other related parties. Capitalized terms not otherwise defined in this Note shall have the meanings given to them in the Loan Agreement. Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.

          4. The principal sum outstanding from time to time on this Note shall bear interest in accordance with the formula set forth in attached Exhibit A.

          5. Accrued interest shall be payable on the first day of each month in arrears. In addition, all interest accrued shall be due and payable with any payment or prepayment of the Loan.

          Until directed otherwise, all payments shall be made in accordance with the Loan Agreement.

          6. For purposes of this Note, "interest" shall include (a) any and all interest payable as provided in this Note, including attached Exhibit A, as well as (b) any and all sums ("Additional Interest") payable by Borrower under any existing or future agreement between Borrower and Bank ("Interest Rate Protection Agreement") which may provide for interest rate caps, collars or swaps, or which may otherwise afford interest rate protection to all or part of the Loan. Borrower shall pay all Additional Interest at the times and in the amounts specified in the applicable Interest Rate Protection Agreement and on the terms and subject to the conditions of the Loan Agreement. Borrower shall pay all other interest monthly in arrears, on the first day of each month following the date of this Note, and at such other times as may be specified in attached Exhibit A. All principal and all accrued and unpaid interest shall be due and payable no later than May ___, 2002, unless the term of the Loan is extended as provided in Section 2.2 of the Loan Agreement.
                                ---

          7. Bank shall not be required to make any advance if to do so would cause the principal outstanding under this Note to exceed the Swing Line Availability (as that term is defined in the Loan Agreement).

          8.   Telefax Authorization
               ---------------------

               (a) Bank may honor telefax instructions from John D. Eudy, Keith
R. Guericke, Michael J. Schall, Mark J. Mikl or Jordan E. Ritter for advances or repayments described in the Note given by any one of the individuals authorized to sign loan agreements on behalf of Borrower, or any other individual designated by any one of such authorized signers.

               (b) Advances and repayments will be either (i) deposited in and repayments will be withdrawn from Borrower's account number 14228-02371, or such other of Borrower's accounts with Bank as designated in writing by Borrower, or
(ii) wire transferred at Borrower's written direction, telefaxed as set forth in the Loan Agreement.

          9. Borrower may prepay some or all of the principal of this Note at any time and may reborrow some or all of the principal, each as provided in the Loan Agreement.

          10.  If Borrower fails to make any payment of interest within fifteen
(15) days after it becomes due and payable, Borrower agrees to pay interest on
                                                                            --
the late interest payment at an annual rate (the "Default Rate") of three
-------------------------
percent (3%) in excess of the Prime-based Rate, as defined in attached Exhibit A, from the date the payment becomes due until the date Borrower pays in full all accrued and unpaid interest due under this Note.

          11. If any of the following "Events of Default" occur, any obligation of Lender to make advances under this Note shall terminate, and Bank in its sole discretion shall notify Borrower, that all sums of principal and interest of and on this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

               (a) Borrower fails to perform any obligation under this Note to pay principal and does not cure that failure within three (3) days after the date when due; or

               (b) Borrower fails to perform any obligation under this Note to pay interest and does not cure that failure within fifteen (15) days after the date when due; or

               (c) Borrower fails to perform any other obligation under this Note to pay money, and does not cure that failure within fifteen (15) days after written notice given by Bank; or

               (d) Under any other Loan Document, an Event of Default (as defined in that Loan Document) occurs.

          12. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"), where such proceeding is not dismissed within sixty (60) days of commencement. If that happens, any provision relating to the holder's obligation to make advances under this Note shall terminate, and all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

          13. All amounts payable under this Note are payable in lawful money of the United States no later than 10:00 a.m., San Francisco time, on the Banking Day (as defined in attached Exhibit A) when due. Checks constitute payment only when collected.

          14. Borrower understands and acknowledges that Bank may incur costs on account of legal or regulatory requirements to maintain capital against the Loan or a class of loans to which the Loan belongs. Such costs may arise from present or future capital adequacy requirements which may be imposed on Bank or any corporation controlling Bank, or from compliance by Bank or the corporation with a directive, requirement or request from a governmental or regulatory agency, whether or not having the force of law. From time to time upon sixty (60) days notice by Bank, Borrower shall pay Bank for Borrower's allocable share of such costs. Such costs shall be allocated to the Loan by Bank, using any reasonable attribution method which Bank in the exercise of its reasonable judgment may deem appropriate. From time to time, Bank shall submit to Borrower a certificate setting forth Bank's determination of any amounts payable under this Section, which shall be conclusive and binding in the absence of manifest error.

          15. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to, this Note, the Loan Documents or the Loan, each prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting the rights or interests of Bank. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

          16. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

          17. This Note is governed by the laws of the State of California, without regard to the choice of law rules of that State.

          18. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or any breach of this Note, or any default or failure of condition under this Note. No waiver by Bank of any of its rights, or any breach of this Note, or any default or failure of condition under this Note shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.

          19. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Without notice to or the consent of Borrower, Bank may disclose any financial or other information, data or material in Bank's possession relating to Borrower, the Loan or the Property, including any improvements on it, to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee from Bank of any participation or other interest in this Note or the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise). If Bank so requests, Borrower shall sign and deliver a new note or notes to be issued in exchange for this Note.

          20. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Exhibit is attached to this Note and is incorporated in this Note by this reference.

          21. Borrower and Borrower's general partner shall be jointly and severally liable to Bank for Borrower's obligations under this Note.

          22. Borrower has caused this Note to be executed by its general partner, which has caused it to be executed by its officers, who were duly authorized by the Board of Directors.

Borrower:

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:  ESSEX PROPERTY TRUST, INC.,
     a Maryland corporation, its General Partner


     By:  ________________________________
     Name: _______________________________
     Title:  _____________________________

Borrower:  Essex Portfolio, L.P., a California limited partnership


Loan No. GJ1062


                                   EXHIBIT A
                                   ---------
                                 INTEREST RATE
                                 -------------

     1.   Interest Rate
          -------------

          (a) The Loan shall bear interest at the Bank's "Prime-based Rate" equal to the Bank's Prime Rate plus: (A) twenty-five one-hundredth's percent (.25%) per year if the Borrower's Credit Rating (as defined below) is not rated by a nationally recognized Rating Agency (as defined below) approved by Bank or if any rating or part of a split rating is lower than BBB-/Baa3 and Borrower's Leverage Ratio (as defined below) is greater than forty-five percent (45%); or
(B) zero percent (0%) per year for all other Borrower credit ratings and Leverage Ratios (each, an "Applicable Prime Rate Margin").

The terms used above are defined in Section 2 of this Exhibit A.

          (b) The Prime-based Rate is a variable rate.

          (c) Borrower shall provide Bank with written evidence of its investment grade Credit Rating from the Rating Agencies on an annual basis, which written evidence must be acceptable to Bank in its sole discretion. In the event that there is a difference in Borrower's Credit Rating received from such Rating Agencies, the lower Credit Rating shall prevail for purposes of determining the Applicable Prime Rate Margin.

          (d) The Applicable Prime Rate Margin shall be effective on the first day following the date that one or both Rating Agencies change the Borrower's Credit Rating.

     2.   Interest Rate Definitions
          -------------------------

          (a)  Prime Rate
               ----------

               "Prime Rate" means the rate of interest publicly announced from time to time by Bank at its offices located in Charlotte, North Carolina, as its Prime Rate. The Prime Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

          (b)  Leverage Ratio
               --------------

               "Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Liabilities as of such date to (b) Gross Asset Value as of such date, each as defined in the Loan Agreement.

          (c)  Credit Rating; Rating Agency
               ----------------------------

               "Credit Rating" means Borrower's current published or private proforma senior long term debt ratings provided by the Rating Agencies.

               "Rating Agency" means two of the following nationally recognized rating agencies: (1) Standard & Poors, (2) Moody's and (3) Duff & Phelps, each as approved by Bank.

          (d)  Minimum Rate Portion Size.  Borrower's minimum portion size shall
               -------------------------
not be in amounts less than Five Hundred Thousand Dollars ($500,000).

     3.   Calculation and Payment of Interest
          -----------------------------------

          Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used. Interest shall be payable on the first day of each month in arrears.

     4.   Additional Definitions
          ----------------------

          All capitalized terms used in this Exhibit A without definition shall have the meanings given them in the Note. "Banking Day" means a day other than a Saturday or Sunday, on which banks are open for business in New York, New York and Bank is open for business in San Francisco, California.

                          FIRST AMENDED AND RESTATED
                          --------------------------
                           REVOLVING PROMISSORY NOTE
                           -------------------------


$120,000,000                                                        May 16, 2000
                                                       San Francisco, California



Interest Rates Available (see attached Exhibit A):

     (a) Prime Rate plus Applicable Prime Rate Margin (the "Prime-based Rate") (see Section 1(a)(i) of attached Exhibit A); or
     (b) LIBOR Rate plus Applicable LIBOR Rate Margin (the "LIBOR Alternative") (see Section 1(a)(ii) of attached Exhibit A).

Maturity Date: May 16, 2002 (see Section 5 below)


          1. FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership ("Borrower"), promises to pay to the order of BANK OF AMERICA, N.A. ("Bank"), at Bank's Real Estate Structured Debt Group Office in San Francisco, California, or at such other place as Bank from time to time may designate, the principal sum of One Hundred Twenty Million Dollars ($120,000,000) (the "Maximum Loan Amount"), or so much of that sum as may be advanced under this promissory note ("Note"), plus interest as specified in this Note.

          2. This Note evidences a revolving line of credit loan (also referred to as the "Loan") to Borrower from Bank under the Loan Agreement defined in Section 3 below, as it may be amended.

          3. This Note is one of several Loan Documents, as defined and designated in that certain Revolving Loan Agreement, dated May 11, 1998, as specifically amended and restated by that certain First Amended and Restated Revolving Loan Agreement, dated as of May 16, 2000, and as it may be amended thereafter (collectively, the "Loan Agreement"), by and between Borrower, Bank and other related parties. Capitalized terms not otherwise defined in this Note shall have the meanings given to them in the Loan Agreement. Some or all of the Loan

Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.

          4. The principal sum outstanding from time to time on this Note shall bear interest in accordance with the formula(s) set forth in attached Exhibit A.

          5. Accrued interest shall be payable on the first day of each month in arrears, on any portion of the Loan bearing interest at the Prime-based Rate, and on any Rate Portion having a Rate Period longer than one month. (As used here, the terms "Prime-based Rate," "Rate Portion" and "Rate Period" have the meanings given to them in attached Exhibit A.) In addition, all interest accrued on any Rate Portion, regardless of its length, shall be due and payable on the first day of each month following the end of the applicable Rate Period or, if earlier, with any payment or prepayment of the Loan.

          Until directed otherwise, all payments shall be made in accordance with the Loan Agreement.

          6. For purposes of this Note, "interest" shall include (a) any and all interest payable as provided in this Note, including attached Exhibit A, as well as (b) any and all sums ("Additional Interest") payable by Borrower under any existing or future agreement between Borrower and Bank ("Interest Rate Protection Agreement") which may provide for interest rate caps, collars or swaps, or which may otherwise afford interest rate protection to all or part of the Loan. Borrower shall pay all Additional Interest at the times and in the amounts specified in the applicable Interest Rate Protection Agreement and on the terms and subject to the conditions of the Loan Agreement. Borrower shall pay all other interest monthly in arrears, on the first day of each month following the date of this Note, and at such other times as may be specified in attached Exhibit A. All principal and all accrued and unpaid interest shall be due and payable no later than May 16, 2002, unless the term of the Loan is extended as provided in Section 2.2 of the Loan Agreement, in which case all
                        -----------
principal and unpaid interest shall be paid on the extended Expiration Date.

          7. Bank shall not be required to make any advance if to do so would cause the Total Amount Outstanding under this Note to exceed the Available Amount (as those terms are defined in the Loan Agreement).

          8.   Telefax Authorization
               ---------------------

               (a)  Bank may honor telefax instructions from John D. Eudy, Keith
R. Guericke, Michael J. Schall, Mark J. Mikl or Jordan E. Ritter for advances or repayments or for designation of optional interest rates described in the Note given by any one of the individuals authorized to sign loan agreements on behalf of Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances and repayments will be either (i) deposited in and repayments will be withdrawn from Borrower's account number 14228-02371, or such other of Borrower's accounts with Bank as designated in writing by Borrower, or
(ii) wire transferred at Borrower's written direction, telefaxed as set forth in the Loan Agreement.

          9. Borrower may prepay some or all of the principal of this Note at any time, as provided in attached Exhibit B, and may reborrow some or all of the principal as provided in the Loan Agreement.

          10.  If Borrower fails to make any payment of interest within fifteen
(15) days after it becomes due and payable, Borrower agrees to pay interest on
                                                                            --
the late interest payment at an annual rate (the "Default Rate") of three
-------------------------
percent (3%) in excess of the Prime-based Rate, as defined in attached Exhibit A, from the date the payment becomes due until the date Borrower pays in full all accrued and unpaid interest due under this Note.

          11. (i) Upon any draw upon a Letter of Credit, any amount advanced under such Letter of Credit until repaid, and (ii) from and after maturity of this Note, whether upon scheduled maturity, by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at an annual rate equal to the Default Rate plus the higher of (i) the Prime-based Rate or
(ii) the interest rate that would otherwise be applicable under the provisions of attached Exhibit A; provided, however, that if at the time of maturity different portions of the Loan are bearing interest at different rates in accordance with attached Exhibit A, the Default Rate shall be calculated separately as provided above with respect to each Rate Portion and with respect to any portion of the Loan then bearing interest at the Prime-based Rate.

          12. If any of the following "Events of Default" occur, any obligation of Lender to make advances under this Note shall terminate, and Bank in its sole discretion shall notify Borrower, that all sums of principal and interest of and on this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

               (a) Borrower fails to perform any obligation under this Note to pay principal or interest, and does not cure that failure within fifteen
     (15) days after the date when due; or

               (b) Borrower fails to perform any other obligation under this Note to pay money, and does not cure that failure within fifteen (15) days after written notice given by Bank; or

               (c) Under any other Loan Document, an Event of Default (as defined in that Loan Document) occurs.

          13. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"), where such proceeding is not dismissed within sixty (60) days of commencement. If that happens, any obligation of the holder to make advances under this Note and any right of Borrower to designate an interest rate other than the Prime-based Rate shall terminate, and all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

          14. All amounts payable under this Note are payable in lawful money of the United States no later than 10:00 a.m., San Francisco time, on the Banking Day (as defined in attached Exhibit A) when due. Checks constitute payment only when collected.

          15. Borrower understands and acknowledges that Bank may incur costs on account of legal or regulatory requirements to maintain capital against the Loan or a class of loans to which the Loan belongs. Such costs may arise from present or future capital adequacy requirements which may be imposed on Bank or any corporation controlling Bank, or from compliance by Bank or the corporation with a directive, requirement or request from a governmental or regulatory agency, whether or not having the force of law. From time to time upon sixty
(60) days notice by Bank, Borrower shall pay Bank for Borrower's allocable share of such costs. Such costs shall be allocated to the Loan by Bank, using any reasonable attribution method which Bank in the exercise of its reasonable judgment may deem appropriate. From time to time, Bank shall submit to Borrower a certificate setting forth Bank's determination of any amounts payable under this Section, which shall be conclusive and binding in the absence of manifest error.

          16. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to, this Note, the Loan Documents or the Loan, each prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting the rights or interests of Bank. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

          17. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

          18. This Note is governed by the laws of the State of California, without regard to the choice of law rules of that State.

          19. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or any breach of this Note, or any default or failure of condition under this Note. No waiver by Bank of any of its rights, or any breach of this Note, or any default or failure of condition under this Note shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.

          20. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Without notice to or the consent of Borrower, Bank may disclose any financial or other information, data or material in Bank's possession relating to Borrower, the Loan or the Property, including any improvements on it, to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee from Bank of any participation or other interest in this Note or the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise). If Bank so requests, Borrower shall sign and deliver a new note or notes to be issued in exchange for this Note.

          21. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Exhibits A and B are attached to this Note and are incorporated in this Note by this reference.

          22. Borrower and Borrower's general partner shall be jointly and severally liable to Bank for Borrower's obligations under this Note.

          24. Borrower has caused this Note to be executed by its general partner, which has caused it to be executed by its officers, who were duly authorized by the Board of Directors.


Borrower:


ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:  ESSEX PROPERTY TRUST, INC.,
     a Maryland corporation, its General Partner


     By:  ____________________________
     Name: ___________________________
     Title: __________________________

                               PAYMENT GUARANTY
                               (Revolving Loan)

          This Payment Guaranty ("Guaranty") is dated as of May 16, 2000, by ESSEX PROPERTY TRUST, INC., a Maryland corporation ("Guarantor"), in favor of
---------------------------
Bank of America, N.A. ("Bank").
---------------------

                              Factual Background
                              ------------------

     A. Guarantor is executing this Guaranty to induce Bank among other things to amend and restate a revolving loan (defined in Section 2 as the "Loan") that has been made to Essex Portfolio, L.P., a California limited partnership ("Borrower"), in the principal amount of One Hundred Twenty Million and No/100ths Dollars ($120,000,000.00). The Loan is being amended and restated under that certain First Amended and Restated Revolving Loan Agreement (the "Loan Agreement") dated as of even date herewith, between Bank and Borrower.

     B. The Loan may be secured in part, as more fully explained in the Loan Agreement.

     C. This Guaranty renews that certain payment guaranty, dated as of May 11, 1998, and reconfirms all of Guarantor's obligations thereunder.

     D. This Guaranty is one of several Loan Documents, as defined and designated in the Loan Agreement. The Loan Documents also include the Loan Agreement and certain other specified instruments and agreements.

                                   Guaranty
                                   --------

     1.   Guaranty of Loan. Guarantor unconditionally guaranties to Bank the
          ----------------
full payment of the Loan, and unconditionally agrees to pay Bank the full amount of the Loan. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of all or any part of the Loan, Guarantor shall in lawful money of the United States pay to Bank or order, on demand, all sums due and owing on the Loan, including all interest, charges, fees and other sums, costs and expenses.

     2.   Loan.  In this Guaranty, the term "Loan" is broadly defined to mean
          ----
and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed. For purposes of this Guaranty, the Loan includes any and all such obligations which may arise in connection with any interest rate swaps or other transactions between Borrower and Bank which may afford interest rate protection to all or part of the Loan. If the amount outstanding under the Loan is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which the determination was made.

     3.   Rights of Bank.  Guarantor authorizes Bank to perform any or all of
          --------------
the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

          (a) Bank may alter any terms of the Loan or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it.

          (b) Bank may take and hold security for the Loan or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c) Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Guaranty, and Bank may also bid at any such sale.

          (d) Bank may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Bank may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

          (e) Bank may release Borrower of its liability for the Loan or any part of it.


          (f) Bank may substitute, add or release any one or more guarantors or endorsers.

          (g) In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

     4.   Guaranty to be Absolute.  Guarantor expressly agrees that until the
          -----------------------
Loan is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

          (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower;

          (d) Any dealings occurring at any time between Borrower and Bank, whether relating to the Loan or otherwise; or

          (e)  Any action of Bank described in Section 3 above.

          Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreement, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to any liability under this Guaranty based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Guarantor that Guarantor's obligations under this Guaranty are and shall be absolute, unconditional and irrevocable.

     5.   Guarantor's Waivers.  Guarantor waives:
          -------------------

          (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Bank, to the fullest extent permitted by law;

          (b) Any right it may have to require Bank to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank's power to pursue;

          (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

          (d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

          (e) Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

          (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Bank to Guarantor expressly provided for in Section 1;

          (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan or any part of it; and

          (h) Any defense based on or arising out of any action of Bank described in Sections 3 or 4 above.

     6.   Waivers of Subrogation and Other Rights and Defenses.
          ----------------------------------------------------

          (a) Upon a default by Borrower, Bank in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Bank shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

          (b) Regardless of whether Guarantor may have made any payments to Bank, Guarantor forever waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to participate in any security now or later to be held by Bank for the Loan, and (iii) all rights to enforce any remedy that Bank may have against Borrower.

          (c) Guarantor waives the Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code including, without limitation, any defenses the Guarantor may have to the Guaranty obligation by reason of an election of remedies by Bank.

          (d) Guarantor waives all right and defenses arising out of an election of remedies by Bank, even though that election of remedies has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower.

          (e) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

     7.   Revival and Reinstatement.  If Bank is required to pay, return or
          -------------------------
restore to Borrower or any other person any amounts previously paid on the Loan because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.

     8.   Information Regarding Borrower and the Property.  Before signing this
          -----------------------------------------------
Guaranty, Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Property, and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to Bank. Bank has no duty to disclose to Guarantor any information which Bank may have or receive about Borrower's financial condition or business operations, or any other circumstances bearing on Borrower's ability to perform.

     9.   Subordination.  Any rights of Guarantor, whether now existing or later
          -------------
arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Bank of the Loan. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Loan has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for Bank. The foregoing notwithstanding, Guarantor is not prohibited from receiving (a) such reasonable management fees or reasonable salary from Borrower as Bank may find acceptable from time to time, (b) distributions from Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to Borrower's income from any property owned by Borrower, and (c) distributions made in the ordinary course of Guarantor's business, which distributions do not exceed ninety-five (95%) of

Funds From Operations during any period where there is no Event of Default hereunder or under any Loan Document; provided, however, that if Essex Portfolio, L.P. distributes or pays amounts in excess of ninety-five percent (95%) of Funds From Operations during any fiscal year, it shall not be a default under this provision if, when taken together with all distributions and payments during the next ensuing six (6) month period, the distributions and payments for the eighteen (18) month period then ended are less than ninety-five percent (95%) of Funds From Operations. "Funds From Operations" has the meaning given to it in Section 7.13 of the Loan Agreement. Notwithstanding the above, Guarantor and/or Borrower may make any distributions which are necessary for Guarantor to continue to qualify as a REIT as that term is defined in Section 11(b) of this Guaranty.

     10.  Guarantor's Representations and Warranties.  Guarantor represents and
          ------------------------------------------
warrants that:

          (a)  Financial Statements True and Correct.  All financial statements
               -------------------------------------
and other financial information furnished or to be furnished to Bank are or will be true and correct in all material respects determined according to GAAP unless otherwise provided for herein and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities) (for purposes of this Section 10(a), the term "material respects" means any variance in the aggregate amount of $1,000,000.00);

          (b)  Financial Statements According to GAAP. All financial statements
               --------------------------------------
were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Bank at the time of their preparation, consistently applied; and

          (c)  No Material Adverse Change.  There has been no material adverse
               --------------------------
change in Guarantor's financial condition since the dates of the statements most recently furnished to Bank.

          (d)  Organization of Borrower.  Guarantor is a corporation duly
               ------------------------
formed and existing under the laws of Maryland.

          (e)  Authorization.  This Guaranty is within Guarantor's powers, has
               -------------
been duly authorized, and does not conflict with any of its organizational papers.

          (f)  Enforceable Agreement. This Agreement is a legal, valid and
               ---------------------
binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, and any other Loan Document to which Guarantor is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except to the extent that the enforcement of the rights and remedies of Bank may hereafter be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought.

          (g)  Good Standing.  In each state in which Guarantor does business,
               -------------
it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

          (h)  No Conflicts.  Guarantor, to the best of its knowledge, is not
               ------------
in violation of, nor do the terms of this Agreement or any other Loan Document conflict with, any regulation or ordinance, any order of any court or governmental entity, or any covenant or agreement affecting Guarantor.

          (i)  Lawsuits. There is no lawsuit, tax claim or other dispute
               --------
pending or threatened against Guarantor which, if lost, would materially adversely impair Guarantor's financial condition or ability to repay the Loan.

     11.  Affirmative Covenants.   Guarantor promises to keep each of the
          ---------------------
following covenants:

          (a)  Compliance with Law.
               -------------------

          Guarantor shall comply with all existing and future laws (including Environmental Laws, as hereafter defined), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over Guarantor or Guarantor's business, including those pertaining to the construction, sale, leasing or financing of the Unencumbered Asset Pool Property (as that term is defined in the Loan Agreement), the environmental condition of the Unencumbered Asset Pool Property and with all recorded covenants and restrictions affecting the Unencumbered Asset Pool Property and including, without limitation, all state and federal securities laws and regulations (all collectively, the "Requirements"). "Environmental Laws" means all federal, state, and local laws, ordinances and regulations relating to any Hazardous Substance (as defined in Section 7.1(b) of the Loan Agreement) applicable to the Unencumbered Asset Pool Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. (S) 2601 et seq., the Clean Water Act, 33 U.S.C. 466 et seq., as amended, and the Clean Air Act, 42 U.S.C. (S) 7401 et seq. Notwithstanding any provision in this Subsection to the contrary (i) Guarantor shall have a right to contest all existing and future Requirements (other than those relating to Environmental
Laws) before complying therewith, and (ii) Guarantor shall have a right to contest all existing and future Requirements relating to Environmental Laws, for one year, before complying therewith.

          (b)  REIT Status.
               -----------

          Guarantor has elected and shall continue to elect to be taxed as, and shall conduct its affairs in a manner so as to qualify as, a real estate investment trust ("REIT") pursuant to sections 856 through 886 of the Internal Revenue Code. Without limiting the foregoing, Guarantor shall maintain an entitlement to the "dividends-paid" deduction as a qualifying REIT.

          (c)  Stock Listing.
               -------------

          Guarantor shall maintain a listing on the New York Stock Exchange.

          (d)  Financial and Other Information.
               -------------------------------

          Guarantor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Guarantor shall provide Bank with the following:

               (i) Within one hundred twenty (120) days of Guarantor's fiscal year end, Guarantor's annual report.

               (ii) If requested by Bank, copies of Guarantor's federal income tax return (with all schedule K-1's attached), within fifteen (15) days of filing, and, if requested by Bank, copies of any extensions of the filing date.

               (iii) Copies of Guarantor's Form 10-K Annual Report within ninety-five (95) days of its fiscal year end, any financial statements contained therein to be prepared on a consolidated basis according to GAAP, to include Borrower and Guarantor, to be certified by the chief financial officer of Borrower, and to be audited (with an unqualified opinion) by KPMG Peat Marwick, or another Certified Public Accountant ("CPA") acceptable to Bank.

               (iv) Copies of Guarantor's Form 10-Q Quarterly Report within sixty (60) days after the end of each calendar quarter except for each fiscal year end, copies of any and all Form 8-K filings immediately upon filing with the Securities and Exchange Commission, and copies of all statements, reports and notices sent or made available generally by Borrower or Guarantor to their respective security holders at the time they are so sent or made available, any financial statements contained therein to be certified by the chief financial officer of Guarantor, and (to the extent appropriate) to be prepared on a consolidated basis according to GAAP and to include Borrower and Guarantor.

               (v) Any other financial or other information concerning Guarantor's affairs and property as Bank may reasonably request, to be furnished promptly upon such request.

     12.  Negative Covenants.
          ------------------

          (a) Without Administrative Agent's (as that term is defined in the Loan) prior written consent, which consent shall not be unreasonably withheld or delayed, Guarantor shall not:

               (i) engage in any business activities that would result in less than seventy percent (70%) of the Gross Asset Value (as that term is defined in the Loan Agreement) being derived from multifamily residential apartments;

               (ii) other than in the ordinary course of Guarantor's business, lease all or a substantial part of Guarantor's business or Guarantor's assets;

               (iii) enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Guarantor is the surviving entity and control of Guarantor has not changed.

               (iv) change Guarantor's legal structure from a publicly traded real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857, or change the legal structure of Guarantor as a so-called UpREIT, or without notifying Administrative Agent thirty (30) days ahead of time change Guarantor's place of business or chief executive office if Guarantor has more than one place of business;

               (v) Allow Guarantor to suffer a change in its executive management such that Keith Guericke is no longer Chief Executive Officer, George M. Marcus is no longer Chairman of the Board of Directors or Michael
     J. Schall is no longer Chief Financial Officer, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within one hundred eighty (180) days; or

               (vi) In any rolling four quarter period, dispose of and distribute sales proceeds to shareholders of more than fifteen percent (15%) of Guarantor's business or Guarantor's assets.

          (b)  Guarantor shall not in any case:

               (i) form additional unconsolidated down-REITs for property acquisition unless they comply on an on-going basis with each of the following conditions:

                       A. Essex Management Corporation ("EMC") or any wholly owned subsidiary of Guarantor shall be the sole general partner of and have the controlling interest in any such partnership;

                       B. Guarantor and/or EMC shall have sole control of each property and entity;

                       C. limited partners shall receive only units and/or cash for value contributed;

                       D. all assets, liabilities and income shall be fully consolidated into the financial statements of Guarantor for purposes of the conditions and covenants set out in this Guaranty; and

                       E. the total of all down-REIT properties shall not exceed fifteen percent (15%) of the Gross Asset Value (as that term is defined in the Loan Agreement).

               (ii)    liquidate or dissolve Guarantor's business; or

               (iii) dispose of all of Guarantor's business or Guarantor's assets.



     13.  Events of Default.  Bank may declare Guarantor to be in default
          -----------------
under this Guaranty upon the occurrence of any of the following events ("Events of Default"):

          (a) Guarantor fails to perform any of its obligations under this Guaranty; or

          (b) Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

          (c) Any representation or warranty made or given by Guarantor to Bank proves to be false or misleading in any material respect; or

          (d) Guarantor becomes insolvent or the subject of any bankruptcy or other voluntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or the subject of any involuntary proceeding, in court, for the adjustment of debtor-creditor relationships, where such proceeding is not dismissed within sixty (60) days of commencement; or

          (e) If and when Bank takes a lien on or security interest in any property given as security for the Loan, the first lien position on or security interest in any such property is held by any Person other than Bank (except as consented to by Bank in writing); or

          (f) A final non-appealable judgment or order is entered against Guarantor that materially adversely affects Borrower's intended use of the Unencumbered Asset Pool Property (as that term is defined in the Loan Agreement) or Guarantor's ability to repay the Loan; or

          (g) Guarantor defaults (taking into account applicable cure periods, if any) in connection with any credit such person has with any lender, if (1) the default consists of the failure to make a payment in excess of Five Million Dollars ($5,000,000) when due, or (2) any obligation has been accelerated that is with recourse to Guarantor in excess of Fifteen Million Dollars ($15,000,000) in the aggregate; or

          (h) There is a material adverse change in Guarantor's financial condition, or event or condition that materially impairs Guarantor's ability to repay the Loan.

     14.  Reference and Arbitration.
          -------------------------

          (a)  Judicial Reference.  In any judicial action between or among the
               ------------------
parties, including any action or cause of action arising out of or relating to this Guaranty or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et
                                                                           --
seq. The parties shall designate to the court a referee or referees
---
selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          (b)  Mandatory Arbitration.  Any controversy or claim between or
               ---------------------
among the parties, including those arising out of or relating to this Guaranty or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (c)  Provisional Remedies, Self-Help and Foreclosure.  No provision
               -----------------------------------------------
of this Section 14 shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, if any, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

     15.  Authorization; No Violation.  Guarantor is authorized to execute,
          ---------------------------
deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party. No consent, approval or authorization of or notice to any person or entity is required in connection with Guarantor's execution of and obligations under this Guaranty.

     16.  Additional and Independent Obligations.  Guarantor's obligations
          --------------------------------------
under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Bank. Guarantor's obligations under this Guaranty are independent of those of Borrower on the Loan. Bank may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Bank may hold, and without pursuing any other remedy. Bank's rights under this Guaranty shall not be exhausted by any action by Bank until the Loan has been paid and performed in full.

     17.  No Waiver; Consents; Cumulative Remedies.  Each waiver by Bank must
          ----------------------------------------
be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Bank to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. All remedies of Bank against Borrower and Guarantor are cumulative.

     18.  No Release.  Guarantor shall not be released from its obligations
          ----------
under this Guaranty except by a writing signed by Bank.

     19.  Heirs, Successors and Assigns; Participations.  The terms of this
          ---------------------------------------------
Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Bank and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell, syndicate or assign participations or other interests in the Loan and this Guaranty, in whole or in part, all without notice to or the consent of Guarantor and without affecting Guarantor's obligations under this Guaranty. Also without notice to or the consent of Guarantor, Bank may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Guaranty.

     20.  Notices.  All notices given under this Guaranty must be in writing and
          -------
shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in certified United States mail, postage prepaid, sent to the party at its address given at the end of this Guaranty. Those addresses may be changed by Bank or Guarantor by written notice to the other party. Service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for all purposes.

     21.  Rules of Construction.  In this Guaranty, the word "Borrower"
          ---------------------
includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Loan. The word "person" includes any individual, company, trust or other legal entity of any kind. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

     22.  Governing Law.  This Guaranty shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California, without regard to any choice of law principles.

     23.  Costs and Expenses.  If any lawsuit, reference or arbitration is
          ------------------
commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of Bank's costs and expenses, including reasonable attorneys' fees (including allocated costs for services of Bank's in-house counsel) which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate, as defined in the Loan Agreement.

     24.  Consideration.  Guarantor acknowledges that it expects to benefit from
          -------------
Bank's extension of the Loan to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

     25.  Integration; Modifications.  This Guaranty (a) integrates all the
          --------------------------
terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and
(c) is intended by Guarantor and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Bank. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Bank and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

     26.  Miscellaneous.  The legal incapacity of any Guarantor shall not
          -------------
terminate the obligations of such Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor.

     27.  Counsel:  Guarantor acknowledges that Guarantor has had adequate
          --------
opportunity to carefully read this Guarantee and to consult with an attorney of Guarantor's choice prior to signing it.

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation

By___________________________

Name:________________________

Title:_______________________


Address Where Notices to Guarantor are to be Sent:

925 E. Meadow Drive
Palo Alto, California 94303
Attn:  Michael Schall and Jordan E. Ritter
Facsimile: (650) 858-1372

Address Where Notices to Bank are to be Sent:

Bank of America, N.A.
San Francisco CRESG c/o Unit 8940
600 Montgomery Street, 37th Floor
San Francisco, California 94111
Facsimile: (415) 913-3445